                                                                    EXHIBIT 99.3

             [ . . . * * * . . . ]              CONFIDENTIAL TREATMENT REQUESTED

             [ . . . * * * . . . ]             TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                               UNDER 17 C.F.R. 280(b)(4), 280.83
                                                                   AND 240.24b-2



                                   $30,000,000

                                 LOAN AGREEMENT

                          DATED AS OF DECEMBER 30, 2003

                                      AMONG

                              WORLD AIRWAYS, INC.,
                                  AS BORROWER,

                               GOVCO INCORPORATED,
                          AS PRIMARY TRANCHE A LENDER,

                                 CITIBANK, N.A.,
                         AS ALTERNATE TRANCHE A LENDER,

                          CITICORP NORTH AMERICA, INC.,
                         AS GOVCO ADMINISTRATIVE AGENT,

                               CITICORP USA, INC.,
                              AS TRANCHE B LENDER,

                   PHOENIX AMERICAN FINANCIAL SERVICES, INC.,
                             AS LOAN ADMINISTRATOR,

                                 CITIBANK, N.A.,
                              AS COLLATERAL AGENT,

                                 CITIBANK, N.A.,
                                    AS AGENT,

                                       AND

                     AIR TRANSPORTATION STABILIZATION BOARD

                                TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
ARTICLE I DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS.......................................................     1

   Section 1.1.         Defined Terms............................................................................     1
   Section 1.2.         Computation of Time Periods..............................................................    24
   Section 1.3.         Accounting Terms and Principles..........................................................    24
   Section 1.4.         Certain Terms............................................................................    25

ARTICLE II THE LOAN..............................................................................................    25

   Section 2.1.         The Loan.................................................................................    25
   Section 2.2.         Borrowing Procedures.....................................................................    26
   Section 2.3.         Scheduled Repayment of the Loan..........................................................    26
   Section 2.4.         Evidence of Debt; Use of Proceeds........................................................    27
   Section 2.5.         Optional Prepayments.....................................................................    28
   Section 2.6.         Mandatory Prepayments....................................................................    29
   Section 2.7.         Interest.................................................................................    30
   Section 2.8.         Fees.....................................................................................    31
   Section 2.9.         Payments and Computations................................................................    32
   Section 2.10.        Certain Provisions Governing the Notes...................................................    34
   Section 2.11.        Capital Adequacy.........................................................................    36
   Section 2.12.        Taxes....................................................................................    37

ARTICLE III CONDITIONS TO LOAN...................................................................................    39

   Section 3.1.         Conditions Precedent to the Loan.........................................................    39

ARTICLE IV REPRESENTATIONS AND WARRANTIES........................................................................    44

   Section 4.1.         Organization, Powers, Qualification, Good Standing, Business, Subsidiaries, the Act
                        and the Regulations......................................................................    44
   Section 4.2.         Authorization of Borrowing, Etc..........................................................    45
   Section 4.3.         Financial Condition......................................................................    45
   Section 4.4.         No Material Adverse Change; No Restricted Payments or Defaults...........................    46
   Section 4.5.         Title to Properties; Liens...............................................................    47
   Section 4.6.         Litigation; Adverse Facts................................................................    47
   Section 4.7.         Payment of Taxes; Tax Sharing Agreements.................................................    47
   Section 4.8.         Performance of Agreements; Material Agreements...........................................    47
   Section 4.9.         Governmental Regulation..................................................................    48
   Section 4.10.        Securities Activities....................................................................    48
   Section 4.11.        Employee Benefit Plans...................................................................    48
   Section 4.12.        Environmental Protection.................................................................    49
   Section 4.13.        Solvency.................................................................................    49
   Section 4.14.        Disclosure...............................................................................    49
   Section 4.15.        Compliance With Laws.....................................................................    50
   Section 4.16.        Indebtedness; Off Balance Sheet Transactions.............................................    50
   Section 4.17.        Perfected Security Interest..............................................................    50
   Section 4.18.        Insurance................................................................................    50
   Section 4.19.        Absence of Labor Disputes................................................................    50
   Section 4.20.        Section 1110.............................................................................    50
   Section 4.21.        Incentive Equity Plan and Other Incentive Compensation...................................    50
   Section 4.22.        Issuance of New Notes; Notice of Redemption; Subordination...............................    50

   Section 4.23.        Executive Compensation...................................................................    51

ARTICLE V COVENANTS..............................................................................................    52

   Section 5.1.         Financial Statements and Other Reports...................................................    52
   Section 5.2.         Corporate Existence......................................................................    58
   Section 5.3.         Payment of Taxes and Claims; Tax Consolidation...........................................    58
   Section 5.4.         Maintenance of Properties; Insurance.....................................................    59
   Section 5.5.         Inspection...............................................................................    59
   Section 5.6.         Compliance With Laws, Etc................................................................    59
   Section 5.7.         Hazardous Materials......................................................................    60
   Section 5.8.         Contractual Obligations..................................................................    60
   Section 5.9.         Employee Benefit Plans...................................................................    60
   Section 5.10.        FAA Matters; Citizenship.................................................................    61
   Section 5.11.        Board Guarantee..........................................................................    61
   Section 5.12.        Lower-Tier Covered Transaction...........................................................    61
   Section 5.13.        Comptroller General Audits and Reviews...................................................    61
   Section 5.14.        Collateral; Appraisal Reports............................................................    61
   Section 5.15.        Additional Subsidiaries..................................................................    63
   Section 5.16.        Further Assurances.......................................................................    63
   Section 5.17.        Control of Deposit Accounts..............................................................    63
   Section 5.18.        Payments Under Air Mobility Command Agreement............................................    64
   Section 5.19.        Restructuring............................................................................    64
   Section 5.20.        Payment Instructions to Air Mobility Command.............................................    65

ARTICLE VI NEGATIVE COVENANTS....................................................................................    66

   Section 6.1.         Liens and Related Matters................................................................    66
   Section 6.2.         Investments..............................................................................    67
   Section 6.3.         Restricted Payments......................................................................    67
   Section 6.4.         Financial Covenants......................................................................    67
   Section 6.5.         Restriction on Fundamental Changes and Acquisitions; New Subsidiaries....................    69
   Section 6.6.         Sales and Lease-Backs....................................................................    70
   Section 6.7.         Transactions with Affiliates.............................................................    70
   Section 6.8.         Conduct of Business......................................................................    71
   Section 6.9.         Merger or Consolidation..................................................................    71
   Section 6.10.        Limitation on Asset Sales................................................................    71
   Section 6.11.        Limitations with Respect to Subsidiaries.................................................    72
   Section 6.12.        Partnerships and Joint Ventures; Speculative Transactions................................    72
   Section 6.13.        Limitations on Amendments................................................................    72
   Section 6.14.        Going Private Transactions...............................................................    72
   Section 6.15.        No Further Negative Pledges..............................................................    73
   Section 6.16.        Incentive Equity Plan and Other Incentive Compensation...................................    73
   Section 6.17.        Irrevocable Instructions to Air Mobility Command.........................................    73

ARTICLE VII EVENTS OF DEFAULT....................................................................................    73

   Section 7.1.         Events of Default........................................................................    73
   Section 7.2.         Remedies.................................................................................    76

ARTICLE VIII THE LOAN ADMINISTRATOR..............................................................................    77

   Section 8.1.         Acceptance of Appointment and Services...................................................    77
   Section 8.2.         Loan Administrator's Reliance............................................................    79
   Section 8.3.         Indemnification..........................................................................    80

   Section 8.4.         Successor Loan Administrator.............................................................    81
   Section 8.5.         Conflict of Interest.....................................................................    81
   Section 8.6.         Representations, Warranties and Covenants of the Loan Administrator......................    82

ARTICLE IX THE FACILITY AGENTS...................................................................................    83

   Section 9.1.         Authorization and Action.................................................................    83
   Section 9.2.         Facility Agents' Reliance, Etc...........................................................    83
   Section 9.3.         Facility Agents and Affiliates...........................................................    84
   Section 9.4.         Representations of Certain Parties.......................................................    84
   Section 9.5.         Events of Default; Termination of Board Guarantee........................................    85
   Section 9.6.         Facility Agents' Right to Indemnity......................................................    85
   Section 9.7.         Indemnification of Facility Agents.......................................................    85
   Section 9.8.         Successor Facility Agents................................................................    86
   Section 9.9.         Facility Agents' Further Protections.....................................................    86

ARTICLE X MISCELLANEOUS..........................................................................................    88

   Section 10.1.        Amendments, Waivers, Etc.................................................................    88
   Section 10.2.        Assignments and Participations...........................................................    90
   Section 10.3.        Costs and Expenses.......................................................................    92
   Section 10.4.        Indemnities..............................................................................    92
   Section 10.5.        Right of Set-off.........................................................................    93
   Section 10.6.        Sharing of Payments, Etc.................................................................    93
   Section 10.7.        Notices, Etc.............................................................................    94
   Section 10.8.        No Waiver; Remedies......................................................................    94
   Section 10.9.        Independence of Representations, Warranties and Covenants................................    94
   Section 10.10.       Governing Law............................................................................    94
   Section 10.11.       Submission to Jurisdiction; Service of Process...........................................    94
   Section 10.12.       Waiver of Jury Trial.....................................................................    95
   Section 10.13.       Marshaling; Payments Set Aside...........................................................    95
   Section 10.14.       Section Titles...........................................................................    95
   Section 10.15.       Execution in Counterparts................................................................    95
   Section 10.16.       Third Party Beneficiary..................................................................    95
   Section 10.17.       Severability.............................................................................    96
   Section 10.18.       Confidentiality..........................................................................    96
   Section 10.19.       No Proceedings...........................................................................    97
   Section 10.20.       Govco Administrative Agent...............................................................    97
   Section 10.21.       Acknowledgement Regarding Federal Authority..............................................    97
   Section 10.22.       Promotional Materials....................................................................    98
   Section 10.23.       Cumulative Rights and Remedies...........................................................    98

Annexes

Annex A      -    Notice Addresses
Annex B      -    Lending Office

Schedules

Schedule 1.1               Outstanding Warrants and Convertible Securities
Schedule 2.8(e)            Loan Administrator Billing Rates
Schedule 4.1(c)            Subsidiaries of Borrower
Schedule 4.2(b)            Consents under Contractual Obligations
Schedule 4.2(c)            Governmental Consents
Schedule 4.3               Material Contingent Liabilities
Schedule 4.7               Payment of Taxes
Schedule 4.8(d)            Concessions
Schedule 4.16              Indebtedness
Schedule 4.19              Labor Disputes
Schedule 4.23              Executive Compensation
Schedule 6.1               Liens and Payment Restrictions
Schedule 6.7(b)            Transactions with Affiliates

Exhibits

Exhibit A         -        Form of Assignment and Acceptance
Exhibit B1        -        Form of Tranche A Note
Exhibit B2        -        Form of Tranche B Note
Exhibit C         -        Form of Notice of Borrowing
Exhibit D         -        Form of Board Guarantee
Exhibit E         -        Form of Supplemental Guarantee
Exhibit F         -        Form of Warrant Agreement
Exhibit G         -        Form of Security Agreement
Exhibit H         -        Form of Collateral Value Certificate
Exhibit I         -        Form of Subsidiary Guarantee
Exhibit J         -        Form of Registration Rights Agreement
Exhibit K         -        Form of Officer's Certificate
Exhibit L         -        Form of Collateral Access Agreement
Exhibit M         -        Form of Indenture for New Notes

                  LOAN AGREEMENT, dated as of December 30, 2003, among WORLD AIRWAYS, INC., a Delaware corporation (the "Borrower"); GOVCO INCORPORATED, a Delaware corporation (the "Primary Tranche A Lender"); CITIBANK, N.A., in its capacity as an alternate lender to the Primary Tranche A Lender (in such capacity, together with its successors and permitted assigns, the "Alternate Tranche A Lender" and collectively, together with the Primary Tranche A Lender and its successors and permitted assigns, the "Tranche A Lenders"); CITICORP NORTH AMERICA, INC., a Delaware corporation, as administrative agent for the Primary Tranche A Lender and the commercial paper holders of the Primary Tranche A Lender (together with its successors and permitted assigns, the "Govco Administrative Agent"); CITICORP USA, INC., in its capacity as a lender in respect of Tranche B (as defined herein) (in such capacity, together with its successors and permitted assigns, the "Tranche B Lender"); PHOENIX AMERICAN FINANCIAL SERVICES, INC., in its capacity as loan administrator hereunder (together with its successors and permitted assigns, the "Loan Administrator"); CITIBANK, N.A., in its capacity as collateral agent hereunder (together with its successors and permitted assigns, the "Collateral Agent"); CITIBANK, N.A., as agent for the Lenders (in such capacity, together with its successors and permitted assigns, the "Agent"); AIR TRANSPORTATION STABILIZATION BOARD, created pursuant to Section 102 of the Act referred to below (the "Board"); and any Person who becomes a party hereto after the date hereof in accordance with
Section 5.19(e) hereof.

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a Loan for such general corporate purposes as are permissible under the Air Transportation Safety and System Stabilization Act, P.L. 107-42, as the same may be amended from time to time (the "Act") and the regulations for Air Carrier Guarantee Loan Program issued pursuant to the Act, 14 C.F.R. Part 1300, as the same may be amended from time to time (the "Regulations"); and

                  WHEREAS, the Primary Tranche A Lender (or if the Primary Tranche A Lender chooses not to make its portion of the Loan available, the Alternate Tranche A Lender) and the Tranche B Lender are willing severally to make available to the Borrower the Loan upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

                  SECTION 1.1. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Act" has the meaning specified in the first recital to this Agreement.

                  "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Affiliate Transaction" has the meaning specified in Section 6.7(a).

                  "After-Tax Basis" means, with respect to any amount required to be paid on an After-Tax Basis, that such amount shall be supplemented by an additional amount which, when added to the first amount, and after reduction by the amount of all Taxes required to be paid by or on behalf of the payee with respect to the receipt or accrual of such amounts, shall equal the amount required to be paid on an After-Tax Basis.

                  "Agent" has the meaning specified in the preamble to this Agreement.

                  "Aggregate Amounts Due" has the meaning specified in Section 10.6.

                  "Agreement" means this Loan Agreement.

                  "Aircraft Related Equipment" means aircraft (including aircraft engines installed thereon) in the fleet of the Borrower (or any Restricted Subsidiary of the Borrower or Parent), spare aircraft engines, propellers, Spare Parts, simulators and passenger loading bridges.

                  "Air Mobility Command" means the Air Mobility Command unit of the United States Department of the Air Force.

                  "Air Mobility Command Agreement" means that certain agreement identified as contract number F11626-03-D-0024 between the Air Mobility Command and the North American Airlines Contractor Team (of which Borrower is a member), including any amendment, restatement, renewal, replacement, successor or modification thereof or thereto.

                  "Alternate Tranche A Lender" has the meaning specified in the preamble to this Agreement.

                  "Applicable Tranche A Interest Rate" means, for any Interest Period, the sum of (1) the Primary Tranche A Lender's weighted average cost (as defined below) for such Interest Period related to the issuance of commercial paper notes and other short-term borrowings or the sale of participation interests (collectively, "Commercial Paper"), which in each case have been allocated by the Primary Tranche A Lender to Tranche A, which rate includes related issuance costs incurred by the Primary Tranche A Lender and (2) 0.50% per annum, as calculated by the Govco Administrative Agent for such Interest Period and specified in a notice sent to the Borrower, with a copy to the Loan Administrator and the Agent, at least five Business Days prior to each Interest Payment Date on which the interest so calculated is payable. For purposes of the foregoing, the Primary Tranche A Lender's "weighted average cost" of Commercial Paper shall consist of (i) the actual interest rate paid to purchasers of Commercial Paper, (ii) the costs associated with the issuance of the Commercial Paper and (iii) other borrowings the Primary Tranche A Lender may incur, including the amount to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market. Notwithstanding the forgoing, if Tranche A is funded by or assigned to any other entity pursuant to the provisions of this Agreement (including without limitation, to the Alternate Tranche A Lender), "Applicable Tranche A Interest Rate" means, for any Interest Period, a rate per annum equal to LIBOR for such Interest Period plus 0.60% per annum.

                  "Applicable Tranche B Interest Rate" means, for any Interest Period, a rate per annum equal to LIBOR for such Interest Period plus 1.00% per annum.

                  "Application" means the Application of the Borrower to the Board for the issuance of a federal credit instrument under the Act and the Regulations dated June 28, 2002, as supplemented by that certain Supplement dated December 30, 2003.

                  "Appraisal Report" means a desktop appraisal (or, if applicable, pursuant to Section 5.14(b), a physical inspection report) in form and substance reasonably satisfactory to the Board (or if the Board Guarantee has terminated without a payment having been made thereunder, the Requisite Lenders) and prepared by an Appraiser, which certifies, at the time of determination, the market value of the applicable Appraised Collateral and the value of such Appraised Collateral that can be obtained in a sale conducted as part of an orderly liquidation (the terms "desktop appraisal" and "market value" are used herein as defined by the International Society of Transport Aircraft Trading).

                  "Appraised Collateral" means owned real property and Aircraft Related Equipment for which the Borrower obtains an Appraisal Report.

                  "Appraised Value" means, with respect to any Appraised Collateral, the orderly liquidation value of such Collateral as reflected in the most recent Appraisal Report obtained in respect of such Collateral in accordance with this Agreement.

                  "Appraiser" means Sage-Popovich, Inc. or any other firm of nationally recognized or otherwise acceptable, independent appraisers as may be agreed by the Borrower, the Lenders and the Board.

                  "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation, exchange of assets or sale-leaseback transactions), in one transaction or a series of related transactions, by either Obligor or any of their Restricted Subsidiaries to any Person of (i) all or any of the Capital Stock of any Subsidiary of either Obligor, (ii) all or substantially all of the property and assets of an operating unit or business of either Obligor or any of their Restricted Subsidiaries or (iii) any other property and assets of either Obligor or any of their Restricted Subsidiaries outside of the ordinary course of business of such Obligor or Restricted Subsidiary; provided, that the term "Asset Sale" shall not include (A) sales of Aircraft Related Equipment as part of a sale-leaseback transaction in connection with the acquisition of such Aircraft Related Equipment by an Obligor or a Restricted Subsidiary of the Obligors and entered into within twelve months after such acquisition, (B) any sale or disposition of Spare Parts and inventory in the ordinary course of business or upon obsolescence, (C) any licensing or sublicensing of intellectual property in the ordinary course of business of the Borrower or (D) sales, transfers, contributions or other dispositions by either Obligor or any of their Restricted Subsidiaries to an Obligor or a Restricted Subsidiary of an Obligor which has executed a Subsidiary Guarantee.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Lender, consented to by the Board and accepted by the Agent (unless consummated pursuant to Section 10.2(d), in substantially the form of Exhibit A.

                  "Assignment of Claims Act" means the Assignment of Claims Act of 1940, as amended (41 U.S.C. 15 and 31 U.S.C. 3727).

                  "Bankruptcy Code" means Title 11 of the United States Code as now and hereafter in effect, or any successor statute.

                  "Board" has the meaning specified in the preamble to this Agreement.

                  "Board Guarantee" means the Guarantee Agreement dated as of the date hereof and executed by the Board, the Tranche A Lenders, the Tranche B Lender and the Agent, in substantially the form of Exhibit D.

                  "Borrower" has the meaning specified in the preamble to this Agreement.

                  "Borrowing" means the borrowing of the Loan.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York, New York or Atlanta, Georgia and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with LIBOR, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

                  "Capital Lease," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person, and the amount of Indebtedness represented by such lease shall be the capitalized amount of the obligations evidenced thereby determined in accordance with GAAP.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting or preferred or common) of such Person's capital stock, or corresponding equity rights in any partnership, limited liability company or other entity, whether now outstanding or issued after the date of this Agreement, including, without limitation, all Common Stock.

                  "Cash" means money, currency or a credit balance.

                  "Cash Collateral Account" means account number [ . . . * * * . .. . ] maintained with the Cash Collateral Bank in the name of the Collateral Agent.

[ . . . * * * . . . ]      CONFIDENTIAL TREATMENT REQUESTED

                  "Cash Collateral Bank" means Wachovia Bank, N.A.

                  "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's (without regard to credit enhancements); (iii) commercial paper not issued by the Obligors or any of their Subsidiaries maturing no more than one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that

(a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                  "Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of Cash and Cash Equivalents, including payments of deferred payment obligations when received in the form of Cash or Cash Equivalents and proceeds from the conversion of other property received when converted to Cash or Cash Equivalents.

                  "Change in Control" means (i) the acquisition at any time by any Person or two or more Persons acting in concert of "beneficial ownership" (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) in excess of 35% of the total voting power of the Voting Stock of the Borrower or Parent; (ii) the sale, lease, transfer or other disposition, of all or substantially all of the assets of the Borrower or Parent to any Person or two or more Persons acting in concert as an entirety or substantially as an entirety in one transaction or a series of related transactions; (iii) the merger or consolidation of the Borrower or Parent with or into another Person, or the merger of another Person into the Borrower or Parent, or any other transaction, with the effect that a Person or two or more Persons acting in concert has "beneficial ownership" (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) in excess of 35% of the total voting power of the Voting Stock of the consolidated entity; (iv) the liquidation or dissolution of the Borrower or Parent (or the adoption by the Borrower or Parent of a plan of liquidation or dissolution); or (v) if a majority of the board of directors of the Borrower or Parent shall no longer be composed of individuals (a) who were members of such board on the date hereof, (b) whose election or nomination to such board was approved by individuals referred to in clause (a) above constituting at the time of such election or nomination at least a majority of such board or (c) whose election or nomination to such board was approved by individuals referred to in clauses (a) and (b) above constituting at the time of such election or nomination at least a majority of such board; provided, however, that for purposes of determining whether a transaction which is consummated in compliance with Section 6.9 hereof results in a Change of Control, the references in clauses (i) and (iii) of this definition to 35% shall be replaced with 49.9%; and provided, further, that a Restructuring shall not constitute a Change of Control. For purposes of this definition, the term Person includes a "person" or "group" within the meaning of Rule 13d-3 under the Exchange Act.

                  "Closing Date" means the Business Day on which the Loan is made.

                  "Collateral" means all of the properties and assets that are from time to time subject to (or purported to be subject to) the Liens granted to the Collateral Agent pursuant to the Security Documents as security for the Obligations, including, without limitation, the Collateral specified in the Security Agreement, which shall however in no event include any of Borrower's or any of its Affiliate's interest in any Capital Lease or Operating Lease of Aircraft Related Equipment or in any deposits, reserves or other payments or proceeds thereunder, or in rights to payments, property or proceeds thereunder.

                  "Collateral Access Agreement" means a landlord waiver, bailee letter or acknowledgement agreement of any lessor, warehouseman, processor, consignee or other Person in possession of, having a Lien upon or having rights or interests in Collateral, in each case, substantially in the form of Exhibit L hereto, or otherwise in form and substance reasonably satisfactory to the Board and the Lenders.

                  "Collateral Agent" has the meaning set forth in the preamble to this Agreement.

                  "Collateral Value" means, as of any date of determination, the aggregate value of the following Collateral, determined by taking the sum of:
(a) the Appraised Value of all Appraised

Collateral, as stated in the then most current Appraisal Report(s) therefor, and
(b) ninety percent (90%) of Eligible Accounts arising under the Air Mobility Command Agreement and seventy percent (70%) of all other Eligible Accounts as of such date; provided, that none of the following ineligible assets shall be included in the computation of Collateral Value (for purposes of this definition collectively referred to as the "Ineligible Assets"): (i) property or assets (other than Fly Away Kits) not subject to a first priority perfected Lien in favor of the Collateral Agent under the Security Agreement or another Security Document, including any property or assets that may no longer be owned by the Obligors or a Restricted Subsidiary of the Obligors as a result of an Asset Sale or otherwise, (ii) property or assets subject to any event of loss, damage or other casualty that has materially and adversely affected the value of such Collateral, whether insured or not, and (iii) Spare Parts that are not Eligible Spare Parts, and in the event that any Ineligible Assets are excluded from the computation of the Collateral Value based on this proviso, the Collateral Value computed in accordance with the foregoing method shall be adjusted to exclude such Ineligible Assets.

                  "Collateral Value Certificate" means a certificate executed by a Responsible Officer of Borrower in substantially the form of Exhibit H annexed hereto.

                  "Commitment" has the meaning specified in Section 2.1(b).

                  "Commodity Agreement" means any agreement or arrangement the value of which fluctuates based on the value of a commodity.

                  "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Agreement, including, without limitation, all series and classes of such common stock.

                  "Concessions" means the concessionary agreements and arrangements referred to in the Application and which are listed on Schedule 4.8(d) hereto.

                  "Consolidated EBITDAR" means, with respect to any Person, for any period, the sum of (i) the operating income of such Person for such period less the maintenance expense payments paid by such Person under Operating Leases during such period, (ii) rental expense of such Person for such period under aircraft Operating Leases, (iii) depreciation and non-cash amortization, non-cash stock compensation expenses, extraordinary charges and non-cash impairment charges, in each of clauses (ii) and (iii), to the extent deducted in determining such operating income for such period, and (iv) for each fiscal quarter occurring during such period, one quarter (1/4) of the aggregate maintenance expense payments made by such Person under Operating Leases during the immediately preceding twelve (12) month period, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Fixed Charges" means, with respect to any Person, for any period, the sum of (a) aggregate gross interest expense relating to Indebtedness of such Person for such period (calculated without regard to any limitations on the payment thereof), including the corresponding amounts for such period under Capital Lease obligations of such Person, (b) the rental expense of such Person for such period under aircraft Operating Leases, and (c) dividends or any other payments or distributions in respect of any class of Capital Stock of such Person (other than dividends, payments or distributions payable solely in shares of Capital Stock (other than Redeemable Stock)), including in connection with any redemption, purchase, retirement or other acquisition, directly or indirectly of any such class of Capital Stock, paid or payable during such period (but only to the extent payment thereof is permitted under this Agreement), all determined on a consolidated basis in accordance with GAAP.

                  "Contractor Team Agreement" means that certain FY2004 North American Airlines Contractor Team Agreement, dated as of April 24, 2003 among American Airlines, Inc., Continental Airlines, Inc., Delta Air Lines, Inc., DHL Airways, Inc., Evergreen International Airlines, Inc., North American Airlines, Inc., United Air Lines, Inc., United Parcel Service Co., US Airways, Inc., and the Borrower, and any amendments, restatements, renewals, replacements, successors or modifications thereof or thereto.

                  "Contractual Obligation" as applied to any Person, means any provision of any equity security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, lease, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "Control Agreement" has the meaning specified in Section 5.17.

                  "Core Team Agreement" means that certain FY2004 Core Team Agreement, dated as of October 4, 2002 among Evergreen International Airlines, Inc., North American Airlines, Inc., the Borrower, Emery Air Freight Corporation d/b/a Emery Forwarding and Aviation Management and Consulting Services, L.L.C., and any amendments, restatements, renewals, replacements, successors or modifications thereof or thereto.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement.

                  "Current Credit Facility" means the Loan and Security Agreement dated as of December 12, 2002, as amended, among the Borrower, each of its Subsidiaries that are signatories thereto, the lenders that are signatories thereto and Wells Fargo Foothill, Inc. (f/k/a Foothill Capital Corporation).

                  "Default" means any condition or event which with the passing of time or the giving of notice or both would become an Event of Default.

                  "Dollars" and the sign "$" each mean the lawful money of the United States of America.

                  "Eligible Accounts" means, as of any date of determination, accounts receivable shown on the consolidated balance sheets of the Obligors as of the end of the then most recently ended fiscal quarter, net of, without duplication, all reserves against such accounts receivables and any account:

                  (i)      which is more than 60 days past due;

                  (ii) with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

                  (iii) which represents an invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the account debtor's obligation to pay such invoice is conditioned upon completion by an Obligor or one of its Restricted Subsidiaries of any further performance under the contract or agreement or as to which the goods or services giving rise thereto have not been delivered or performed, and if applicable, accepted by the account debtor, or the account debtor revokes its acceptance;

                  (iv) as to which the account debtor is known by an Obligor to be subject to any one or more of the following events: death or judicial declaration of incompetency of an account debtor who is an individual; the filing of a case by, or commencement of an involuntary case against, an account debtor under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law; a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such account debtor, or over all or a substantial part of its property, shall have been entered; there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of such account debtor for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of such account debtor; the institution by or against the account debtor of any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the account debtor; the account debtor has made a general assignment for the benefit of its creditors; the account debtor shall fail generally, or shall admit in writing its inability to pay its debts as such debts become due; the cessation of the business of the account debtor as a going concern; or a material impairment of the financial condition of such account debtor which renders collection of such account doubtful;

                  (v) if fifty percent (50%) or more of the aggregate dollar amount of outstanding accounts owed at such time by the account debtor thereon is classified as ineligible under the other criteria set forth herein;

                  (vi) except with respect to Defense Finance and Accounting Service (or any successor-in-interest thereto) and related military vendors, which is owed by an account debtor to which an Obligor or one of its Restricted Subsidiaries is indebted in an amount in excess of $25,000, or which is subject to any right of setoff or recoupment by the account debtor, unless the account debtor has entered into an agreement to waive setoff rights; or if the account debtor thereon has disputed liability or made any claim with respect to any other account due from such account debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

                  (vii) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

                  (viii) with respect to which the account debtor is located in any jurisdiction requiring the filing of a notice of business activities report or similar report in order to permit an Obligor or one of its Restricted Subsidiaries to seek judicial enforcement in such jurisdiction of payment of such account, unless such Obligor or such Restricted Subsidiary, as the case may be, has qualified to do business in such jurisdiction or has filed a notice of business activities report or equivalent report for the then current year;

                  (ix) which is owed by an account debtor which is an employee, agent or Affiliate of an Obligor or one of its Restricted Subsidiaries;

                  (x) which is owed by (a) the Government of the United States of America, or any department, agency, public corporation or other instrumentality thereof, unless the Assignment of Claims Act has been complied with to the reasonable satisfaction of the Board or (b) any states of the United State of America (exclusive, however of (y) accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act, or (z) accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act which has been complied with to the satisfaction of the Board);

                  (xi)     which is not payable in Dollars;

                  (xii) with respect to which the account debtor either (a) does not maintain its chief executive office in the United States, (b) is not organized under the laws of the United States or any state thereof, or (c) is a foreign Governmental Authority, unless and to the extent that (x) such account is supported by an irrevocable letter of credit satisfactory to the Board that has either been delivered to the Collateral Agent and is directly drawable by the Collateral Agent or as to which the Collateral Agent has a first priority perfected security interest under the applicable Uniform Commercial Code, (y) such account is covered by credit insurance and by an insurer in each case satisfactory to the Board or (z) such account is collateralized by Cash or Cash Equivalents maintained with a banking or trust institution organized under the laws of the United States of America or any state thereof or the District of Columbia and subject to escrow arrangements containing terms and conditions substantially similar to the Escrow Agreement dated as of May 12, 2000 among Sonair Servico Aereo, SARL, the Borrower and Wilmington Trust Company or otherwise in form and substance reasonably satisfactory to the Agent and Board;

                  (xiii) with respect to an account debtor (other than Air Mobility Command) whose total obligations owing to the Obligors and their Restricted Subsidiaries exceed ten percent (10%) of the aggregate Eligible Accounts, but only to the extent of the obligations owing by such account debtor in excess of such percentage;

                  (xiv) which is not subject to a first priority perfected security interest in favor of the Collateral Agent under the Security Agreement;

                  (xv) which represents the reimbursement by a lessor of maintenance expenses incurred by an Obligor (as lessee) in connection with a lease of Aircraft Related Equipment; or

                  (xvi) accounts receivable, the collection of which, the Board (or if the Board Guarantee has terminated without a payment having been made thereunder, the Requisite Lenders), in its reasonable discretion, believes to be doubtful by reason of the account debtor's financial condition.

                  "Eligible Collateral" means property of the same nature and type pledged as of the Closing Date pursuant to the Security Agreement or such other property reasonably acceptable to the Board, or if the Board Guarantee has terminated without a payment having been made thereunder, the Requisite Lenders.

                  "Eligible Lender" means any "lender" under and as defined in the Act and the Regulations.

                  "Eligible Spare Parts" means Spare Parts which, as of any date of determination, meet all of the following criteria (or in the case of Fly Away Kits, meet the criteria set forth in clauses (i) and (iv)):

                  (i) an Obligor or one of its Restricted Subsidiaries has good, valid and marketable title to such Spare Parts;

                  (ii) such Spare Parts are located at one of the Designated Locations set forth on Schedule 2.01 to the Security Agreement (or temporarily in-transit between any such locations), as such Schedule may be amended from time to time pursuant to the terms of the Security Agreement;

                  (iii) if such Spare Parts are located in a warehouse or on real property leased by an Obligor or one of its Restricted Subsidiaries and have an aggregate Appraised Value, together with all other Spare Parts at such location, of more than $1,000,000 (other than Spare Parts located at 1160 Hindry Avenue, Building C, Units E & F, Los Angeles, California 90045), such warehouse or leased property is subject to a Collateral Access Agreement executed by the lessor, warehouseman, or other third party, as the case may be, and such Spare Parts are segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; and

                  (iv) such Spare Parts are not obsolete, defective, restrictive or custom items or under repair.

                  "Environmental Claim" means any investigation, written request for information, notice, claim, suit, proceeding, demand or order, by any Governmental Authority or any Person arising in connection with any alleged or actual violation of Environmental Laws or with any liability related to Hazardous Materials Activity, or any actual or alleged property damage or harm to human health, safety or the environment.

                  "Environmental Laws" means any and all applicable statutes, ordinances, orders, rules, regulations, guidance documents (to the extent compliance therewith is required by any Governmental Authority), judgments, Governmental Authorizations, or any other requirement of any Governmental Authority relating to (a) the prevention or control of pollution or protection of the environment, (b) the presence, generation, handling, treatment, storage, disposal, discharge, Release, emission or transportation of Hazardous Materials, or (c) exposure to Hazardous Materials. "Environmental Laws" shall include, but not be limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the National Environmental Policy Act (42 U.S.C. 4321 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. 1801 et seq.), the Toxic Substances Control Act (49 U.S.C. 2601 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. 3007 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. 641 et seq.) (to the extent it relates to any of (a) through (c) above), and the equivalent statutes in effect in the State of Georgia.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                  "ERISA Affiliate" means, as applied to either Obligor, (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which such Obligor is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which such Obligor is a member; and (iii) solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which such Obligor, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

                  "ERISA Event" means (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which reporting is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA); (c) the filing pursuant to Section 412(d) of the Internal Revenue Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by either Obligor or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e)(i) the receipt by either Obligor or any ERISA Affiliate from the PBGC of a notice of determination that PBGC intends to seek termination of any Plan or to have a trustee appointed for any Plan, or (ii) the filing by either Obligor or any ERISA Affiliate of a notice of intent to terminate any Plan; (f) the incurrence by either Obligor or any of its ERISA Affiliates of any liability (i) with respect to the withdrawal from a Multiemployer Plan pursuant to Sections 4063 and 4064 of ERISA, or (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; or (g) the receipt by either Obligor or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Event of Default" has the meaning specified in Section 7.1.

                  "Excess Cash Flow" means, with respect to any Person, for any fiscal quarter, without duplication, (i) Consolidated EBITDAR of such Person for such period, minus (ii) the sum of the following, all determined on a consolidated basis: (a) any change (positive or negative) in Working Capital of such Person from the first day of such period to the last day of such period,
(b) payments of principal, interest and fees with respect to the consolidated Indebtedness for borrowed money of such Person during such period, to the extent such payments are not prohibited under this Agreement, (c) income taxes paid by such Person during such period, (d) Aircraft Related Equipment rentals and deposits paid by such Person during such period under Operating Leases and other capital expenditures, (e) subject to compliance with the second proviso of
Section 5.14(c), cash used during such period to purchase Aircraft Related Equipment, and (f) $8,000,000.

                  "Excess Proceeds" has the meaning specified in Section 2.6(b).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "Existing Letters of Credit" means letters of credit existing on the date hereof pursuant to the Current Credit Facility.

                  "FAA" means the Federal Aviation Administration.

                  "Facilities" means any and all real property now, hereafter or heretofore owned, leased, used or operated by the Obligors or any of their Restricted Subsidiaries.

                  "Facility Agent" has the meaning specified in Section 9.1.

                  "Fair Market Value" of any asset, as used in the definition of Indebtedness or with respect to any asset subject to an Asset Sale, means the price that could be obtained for such asset by a seller at the time of determination in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer, as determined in good faith by the board of directors of the Borrower, taking into consideration market conditions at the time of determination.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

                  "Fiscal Year" means the fiscal year of the Obligors referenced in the financial statements to be delivered by them pursuant to Section 5.1(b).

                  "Fitch" means Fitch, Inc., and any successor thereto that is a nationally recognized rating agency.

                  "Fly Away Kits" means Spare Parts typically located on an aircraft comprised of critical, frequently used rotable and non-rotable parts for use in maintenance of aircraft.

                  "Future Issuance" means each (i) borrowing by the Borrower or Parent or any of their Restricted Subsidiaries from any source (other than Trade Payables and accrued expenses arising in the ordinary course of business or borrowings from the Borrower or Parent or any of their Restricted Subsidiaries), including in the debt capital markets or from commercial bank lenders after the date of this Agreement, and (ii) issuance (other than to the Borrower or Parent or any of their Restricted Subsidiaries) of any Capital Stock or any warrants, options or other rights that are convertible into or exercisable for Capital Stock by the Borrower or Parent or any of their Restricted Subsidiaries after the date of this Agreement, except for issuances of Capital Stock of the Borrower or Parent in connection with (a) the exercise by existing or former officers, directors or employees of the Borrower or Parent or any of their Restricted Subsidiaries of stock options or similar rights issued as compensation, or (b) the exercise of (x) the Warrants and (y) the other warrants and convertible securities issued on or prior to the Closing Date to purchase shares of Common Stock of the Borrower which are set forth on Schedule 1.1 hereof.

                  "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.3, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession or as may be mandated by applicable law.

                  "Govco Administrative Agent" has the meaning specified in the preamble to this Agreement.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including international and multi-national agencies or authorities) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Governmental Authorization" means any permit, license, certificate, authorization, plan, directive, consent order or consent decree issued, promulgated or entered into by or with any Governmental Authority.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such first Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); or (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of such other Person so as to enable such Person to pay such Indebtedness. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantee Fee" has the meaning specified in Section 2.06 of the Board Guarantee.

                  "Hazardous Materials" means (y) any petroleum or petroleum products (including, without limitation, gasoline, crude oil, or any fraction thereof), radioactive materials or wastes, radon, asbestos in any form, urea formaldehyde foam insulation and polychlorinated biphenyls and (z) any other chemical, material, substance or waste that in relevant form or concentration is prohibited, limited or regulated, or is defined, listed or classified as a hazardous or toxic substance, under any Environmental Law.

                  "Hazardous Materials Activity" means the use, storage, Release, threatened Release, generation, treatment, remediation, proposed remediation or transportation of any Hazardous Material caused by, or undertaken by or on behalf of, the Borrower, Parent, any of their Restricted Subsidiaries or any of their respective predecessors or Affiliates.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit (except, with respect to determining compliance with the provisions in Section 6.4(b), to the extent such letters of credit are cash collateralized by an Obligor) or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (v) all Capital Lease obligations of such Person (the amount of the Indebtedness in respect of Capital Lease obligations to be determined as provided in the definition of Capital Lease in this Section 1.1);
(vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the stated principal amount of such Indebtedness; (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, including Indebtedness described in the preceding clause (vi) which is recourse to such guarantor; (viii) to the extent not otherwise included in this definition and to the extent treated as a liability under GAAP, obligations under Currency Agreements, Interest Rate Agreements and Commodity Agreements;
(ix) the capitalized amount of remaining lease payments owing by such Person under synthetic leases that would appear on the balance sheet of such Person if such lease were treated as a Capital Lease; (x) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP); (xi) solely for purposes of determining compliance with Section 6.4(b), all Operating Lease obligations of such Person with respect to Aircraft Related Equipment (the amount of Indebtedness in respect of Operating Lease obligations to be determined as provided in the definition of Operating Lease in this Section 1.1); and (xii) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person; provided that the term "Indebtedness" shall not include (A) Trade Payables and accrued expenses arising in the ordinary course of business or (B) deposits made or agreements providing for indemnification, purchase price adjustments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or Capital Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                  "Indemnified Liabilities" has the meaning specified in Section 10.4.

                  "Indemnified Taxes" has the meaning specified in Section 2.12(a).

                  "Indemnitees" has the meaning specified in Section 10.4.

                  "Indenture" means that certain indenture dated as of August 1, 1997, between the Borrower and Wachovia Bank, National Association (f/k/a First Union National Bank), as trustee.

                  "Interest Payment Date" means each June 12 and December 12; provided, however, that:

                  (i)      the Loan Maturity Date shall be an Interest Payment
         Date;

                  (ii) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, such Interest Payment Date shall fall on the next succeeding Business Day, unless such next succeeding Business Day shall fall in another calendar month and such Interest Payment Date is not the Loan Maturity Date, in which event such Interest Payment Date shall fall on the immediately preceding Business Day; and

                  (iii) following a Default or an Event of Default, each "Interest Payment Date" shall be the last day of each Interest Period occurring during such period in which such Default or Event of Default exists.

                  "Interest Period" means (a) initially, the period commencing on the Closing Date and ending on but excluding the next succeeding Interest Payment Date and (b) thereafter, each successive period commencing on and including the immediately preceding Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date; provided, that following a Default or Event of Default, each Interest Period shall be for such duration of one month or less as shall be selected by the Agent by notice to the Borrower, each Lender, the Supplemental Guarantor, the Loan Administrator and the Board on or prior to the start of such Interest Period (and in the absence of any such notice or selection, the applicable Interest Period shall be determined as provided above without regard to this proviso). Notwithstanding the foregoing, if Tranche A of the Loan is assigned by the Primary Tranche A Lender to any other Person (including, but not limited to, the Alternate Tranche A Lender) pursuant to Section 10.2, the relevant Interest Period for Tranche A of the Loan during which such assignment occurs shall be divided into two Interest Periods, with the first of such periods ending on the date on which such assignment occurs, and the second of such periods commencing on the date on which such assignment occurs.

                  "Interest Rate Agreement" means any interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                  "Investment" means with respect to any Person, any direct or indirect advance, loan (other than advances to customers in the ordinary course of business consistent with past practices that are recorded as accounts receivable on the balance sheet of such Person or its Subsidiaries) or other extension of credit or capital contribution or other equity investment by such Person to any other Person, including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others or any purchase or acquisition by such Person of Capital Stock (or warrants, options or any other rights convertible into or exercisable for Capital Stock), bonds, notes, debentures or other similar instruments issued by any other Person; provided that advances, loans and other extensions of credit or capital contributions or other equity investments by an Obligor or any of its Restricted Subsidiaries to an Obligor or any of its Restricted Subsidiaries shall not constitute "Investments".

                  "IRS" means the Internal Revenue Service of the United States or any successor thereto.

                  "IP Security Agreement" has the meaning specified in the Security Agreement.

                  "Lease Amendments" means amendments to certain aircraft lease agreements between the Borrower and the Supplemental Guarantor extending the term of each such aircraft lease agreement and providing for certain other amendments thereto as agreed between them.

                  "Lender" means the Primary Tranche A Lender, the Alternate Tranche A Lender and/or the Tranche B Lender (including their respective successors and permitted assigns), as the context may require, and the term "Lenders" means the Primary Tranche A Lender, the Alternate Tranche A Lender and the Tranche B Lender (including their respective successors and permitted assigns) collectively; provided, that (x) the terms "Lender" and "Lenders" shall include the Board if it acquires any interest in Tranche A of the Loan as contemplated by Section 2.9(f) and the Board Guarantee, and (y) if the Primary Tranche A Lender assigns its rights under this Agreement to the Alternate Tranche A Lender, the term "Lender" shall no longer include the Primary Tranche A Lender.

                  "Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Lending Office" opposite its name on Annex B or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "LIBOR" means, with respect to any Interest Period, the offered rate in the London interbank market for deposits in United States dollars of amounts equal or comparable to the unpaid principal amount of the applicable Tranche of the Loan offered for a term comparable to such Interest Period, as currently shown on the Bridge/Telerate page 3750 as of 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period; provided, however, that (a) LIBOR for the initial Interest Period shall be 1.23% per annum, (b) if more than one offered rate as described above appears on such Bridge/Telerate page, the rate used to determine LIBOR will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of such offered rates, (c) if no such offered rates appear, the rate used for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of rates quoted by the Reference Banks at approximately 10:00 a.m., New York time, two Business Days prior to the first day of such Interest Period for deposits in United States dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the unpaid principal amount of the applicable Tranche of the Loan and (d) in the case of an Interest Period commencing after an assignment of Tranche A of the Loan from the Primary Tranche A Lender to the Alternate Tranche A Lender, all determinations of LIBOR shall be made on the first day of such Interest Period (rather than two Business Days prior to the first day of such Interest Period). If the Agent ceases generally to use such Bridge/Telerate page for determining interest rates based on eurodollar deposit rates, a comparable internationally recognized interest rate reporting service shall be used to determine such offered rates.

                  "LIBOR Lenders" means Lenders holding Notes that bear interest at a rate determined by reference to LIBOR.

                  "Lien" means any lien, mortgage, pledge, assignment, security interest, charge, hypothecation, preference, priority, privilege, lease or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any easement, right-of-way or other encumbrance on title to real property, and any agreement to give any security interest).

                  "Liquidation Period" has the meaning specified in Section 2.10(e).

                  "Loan" has the meaning specified in Section 2.1(a).

                  "Loan Administrator" has the meaning specified in the preamble to this Agreement.

                  "Loan Administrator Relationship" has the meaning specified in
Section 8.5(a).

                  "Loan Documents" means, collectively, this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Supplemental Guarantee, the Subsidiary Guarantee, the Parent Guarantee, the Security Documents and each other certificate, agreement or document executed by either Obligor or any of their Restricted Subsidiaries and delivered to the Agent, the Collateral Agent, the Lenders or the Board in connection with or pursuant to this Agreement.

                  "Loan Maturity Date" means December 12, 2008, except that if such date is not a Business Day, then the Loan Maturity Date shall be the immediately succeeding Business Day.

                  "Margin Stock" has the meaning assigned to that term in Regulation T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Material Adverse Effect" means (a) a material adverse effect on (i) the business condition (financial or otherwise), operations, performance, prospects, assets or properties of the Obligors and their Restricted Subsidiaries, taken as a whole or (ii) the legality, validity, binding effect or enforceability against the Obligors or their Restricted Subsidiaries of any Loan Document, the rights and remedies of the Agent, the Collateral Agent, the Board or any Lender under any Loan Document, or (b) any material adverse effect on or material impairment of (i) the ability of the Obligors or their Restricted Subsidiaries to perform their payment or other obligations under the Loan Documents or (ii) the value of, or the validity and priority of the Liens on, the Collateral.

                  "Moody's" means Moody's Investors Service, Inc., and any successor thereto that is a nationally recognized rating agency.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or with the application of Section 4212(c) of ERISA would be) (a) an "employer" as defined in Section 3(5) of ERISA or (b) a "seller" as defined in Section 4204 of ERISA.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the Cash Proceeds of such Asset Sale, net of (i) reasonable and customary brokerage commissions and other reasonable and customary fees and expenses (including reasonable fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale taking into account the consolidated results of operations of the Obligors and their Subsidiaries, taken as a whole (as estimated in good faith by the Chief Financial Officer, Treasurer or the Chief Accounting Officer of the Borrower),
(iii) payments made to repay or prepay Indebtedness or any other obligation outstanding at the time of such Asset Sale that (A) is secured by a Lien on the property or assets sold and (B) is required by its terms to be paid as a result of such Asset Sale, and (iv) appropriate amounts to be provided by an

Obligor or any of its Subsidiaries as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, but limited to the period of the required reserve.

                  "Net Condemnation Proceeds" means an amount equal to: (i) any cash payments or proceeds received by an Obligor or any of its Restricted Subsidiaries as a result of any condemnation or other taking or temporary or permanent requisition of any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, as the result of the exercise of any right of condemnation or eminent domain by a Governmental Authority (including a transfer to a Governmental Authority in lieu or anticipation of a condemnation), minus (ii) (a) any actual and reasonable costs incurred by an Obligor or any of its Restricted Subsidiaries in connection with any such condemnation or taking, (b) any taxes payable in connection therewith, taking into account the consolidated results of operations of the Obligors and their Subsidiaries, taken as a whole (as estimated in good faith by the Chief Financial Officer or the Chief Accounting Officer of the Borrower), (c) the amount of any Indebtedness secured by a Lien on any property subject to such condemnation or taking and any related expenses of third parties, in each case required by the documentation related to such Lien to be discharged or paid from the proceeds thereof and (d) any amounts required to be paid to any Person (other than an Obligor or any of its Subsidiaries) owning a legal or beneficial interest in the property subject to such condemnation or taking.

                  "Net Insurance Proceeds" means an amount equal to: (i) any Cash payments or proceeds received by or on behalf of an Obligor or any of its Restricted Subsidiaries under any casualty insurance policy in respect of a covered loss thereunder with respect to tangible, real or personal property, minus (ii) (a) any actual and reasonable costs incurred by an Obligor or any of its Restricted Subsidiaries in connection with the adjustment or settlement of any claims in respect thereof, (b) any taxes payable in connection therewith, taking into account the consolidated results of operations of the Obligors and their Subsidiaries, taken as a whole (as estimated in good faith by the Chief Financial Officer or the Chief Accounting Officer of the Borrower), (c) the amount of any Indebtedness secured by a Lien on any property subject to such covered loss and required to be discharged from the proceeds thereof and (d) any amounts required to be paid to any Person (other than an Obligor or any of its Subsidiaries) owning a legal or beneficial interest in the property subject to such loss.

                  "Net Issue Proceeds" has the meaning specified in Section 2.6(a).

                  "New Notes" means the 8% Convertible Senior Subordinated Debentures due 2009 of the Borrower issued pursuant to that certain Indenture dated as of December 30, 2003 between the Borrower and Wachovia Bank, National Association, as trustee, in substantially the form of Exhibit M.

                  "Non-U.S. Person" means a Person that is not a United States person as defined in section 7701(a)(30) of the Internal Revenue Code.

                  "Notes" has the meaning specified in Section 2.4(d).

                  "Notice of Borrowing" has the meaning specified in Section 2.2(a).

                  "Obligations" means all payment and performance obligations of every nature of the Obligors from time to time owed to the Agent, the Collateral Agent, the Govco Administrative Agent, the Lenders, the Loan Administrator, the Supplemental Guarantor or the Board or any of their respective Affiliates, officers, directors, employees, agents and advisors in, under or in respect of this Agreement or any Note, whether for principal, interest, fees, expenses, indemnification or otherwise.

                  "Obligor" means Parent or the Borrower, and "Obligors" means both of Parent and the Borrower, together with their respective successors and permitted assigns.

                  "Officer" means, with respect to any Person, any Responsible Officer and any of the Chairman of the Board (if an officer), any Vice President, the Controller, any Assistant Treasurer, the Secretary or any Assistant Secretary.

                  "Officer's Certificate" means, as applied to any Person, a certificate executed by a Responsible Officer of such Person in his/her capacity as such; provided, that every Officer's Certificate shall include (i) a statement that the Officer acting in such capacity making or giving such Officer's Certificate has read the provisions contained in this Agreement relating thereto, and (ii) a statement that, in the opinion of the signer, s/he has made or has caused to be made such examination or investigation as is necessary to enable her/him to express an informed opinion as to the substance of such Officer's Certificate in light of the provisions hereof pursuant to which it is being delivered.

                  "Old Notes" means the Borrower's 8% Convertible Senior Subordinated Debentures due 2004.

                  "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) under which such Person is lessee, that is not a Capital Lease. For purposes of determining compliance with Section 6.4(b), the amount of Indebtedness in respect of any Operating Lease shall be an amount equal to six (6) times the total amount of all lease rental payments in respect of such Operating Lease for the four most recently ended fiscal quarters.

                  "Other Taxes" has the meaning specified in Section 2.12(c).

                  "Parent" has the meaning given to such term in Section 5.19.

                  "Parent Guarantee" has the meaning given to such term in
Section 5.19(f).

                  "Payment Restriction" means, with respect to a Subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement or instrument, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person, or
(c) transfer any of its property or assets to such Person or any other Subsidiary of such Person, or (ii) such Person or any other Subsidiary of such Person to receive or retain any such (a) dividend, distributions or payments,
(b) loans or advances, or (c) property or assets.

                  "Permitted Encumbrances" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) as applied to property:

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is either (a) not yet due or (b) being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (ii) statutory Liens of landlords and Liens of carriers, vendors, warehousemen, repairmen, mechanics and materialmen, airport operators and air traffic control authorities and other Liens imposed by law, in each case, incurred in the ordinary course of business for sums either (a) not yet due or (b) being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as required by GAAP shall have been made therefor;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds (other than bonds related to judgments and litigations), reimbursement obligations and chargeback rights of Persons performing services for an Obligor or any of its Restricted Subsidiaries and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (iv) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of an Obligor or any of its Restricted Subsidiaries;

                  (v) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

                  (vi) any interest or title of a lessor in property leased by an Obligor under any Capital Lease obligation or Operating Lease which, in each case, is not prohibited under this Agreement (disregarding for this purpose Section 6.1), and in any deposits, reserves or other payments or proceeds under any such lease, or in rights to payments, property or proceeds thereunder;

                  (vii) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of an Obligor or any of its Restricted Subsidiaries on deposit with or in possession of such bank arising for the payment of bank fees and other similar amounts owed in the ordinary course of business;

                  (viii) any renewal of or substitution for any Lien permitted by any of the preceding clauses; provided that the debt secured is not increased nor the Lien extended to any additional assets; and

                  (ix) Liens of creditors of any Person to whom the assets of an Obligor or any of its Subsidiaries are consigned for sale in the ordinary course of business.

                  "Permitted Liens" means those Liens which are "Permitted Liens" under the Security Agreement and any other Liens permitted by any other Security Document.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

                  "Plan" means any "employee pension benefit plan" as defined in
Section 3(2) of ERISA in respect of which any Obligor or any ERISA Affiliate is (or if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA, other than a Multiemployer Plan.

                  "Primary Tranche A Lender" has the meaning specified in the preamble to this Agreement.

                  "Proceedings" has the meaning specified in Section 5.1(b)(vi).

                  "Pro Forma Basis" means, with respect to compliance with any covenant hereunder, compliance with such covenant after giving effect to any proposed incurrence of Indebtedness by an Obligor or any of its Restricted Subsidiaries and the application of the proceeds thereof, the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business or any asset by an Obligor or any of its Restricted Subsidiaries or any other action which requires compliance on a Pro Forma Basis. In making any determination of compliance on a Pro Forma Basis, such determination shall be performed after good faith consultation with the Agent using the consolidated financial statements of such Obligor or such Restricted Subsidiary which shall be reformulated as if any such incurrence of Indebtedness and the application of proceeds, acquisition, disposition or other action had been consummated at the beginning of the period specified in the covenant with respect to which Pro Forma Basis compliance is required.

                  "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise (i) is required to be redeemed prior to the Loan Maturity Date, (ii) may be required to be redeemed at the option of the holder of such class or series of Capital Stock at any time prior to the Loan Maturity Date, or (iii) is convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Loan Maturity Date; provided that any Capital Stock that would constitute Redeemable Stock solely because of provisions offering holders thereof the right to require the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" occurring prior to the Loan Maturity Date shall not constitute Redeemable Stock if the asset sale provisions contained in such Capital Stock specifically provide that the issuer thereof will not be required to repurchase or redeem any such Capital Stock pursuant to such provisions to the extent that the Borrower is required to permanently reduce the aggregate outstanding principal amount of the Loan with the Net Cash Proceeds from such asset sale.

                  "Redemption Date" means the day upon which the Borrower is entitled to redeem the Old Notes in accordance with the Indenture as specified in the redemption notice delivered by the Borrower to the Trustee on or prior to the Closing Date.

                  "Reference Banks" means Citibank, N.A., JPMorgan Chase Bank and Bank of America, N.A., and each of their respective successors.

                  "Register" has the meaning specified in Section 2.4(e).

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof among Borrower and the Board, substantially in the form of Exhibit J.

                  "Regulations" has the meaning specified in the first recital to this Agreement.

                  "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

                  "Requesting Party" has the meaning specified in Section
8.1(b).

                  "Requisite Lenders" means, collectively, Lenders holding in excess of fifty percent (50%) of the principal amount of the Loan then outstanding or, prior to the making of the Loan, the Alternate Tranche A Lender and the Tranche B Lender.

                  "Requisite LIBOR Lenders" means, collectively, Lenders holding in excess of fifty percent (50%) of the principal amount of the portion of the Loan bearing interest at a rate determined by reference to LIBOR or, prior to the making of the Loan, the Alternate Tranche A Lender and the Tranche B Lender.

                  "Responsible Officer" means, with respect to any Person, any of the Chief Executive Officer, President, any Executive Vice President, General Counsel, Chief Financial Officer, Chief Accounting Officer or Treasurer of such Person, but in any event, with respect to financial matters, the Chief Financial Officer, Chief Accounting Officer or Treasurer of such Person.

                  "Restricted Payment" means with respect to any Person (i) any declaration or payment of dividends on or making of any distributions in respect of the Capital Stock of such Person (other than dividends or distributions payable solely in shares of Capital Stock (other than Redeemable Stock) or in options, warrants, or other rights to purchase Capital Stock (other than Redeemable Stock)) to holders of Capital Stock of such Person, (ii) any purchase, redemption or other acquisition or retirement for value by such Person (other than through the issuance solely of Capital Stock (other than Redeemable Stock) or options, warrants or other rights to purchase Capital Stock (other than Redeemable Stock)) of any Capital Stock or warrants, rights (other than exchangeable or convertible Indebtedness of such Person not prohibited under clause (iii) below) or options to acquire Capital Stock of such Person, and
(iii) any prepayment or other redemption, repurchase, defeasance (including, but not limited to, in substance or legal defeasance), or other acquisition or retirement for value by such Person (other than through the issuance solely of Capital Stock (other than Redeemable Stock) or warrants, rights or options to acquire Capital Stock (other than Redeemable Stock)), directly or indirectly, of any Indebtedness of such Person or any Subsidiary of such Person (including by way of setoff or of amendment of the terms of any Indebtedness in connection with any retirement or acquisition of such Indebtedness), which is made (A) other than at any scheduled maturity thereof or by any scheduled repayment or scheduled sinking fund payment (collectively, a "prepayment"), or (B) at any time while there exists a Default or an Event of Default; provided that none of the following shall constitute a Restricted Payment: (1) repayment of the Loan or any portion thereof, (2) repayment of Indebtedness incurred to finance the acquisition of Aircraft Related Equipment with the proceeds from a sale of such Aircraft Related Equipment as part of a sale-leaseback transaction of the type excepted from the definition of Asset Sale, (3) prepayment in full of the Current Credit Facility as contemplated by Section 2.4(f)) and (4) the redemption of the Old Notes on the Redemption Date.

                  "Restricted Subsidiary" means each direct and indirect Subsidiary of Borrower or Parent which is not an Unrestricted Subsidiary.

                  "Restructuring" has the meaning specified in Section 5.19.

                  "S&P" means Standard & Poor's Group, a division of The McGraw Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

                  "SEC" means the Securities and Exchange Commission of the United States of America.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "Security Agreement" means the Mortgage and Security Agreement dated as of the date hereof among the Borrower, World LLC and the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time, including by any Security Agreement Supplement.

                  "Security Agreement Supplement" means a supplement to the Security Agreement that subjects additional Collateral to the Lien of the Security Agreement.

                  "Security Documents" means the Security Agreement, any Security Agreement Supplement, the Control Agreements, the IP Security Agreement, any other security agreement, pledge agreement, mortgage, deed of trust or other similar document or agreement entered into for the purpose of pledging additional collateral to secure the Obligations or perfecting the Liens granted under any such Security Document, and each certificate, agreement or document executed by an Obligor or any of its Restricted Subsidiaries pursuant to any of the foregoing (including, without limitation, by Parent pursuant to Section 5.19).

                  "Solvent" means, with respect to any Person as of any date of determination, the fact that both (a) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believes that it will not incur, debts beyond its ability to pay such debts as they become due; and (b) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Spare Part" means an accessory, appurtenance, appliance, instrument or part, rotable or non-rotable, of whatever nature relating to (i) an aircraft (except an engine or propeller), (ii) an engine (except a propeller), (iii) a propeller or (iv) an appliance, in each case that is to be installed at a later time on an aircraft, engine, propeller or appliance (as applicable).

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, association, limited liability company, trust or estate, joint venture or other business entity of which more than 50% of the issued and outstanding shares of Voting Stock at the time of determination are owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "Subsidiary Guarantee" means the Subsidiary Guarantee dated as of the date hereof made by World LLC or by any other Restricted Subsidiary pursuant to Section 5.15 hereof, in substantially the form of Exhibit I.

                  "Substitute Basis" has the meaning specified in Section
2.10(b).

                  "Supplemental Guarantee" means the Supplemental Guarantee dated as of the date hereof among the Supplemental Guarantor, the Tranche B Lender and the Agent, in substantially the form of Exhibit E.

                  "Supplemental Guarantee Taxes" has the meaning specified in
Section 2.12(b).

                  "Supplemental Guarantor" means International Lease Finance Corporation, a California corporation, and its successors and permitted assigns.

                   "Taxes" means any and all present or future taxes, levies, fees, duties, imposts, deductions, charges or withholdings of any nature, and all interest, penalties and other liabilities thereon or computed by reference thereto imposed by any Governmental Authority.

                  "Title 49" means Title 49 of the United States Code, as amended and in effect from time to time, and the regulations promulgated pursuant thereto.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries and arising in the ordinary course of business in connection with the acquisition of goods or services but limited to current liabilities in accordance with GAAP.

                  "Tranche" has the meaning specified in Section 2.1(a)(ii).

                  "Tranche A" has the meaning specified in Section 2.1(a)(i).

                  "Tranche A Lender" has the meaning specified in the preamble to this Agreement; provided that the term "Tranche A Lender" shall include the Board if it acquires any interest in Tranche A of the Loan as contemplated by
Section 2.9(f) and the Board Guarantee.

                  "Tranche A Note" has the meaning specified in Section
2.4(d)(i).

                  "Tranche B" has the meaning specified in Section 2.1(a)(ii).

                  "Tranche B Lender" has the meaning specified in the preamble to this Agreement.

                  "Tranche B Note" has the meaning specified in Section 2.4(d)(ii).

                  "Trustee" means the trustee under the Indenture.

                  "United States Citizen" has the meaning specified in Section 4.1(b).

                  "Unrestricted Subsidiary" means a Subsidiary of the Obligors or their Restricted Subsidiaries formed or acquired after the Closing Date which the Borrower has designated, within 10 days of the date of its formation or acquisition, by written notice to the Agent, the Lenders, the Board and the Loan Administrator, as an Unrestricted Subsidiary hereunder; provided, that the Borrower shall not be permitted to so designate a Subsidiary as an Unrestricted Subsidiary (i) if such Subsidiary operates in the aviation industry or carries passengers or transports cargo by air (whether as an airline, commercial aircraft operator, air freight forwarder or otherwise) or owns, leases or operates Aircraft Related Equipment, (ii) at any time while a Default or Event of Default shall have occurred and be continuing or while a Value Differential shall exist, and (iii) unless (A) the Capital Stock of such Subsidiary shall have been pledged to the Collateral Agent pursuant to Section 5.14(a) as security for the Obligations and (B) the Obligors shall have complied with their obligations under clause (a) of Section 5.15.

                  "Value Differential" has the meaning specified in Section 5.14(c).

                  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors, managers or trustees of any Person (or Persons performing similar functions) irrespective of whether or not at the time stock of any such class or classes will have or might have such voting power by the reason of the happening of any contingency.

                  "Warrants" means the Warrant to purchase shares of the Borrower's Common Stock issued by the Borrower to the Board (or its designee), in substantially the form of Exhibit F.

                  "Wholly-Owned" denotes a Subsidiary all of the Voting Stock of which (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by a single holder.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "World LLC" means World Airways Parts Company, LLC, a Delaware limited liability company.

                  "Working Capital" means, with respect to any Person, as of any date, (i) the current assets (excluding Cash and Cash Equivalents) of such Person minus (ii) the current liabilities of such Person (other than the current portion of long-term debt), in each case, determined on a consolidated basis and otherwise in accordance with GAAP as of such date.

                  SECTION 1.2. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  SECTION 1.3.      ACCOUNTING TERMS AND PRINCIPLES.

                  (a) All accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

                  (b) If any change in accounting principles used in the preparation of the most recent financial statements referred to in Section 5.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the Accounting Principles Board of the American Institute of Certified Public Accountants (or any successor thereto) and such change is adopted by an Obligor with the agreement of its independent public accountants and results in a change in any of the calculations required by Article VI had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by such Obligor shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article VI shall be given effect until such provisions are amended to reflect such changes in GAAP.

                  (c) Financial statements and other information required to be delivered by the Obligors to the Agent, the Lenders, the Supplemental Guarantor, the Board or the Loan Administrator pursuant to Section 5.1 shall be prepared in accordance with GAAP in effect at the time of such preparation.

                  SECTION 1.4.      CERTAIN TERMS.

                  (a) The words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement.

                  (b) References in this Agreement to an Exhibit, Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit, Annex, or Schedule to, or Article, Section, subsection or clause in this Agreement.

                  (c) Each agreement defined in this Article I shall include all appendices, annexes, exhibits and schedules thereto. If the prior written consent of any Person is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and the consent of each such Person is obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

                  (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

                  (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

                                   ARTICLE II

                                    THE LOAN

                  SECTION 2.1.      THE LOAN.

                  (a) On the terms and subject to the conditions contained in this Agreement and in reliance upon the representations and warranties of the Borrower set forth herein, the Lenders severally agree to make on or before December 30, 2003 a single term loan (the "Loan") to the Borrower in a single Borrowing in the principal amount of $30,000,000 as follows:

                  (i) the Primary Tranche A Lender, subject to clause (c) below, agrees to participate in the making of the Loan in the amount of $27,000,000 (such portion of the Loan being herein referred to as "Tranche A" of the Loan); and

                  (ii) the Tranche B Lender agrees to participate in the making of the Loan in the amount of $3,000,000 (such portion of the Loan being herein referred to as "Tranche B" of the Loan, and together with Tranche A, the "Tranches" and each a "Tranche").

                  (b) Any amount of the Loan repaid or prepaid may not be reborrowed. The obligation of each Lender to participate in the making of the Loan up to its respective amount specified above on the terms and conditions hereof is hereinafter called its "Commitment."

                  (c) The Primary Tranche A Lender intends but is not obligated to fund Tranche A of the Loan through the issuance and sale of commercial paper. The Primary Tranche A Lender may, at its option, elect at any time not to fund Tranche A of the Loan, in which case the Alternate Tranche A Lender will, subject to the terms and conditions provided herein, be obligated to fund Tranche A of the Loan (it being understood and agreed that Tranche A of the Loan shall be funded by either the Primary Tranche A Lender or the Alternate Tranche A Lender, as the case may be, but not both). In the event that more than one Alternate Tranche A Lender is party hereto, in accordance with
Section 10.2, the rights and obligations of each such Alternate Tranche A Lender hereunder are several and pro rata.

                  SECTION 2.2.      BORROWING PROCEDURES.

                  (a) The Borrowing shall be made on notice given by the Borrower to the Agent not later than 11:00 a.m. (New York City time) on a Business Day at least three Business Days prior to the proposed Closing Date. Such notice shall be in substantially the form of Exhibit C (a "Notice of Borrowing"), specifying (A) the proposed Closing Date and (B) the aggregate amount of the proposed Borrowing. The Notice of Borrowing, which shall be irrevocable at 9:00 a.m. (New York City time) on the proposed Closing Date, shall be duly executed and delivered on behalf of the Borrower by its Chief Financial Officer, Treasurer or President/Chief Executive Officer.

                  (b) Each of the Lenders shall, before 11:00 a.m. (New York City time) on the date of the proposed Borrowing, make available to the Agent at Citibank, N.A., [ . . . * * * . . . ], in immediately available funds, an amount equal to its Commitment. After the Agent's receipt of such funds and upon fulfillment or waiver of the applicable conditions set forth in Section 3.1, the Agent will, subject to subsection (c), make such funds immediately available to the Borrower.

[ . . . * * * . . . ]      CONFIDENTIAL TREATMENT REQUESTED

                  (c) Immediately upon the borrowing of the Loan, the Agent, on behalf of the Borrower, shall deposit $18,813,740.00 of the proceeds of the Loan into the Cash Collateral Account maintained with the Cash Collateral Bank. The Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Cash Collateral Account and in all proceeds thereof. The Cash Collateral Account shall be held under the sole dominion and control of the Collateral Agent for the ratable security and benefit of the Board, the Lenders and the Supplemental Guarantor. The funds deposited into the Cash Collateral Account shall be used for the sole purpose of redeeming 100% of the Old Notes outstanding on the Redemption Date. In furtherance thereof, the Collateral Agent shall instruct the Cash Collateral Bank to release from the Cash Collateral Account to the Trustee by 9:00 a.m. (New York City time) on the Redemption Date such amount of funds as is necessary to pay to the holders of the Old Notes the Redemption Price (as defined in the Indenture) and all other amounts payable in connection therewith (including any accrued interest thereon) (for purposes of this subsection, the "Redemption Amount"), so long as the Borrower shall have delivered to the Collateral Agent within three (3) Business Days prior to the Redemption Date (with a copy to the Agent, the Board and the Loan Administrator), an Officer's Certificate of the Borrower specifying (i) the Redemption Date (and attaching a copy of the notice of redemption sent to the holders of the Old Notes) and (ii) the Redemption Amount (as estimated by the Borrower on such date). Any funds remaining in the Cash Collateral Account after the Redemption Date shall be paid over to the Company so long as 100% of the Old Notes have been redeemed or the Redemption Amount with respect to any Old Notes which were not tendered for redemption on the Redemption Date has been deposited with the Trustee.

                  SECTION 2.3. SCHEDULED REPAYMENT OF THE LOAN. The Borrower shall repay the Loan on the dates and in the principal amounts set forth below (along with accrued and unpaid interest thereon pursuant to Section 2.7(c)); provided that, the Borrower shall repay the entire unpaid principal amount of the Loan together with accrued and unpaid interest thereon and all other amounts owing hereunder in respect thereof on the Loan Maturity Date:

Interest Payment Date falling
        on or about:                                      Principal Amount
-----------------------------                             ----------------
      December 12, 2005                                    $ 6,000,000.00

December 12, 2006                                    $ 6,000,000.00
December 12, 2007                                    $ 6,000,000.00
December 12, 2008                                    $12,000,000.00

                  SECTION 2.4.      EVIDENCE OF DEBT; USE OF PROCEEDS.

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing such Lender's portion of the Loan outstanding from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Agent shall establish and maintain a register for recording with respect to the Loan (i) the date and amount of each payment on the Loan made by or on behalf of, or collected from, the Borrower, (ii) the amount of each such payment applied in accordance with each clause of Section 2.9(d) and (e) or other applicable terms hereof to scheduled principal of or interest on the Loan and to each of the fees identified in clauses (b), (c),
(d), (f), (g) and (h) of Section 2.8 hereof, and (iii) the date and amount of each payment made by the Board under the Board Guarantee.

                  (c) The entries made in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.4 shall, absent manifest error, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loan in accordance with its terms.

                  (d) The Borrower shall execute and deliver to the Agent on the Closing Date (i) a promissory note substantially in the form of Exhibit B1 in the original principal amount of Tranche A of the Loan, dated the Closing Date and otherwise appropriately completed (such note, including any replacement note therefor issued in accordance with the provisions of this Section 2.4(d), the "Tranche A Note") and (ii) a promissory note substantially in the form of Exhibit B2 in the original principal amount of Tranche B of the Loan, dated the Closing Date and otherwise appropriately completed (such note, including any replacement note therefor issued in accordance with the provisions of this
Section 2.4(d), the "Tranche B Note" and, collectively, together with the Tranche A Note, the "Notes"). The Notes shall be made payable to the Agent at the office of the Agent. If any Note is mutilated, lost, stolen or destroyed, the Borrower shall issue a new Note in the same principal amount and having the same interest rate, date and maturity as the Note so mutilated, lost, stolen or destroyed endorsed to indicate all payments thereon. In the case of any lost, stolen or destroyed Note, there shall first be furnished to the Borrower and the Board an instrument of indemnity from the Agent and evidence of such loss, theft or destruction reasonably satisfactory to each of them, together with an Officer's Certificate of the Borrower certifying and warranting as to the due authorization, execution and delivery of the new Note.

                  (e) This Agreement and the Notes are registered instruments. A manually signed copy of this Agreement and the original of a Note shall be evidence of (i) the rights of each Lender under this Agreement and such Note and (ii) the rights of the Agent under this Agreement. Neither this Agreement nor any Note is a bearer instrument. The Agent will establish and maintain a record of ownership (the "Register") in which the Agent agrees to register by book entry the Agent's and each Lender's interest in the Loan, the Notes and this Agreement, and in the right to receive any payments hereunder or thereunder and any assignment of any such interest or rights. In connection with any assignment pursuant to Section 10.2, the Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall record the names and addresses of the Lenders and principal amount of each Tranche of the Loan owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Board, the

Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Agent, the Collateral Agent, the Board, the Loan Administrator, the Supplemental Guarantor or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (f) The Borrower may use the proceeds from the Loan for such general corporate purposes as are permissible under the Act and Regulations but not for the prepayment or refinancing of any Indebtedness of the Borrower for borrowed money nor for the acquisition of the stock, or of all or any substantial part of the assets, of any Person; provided, however, that the Borrower may use up to $1,300,658.01 of the proceeds from the Loan for the prepayment in full of the Current Credit Facility, up to $18,813,740.00 of the proceeds from the Loan for the redemption of the Old Notes and up to $3,415,056.75 of the proceeds from the Loan for the cash collateralization of the Existing Letters of Credit. No portion of the proceeds from the Borrowing shall be used by the Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Federal Reserve Board or any other regulation of the Federal Reserve Board or to violate Section 7(c) of the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

                  SECTION 2.5.      OPTIONAL PREPAYMENTS.

                  (a) The Borrower may, upon at least fifteen days' prior revocable written notice to the Board, the Supplemental Guarantor, the Loan Administrator and the Agent stating the proposed date and aggregate principal amount of the prepayment, elect to prepay the outstanding principal amount of the Loan, ratably as to each Tranche, in whole or in part (but not less than a minimum amount of the lesser of $1,000,000 and five percent of the then outstanding principal amount of the Loan, other than a prepayment made pursuant to Section 5.14(c) which may be made in any amount), together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that if any prepayment of all or a portion of the Loan is made by the Borrower other than on an Interest Payment Date or if the Borrower revokes such notice at any time within such fifteen days, the Borrower shall also pay any amounts owing pursuant to subsections (e) and (f) of Section 2.10. The Borrower shall establish to the satisfaction of the Board and the Agent three Business Days in advance of any prepayment of the Loan its ability to pay the amount to be prepaid.

                  (b) Upon the giving of any notice of prepayment under clause (a) of this Section 2.5, the principal amount of the Loan specified to be prepaid together with accrued and unpaid interest thereon shall become due and payable on the date specified for such prepayment; provided, however, that any failure to make any such prepayment in full on such date shall be deemed to be an automatic revocation of the notice of prepayment given under Section 2.5(a) and such failure shall not constitute a Default or an Event of Default hereunder; provided, further, however, that the Borrower shall be obligated to pay on such date any amounts owing under subsections (e) and (f) of Section 2.10 due to such failure to prepay.

                  (c) Any such prepayment shall be paid to the Agent for application as provided in Section 2.9, and any partial prepayment of the Loan resulting from such application shall be applied to the then remaining installments of the outstanding principal amount of the Loan (ratably as to each Tranche) in the inverse order of maturity thereof. The Borrower shall have no right to optionally prepay the principal amount of the Loan other than as provided in this Section 2.5, Section 2.10(b), Section 2.10(d) or Section 5.14(c).

                  SECTION 2.6.      MANDATORY PREPAYMENTS.

                  (a) Future Issuances. The Borrower shall give the Agent, the Lenders, the Supplemental Guarantor, the Loan Administrator and the Board not less than five Business Days' prior written notice of any anticipated Future Issuance and upon receipt by the Obligors or any of their Restricted Subsidiaries of the proceeds of such Future Issuance, the Borrower shall prepay the Loan in the manner provided below in an amount equal to the applicable amount of such proceeds, net of any reasonable and customary brokers' and advisors' fees, any underwriting discounts and commissions and other costs incurred in connection with such transaction (provided that evidence of such fees, discounts, commissions and costs is provided to the Board and the Agent) (the "Net Issue Proceeds"); provided, that (i) with respect to Future Issuances of Capital Stock or warrants, options or other rights to acquire Capital Stock, in each Fiscal Year the Borrower (A) shall not be obligated to prepay the Loan from the first $5,000,000 of Net Issue Proceeds therefrom, and (B) thereafter, shall be obligated to prepay the Loan in amounts equal to (1) 25% on a dollar-for-dollar basis of Net Issue Proceeds from the next $5,000,000 of Net Issue Proceeds and (2) 50% on a dollar-for-dollar basis of Net Issue Proceeds in excess of $10,000,000 (with all calculations of Net Issue Proceeds for the purpose of this clause (i) being made on a cumulative basis for each Fiscal
Year); and (ii) with respect to all other Future Issuances, the Borrower shall be obligated to prepay the Loan in an amount equal to 100% of the Net Issue Proceeds therefrom; provided, however, that in either case the Borrower shall not be obligated to so prepay the Loan if and to the extent that (x) an Obligor applies such proceeds (A) from an issue or incurrence of Indebtedness to finance Aircraft Related Equipment in a transaction of the type excepted from the definition of Asset Sale, (B) to purchase Aircraft Related Equipment or (C) to refinance Indebtedness upon maturity of the refinanced Indebtedness or (y) such Future Issuance consists of borrowings used to refinance Indebtedness existing on the date hereof on terms, in the reasonable judgment of the Board and the Lenders, that are no less favorable (including with respect to the repayment schedule or maturity and the interest rate and other fees) to the Obligors, the Board and the Lenders than the Indebtedness so refinanced; provided, further, that (I) to the extent an Obligor receives any proceeds in connection with the refinancing of any existing Indebtedness in excess of the amount required to refinance such existing Indebtedness plus reasonable expenses incurred in connection with such refinancing, such excess proceeds shall constitute proceeds of a Future Issuance and the Borrower shall prepay the Loan in the manner contemplated above, and (II) during the existence of a Value Differential, the Net Issue Proceeds received from a Future Issuance shall be applied to prepay the Loan (but only to the extent necessary to cure such Value Differential) without regard to the retention amounts referenced in clause (i) above. Any such prepayment of the Loan shall be made on the date of receipt of the proceeds of the applicable Future Issuance.

                  (b) Asset Sales. In the event and to the extent that on any date after the Closing Date the an Obligor or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from one or more Asset Sales in excess of $2,500,000 during any Fiscal Year (such excess amount, "Excess Proceeds"), then the Borrower shall prepay the Loan in an aggregate amount equal to such Excess Proceeds; provided, however, that during the existence of a Value Differential, the Net Cash Proceeds received from Asset Sales shall be applied to prepay the Loan (but only to the extent necessary to cure such Value Differential) without regard to the $2,500,000 retention amount referenced above. Any such prepayment of the Loan shall be made no later than three Business Days following the date on which the Excess Proceeds are received.

                  (c) Insurance/Condemnation Proceeds. The Borrower shall prepay the Loan in an amount equal to the amount by which the aggregate amount of all Net Insurance Proceeds and Net Condemnation Proceeds received by an Obligor or any of its Restricted Subsidiaries in any Fiscal Year exceeds $2,500,000, not counting amounts prepaid under the immediately following proviso; provided, that (i) with respect to proceeds from an Event of Loss of a Spare Engine (as such terms are defined in the

Security Agreement) if the Borrower does not pledge appropriate substitute Collateral in accordance with the terms of Section 4.01 of the Security Agreement, the Borrower shall apply all such proceeds to prepay the Loan; (ii) the Borrower shall not be obligated to prepay the Loan from Net Insurance Proceeds or Net Condemnation Proceeds if and to the extent that the Borrower certifies to the Board that it, Parent or any of their Restricted Subsidiaries intends to repair, restore or replace the assets from which such Net Insurance Proceeds or Net Condemnation Proceeds derived, and does so (or enters into a definitive agreement committing to do so) within six months after receipt of such Net Insurance Proceeds or Net Condemnation Proceeds (or in the case of proceeds derived from Collateral, the Borrower Parent or any of their Restricted Subsidiaries uses such proceeds to repair, restore or replace the assets from which such proceeds derived in accordance with the applicable provisions of the Security Agreement or other Security Document); and (iii) during the existence of a Value Differential, the Net Insurance Proceeds and Net Condemnation Proceeds received by an Obligor or any of its Restricted Subsidiaries shall be applied to prepay the Loan (but only to the extent necessary to cure such Value Differential) without regard to the $2,500,000 retention amount referenced above unless such proceeds are applied as provided in clauses (i) or (ii) above. Any prepayment pursuant to this Section 2.6(c) shall be made no later than three Business Days following the date of receipt of the Net Insurance Proceeds or Net Condemnation Proceeds by an Obligor or any of its Restricted Subsidiaries, or if later, the six-month period referenced above (or such later date as it is determined that the proceeds will not be applied in accordance with an agreement entered into within such six-month period), or in the case of proceeds derived from Collateral and for which the timing of prepayment is otherwise provided for in the Security Agreement or other Security Document, at such time as determined in accordance with the applicable provisions thereof.

                  (d) Change in Control. Upon the occurrence of a Change in Control with respect to the Borrower or Parent, the Borrower shall promptly give the Agent, the Collateral Agent, the Lenders, the Loan Administrator and the Board written notice thereof, and the Board shall have the right, by written notice to the Borrower (with a copy to the Agent, the Supplemental Guarantor and each Lender) delivered not more than 30 days following delivery of the notice of the Change in Control, to require the Borrower to prepay the Loan in full, together with accrued and unpaid interest thereon to the date of such prepayment, on the date specified in such notice (which date shall be a Business Day not less than ten nor more than twenty Business Days' after the date of such notice), and upon the specified payment date, the Borrower shall so prepay the then outstanding principal amount of the Loan together with such accrued and unpaid interest thereon.

                  (e) Application. If any prepayment under this Section 2.6 or Section 5.14(c) is made by the Borrower other than on an Interest Payment Date, the Borrower shall also pay any amounts owing pursuant to subsections (e) and (f) of Section 2.10. Any such prepayment of the Loan shall be paid to the Agent for application as provided in Section 2.9, and any partial prepayment of the Loan resulting from such application shall be applied to the then remaining installments of the outstanding principal balance of the Loan (ratably as to each Tranche) in the inverse order of maturity thereof.

                  SECTION 2.7.      INTEREST.

                  (a) Tranche A Rate of Interest. Except as otherwise provided in Section 2.7(d) and Section 2.10, Tranche A of the Loan shall bear interest on the unpaid principal amount thereof from the Closing Date until paid in full at the Applicable Tranche A Interest Rate.

                  (b) Tranche B Rate of Interest. Except as otherwise provided in Section 2.7(e) and Section 2.10, Tranche B of the Loan shall bear interest on the unpaid principal amount thereof from the Closing Date until paid in full at the Applicable Tranche B Interest Rate.

                  (c) Interest Payments. Interest accrued on each Tranche of the Loan and each Note shall be payable in arrears on each Interest Payment Date commencing June 12, 2004, upon the payment or prepayment thereof in whole or in part, and, if not previously paid in full, at maturity (whether by acceleration or otherwise). Interest on each Tranche of the Loan shall be calculated on the basis of a year of 360 days and actual number of days elapsed.

                  (d) Tranche A Default Interest. Notwithstanding the rate of interest specified in Section 2.7(a) or elsewhere herein, if any principal of or interest on Tranche A of the Loan is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise (but other than any voluntary prepayment), such overdue amount shall bear interest at a rate which is two percent per annum in excess of the Applicable Tranche A Interest Rate as in effect from time to time.

                  (e) Default Interest on Tranche B; Interest on Fees and Other Amounts. Notwithstanding the rate of interest specified in Section 2.7(b) or elsewhere herein, if any principal of or interest on Tranche B of the Loan or any fee or other amount payable by the Borrower hereunder (except for any amounts payable under Section 2.7(d)) is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise (but other than any voluntary prepayment), such overdue amount shall bear interest at a rate which is two percent per annum in excess of the Applicable Tranche B Interest Rate as in effect from time to time.

                  SECTION 2.8.      FEES.

                  (a) Facility Fee. The Borrower agrees to pay to the Agent, for the account of the Agent, on the Closing Date a facility fee in an amount equal to [ . . . * * * . . . ].

                  (b) Agency Fee. The Borrower agrees to pay to the Agent, for the account of the Agent, on the Closing Date and annually thereafter an agency fee in an amount equal to [ . . . * * * . . . ] per annum for so long as the Loan shall remain outstanding.

                  (c) Tranche B Fee. The Borrower agrees to pay to the Agent, for the account of the Tranche B Lender, on the Closing Date a fee in an amount equal to [ . . . * * * . . . ].

[ . . . * * * . . . ] CONFIDENTIAL TREATMENT REQUESTED

                  (d) Supplemental Guarantor Fee. The Borrower agrees to pay to the Agent, for the account of the Supplemental Guarantor, on the Closing Date and semi-annually in advance thereafter on each Interest Payment Date (other than the Loan Maturity Date) in respect of the Interest Period beginning on each such date, a fee in an amount equal to 3% per annum of the principal amount of Tranche B scheduled to be outstanding during each such succeeding Interest Period (after giving effect to any payment of principal of Tranche B of the Loan on such date and any prior prepayment of principal), for so long as the Loan shall remain outstanding (including the period after the Supplemental Guarantor makes a payment under the Supplemental Guarantee and irrespective of whether it becomes a Lender hereunder). Each such installment of the fee to the Supplemental Guarantor shall be computed on the basis of a year of 360 days and actual number of days in the applicable Interest Period.

                  (e) Loan Administrator Fee. The Borrower agrees to pay to the Loan Administrator (i) on the Closing Date a fee in an amount equal to [ . . .. * * * . . . ] and (ii) on the first Business Day of each calendar month thereafter for so long as the Loan is outstanding a monthly fee in the amount of [ . . . * * * . . . ]. In the event that a Requesting Party requests that the Loan Administrator provide any of the services described in Section 8.1(b) (other than the services described in clauses (ix), (xiv) or (xv) thereof, which are at the expense of a Requesting Party), the Borrower agrees to pay to the Loan

Administrator (A) the Loan Administrator's fees therefor calculated at the Loan Administrator's hourly billing rates, as set forth on Schedule 2.8(e) hereto,
(B) the actual reasonable out-of-pocket expenses incurred by the Loan Administrator (provided acceptable supporting documentation is provided to the Borrower), (C) the actual cost of the Loan Administrator's sub-servicer (if applicable), and (D) the fees and expenses of any experts or advisors deemed reasonably necessary to provide services requested by a Requesting Party hereunder.

[ . . . * * * . . . ] CONFIDENTIAL TREATMENT REQUESTED

                  (f) Board Guarantee Fees. The Borrower agrees to pay to the Agent for the account of the Board on the Closing Date and semi-annually in advance thereafter on each date set forth in the Board Guarantee for payment thereof, for so long as the Board Guarantee shall remain in effect and not have terminated without a payment having been made thereunder (including the period after the Board makes a payment under the Board Guarantee and becomes a Lender hereunder), the Guarantee Fee set forth in Section 2.06 of the Board Guarantee.

                  (g) Liquidity Fee. The Borrower agrees that if (i) at any time after the Closing Date the Regulations are amended, modified or supplemented such that the Board's consent shall be necessary in order for any Lender to sell a participation in its portion of the Loan to any Person the sale of a participation to which would not require the Board's consent if the Regulations were then as in effect on the Closing Date and (ii) any such Lender seeks the Board's consent to sell such a participation and such consent is not granted, then such Lender shall so notify the Borrower and the Agent and the Borrower shall thereafter (until such consent may be granted) pay to the Agent for the account of such Lender a liquidity fee equal to [ . . . * * * . . . ] per annum of the principal amount of the Loan outstanding from time to time held by such Lender, such liquidity fee to accrue from the date of such notice from such Lender and to be payable on each Interest Payment Date.

                  (h) Collateral Agent Fee. The Borrower agrees to pay to the Agent, for the account of the Collateral Agent, on the Closing Date a fee in an amount equal to [ . . . * * * . . . ], and immediately thereafter and on each anniversary thereof a fee in an amount equal to [ . . . * * * . . . ] per annum for so long as the Loan shall remain outstanding.

[ . . . * * * . . . ] CONFIDENTIAL TREATMENT REQUESTED

                  (i) Distribution of Fees. On the Closing Date, and upon its receipt thereof, the Agent shall distribute to the Person entitled thereto each of the fees referred to in this Section 2.8 payable on such date. Thereafter, the Agent will distribute any and all fees payable under this
Section 2.8 in accordance with Section 2.9(d) or (e) hereof, as applicable.

                  (j)      Fees Non-Refundable. All fees paid under this Section
2.8 shall be non-refundable except as otherwise specified.

                  SECTION 2.9.      PAYMENTS AND COMPUTATIONS.

                  (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 12:00 noon (New York City time) on the day when due, in Dollars, to the Agent at Citibank, N.A., [ . . . * * * . . .. ] in immediately available funds without set-off or counterclaim. All payments in respect of any Obligations shall at all times be made to the Agent, whether or not a demand shall have been made or paid under the Board Guarantee. The
Agent will promptly cause all such payments received by it to be distributed to the Person entitled thereto in accordance with the priorities of payment

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

set forth below in clause (d) or (e) of this Section 2.9 or both, as applicable. Payments received by the Agent after 12:00 noon (New York City time) shall be deemed to be received on the next Business Day.

[ . . . * * * . . . ] CONFIDENTIAL TREATMENT REQUESTED

                  (b) Each determination by the Agent or the Govco Administrative Agent, as applicable, of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, except as may be required otherwise pursuant to clause (ii) of the definition of Interest Payment Date, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

                  (d) So long as no Event of Default under any of subsections (a) (including any failure to pay all amounts hereunder upon acceleration as a result of any other Event of Default), (f) and (g) of Section
7.1 has occurred and is continuing or would result therefrom, the Agent shall apply all payments in respect of any Obligations in the following order:

                  (i) first, to pay any fees then due and payable under subsections (b), (e) and (h) of Section 2.8 hereof to the Agent, the Collateral Agent and the Loan Administrator, as the case may be, on a pro rata basis;

                  (ii) second, to pay interest then due and payable in respect of the Loan to the Lenders, on a pro rata basis;

                  (iii) third, to pay principal then due and payable on the Loan to the Lenders, on a pro rata basis;

                  (iv) fourth, to pay any fees then due and payable under subsections (d), (f) and (g) of Section 2.8 hereof to the Supplemental Guarantor, the Board and the Lenders, as the case may be, on a pro rata basis; and

                  (v) fifth, to pay any other Obligations then due and payable to the Agent, the Collateral Agent, the Loan Administrator, the Board, the Lenders, the Supplemental Guarantor and the Govco Administrative Agent, on a pro rata basis.

                  Notwithstanding the foregoing, to the extent that any amount received by the Agent constitutes interest accrued on any overdue principal of or interest on Tranche A of the Loan in excess of the interest that would have accrued thereon at the Applicable Tranche A Interest Rate, so much of such amount, if any, as exceeds the interest that would have so accrued at the Applicable Tranche A Interest Rate shall be distributed to the Board under clause (ii) above as if it were a Lender and the balance shall be distributed to the Tranche A Lenders under clause (ii) above.

                  (e) After the occurrence and during the continuance of an Event of Default under any of Section 7.1(a) (including any failure to pay all amounts hereunder upon acceleration as a result of any other Event of Default),
(f) or (g), the Agent shall apply all payments in respect of any Obligations in the following order:

                  (i) first, to pay Obligations in respect of any expenses, fees (other than any fees payable under clause (v) below), indemnities or other sums owing hereunder not referred to in clauses (ii) through (iv) below then due to the Agent, the Collateral Agent, and the Loan Administrator, on a pro rata basis;

                  (ii) second, to pay Obligations in respect of any expenses, fees (other than any fees payable under clause (v) below), indemnities or other sums owing hereunder not referred to in clauses
         (iii) and (iv) below then due to the Board, the Lenders, the Supplemental Guarantor and the Govco Administrative Agent, on a pro rata basis;

                  (iii) third, to pay on a pro rata basis, (A) interest then due and payable in respect of the Loan to the Lenders, on a pro rata basis, and (B) in the event that any fees payable to the Supplemental Guarantor under Section 2.8(d) or to the Board under Section 2.8(f) were not paid when due under Section 2.8(d) or Section 2.8(f), respectively, the portion of such unpaid fees which is equal to the amount which the Supplemental Guarantor or the Board would have been entitled to receive through such date, on a pro rata basis, if the fee payable under Section 2.8(d) or Section 2.8(f) (as applicable) were payable daily in arrears (instead of semi-annually in advance);

                  (iv) fourth, to pay or prepay principal payments on the Loan to the Lenders, on a pro rata basis; and

                  (v) fifth, to pay any additional fees payable under subsections (d), (f) and (g) of Section 2.8 hereof to the Supplemental Guarantor, the Board and the Lenders, respectively, on a pro rata basis.

                  Notwithstanding the foregoing, to the extent that any amount received by the Agent constitutes interest accrued on any overdue principal of or interest on Tranche A of the Loan in excess of the interest that would have accrued thereon at the Applicable Tranche A Interest Rate, so much of such amount, if any, as exceeds the interest that would have so accrued at the Applicable Tranche A Interest Rate shall be distributed to the Board under clause (iii) above as if it were a Lender and the balance shall be distributed to the Tranche A Lenders under clause (iii) above.

                  (f) Upon the assignment to the Board of any Tranche A Lender's right, title and interest in and to its pro rata portion of the principal of and interest on Tranche A of the Loan in accordance with the Board Guarantee, the Board shall have the rights and privileges of a Lender with respect to such payment (to the extent of the interests in Tranche A of the Loan so assigned to the Board). Any statute or judicial decision to the contrary notwithstanding, no payment by the Board to the Agent or any Tranche A Lender under the Board Guarantee, shall reduce, discharge, satisfy, modify or terminate the corresponding payment or any other obligation of Borrower under this Agreement or Tranche A Note, which shall remain in full force and effect.

                  (g) For the avoidance of doubt (i) any payments made by the Board to the Agent under the Board Guarantee shall be promptly paid by the Agent to the Tranche A Lender and (ii) any payments made by the Supplemental Guarantor to the Agent under the Supplemental Guarantee shall be promptly paid by the Agent to the Tranche B Lender, in each case without regard to the provisions of subsections (d) and (e) of this Section 2.9.

                  SECTION 2.10.     CERTAIN PROVISIONS GOVERNING THE NOTES.

                  (a) Determination of Interest Rate. The Applicable Tranche A Interest Rate and Applicable Tranche B Interest Rate for each Interest Period of the Loan shall be determined by the Govco Administrative Agent and/or the Agent pursuant to the procedures set forth in the definition of "Applicable Tranche A Interest Rate," "Applicable Tranche B Interest Rate" and "LIBOR," as applicable, and shall promptly thereafter be notified to the Borrower, the Board, each Lender and the Supplemental Guarantor.

                  (b) Interest Rate Unascertainable, Inadequate or Unfair. In the event that: (i) the Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the LIBOR then being determined is to be fixed; or (ii) the Requisite LIBOR Lenders notify the Agent that the LIBOR for any Interest Period will not adequately reflect the cost to the LIBOR Lenders of making or maintaining the portion of the Loan for which the interest rate is determined by reference to LIBOR for such Interest Period, the Agent shall forthwith so notify the Borrower, the Board, the Supplemental Guarantor and the Lenders, whereupon during the 30 days following the date of any such notice the LIBOR Lenders, the Agent, and the Borrower shall negotiate in good faith (subject to the consent of the Board) in order to arrive at a mutually acceptable alternative basis for determining the interest rate from time to time applicable to the relevant Tranche or Tranches of the Loan (the "Substitute Basis"). If within the 20 days following the date of any such notice from the Agent, the LIBOR Lenders, the Agent and the Borrower shall agree upon, and the Board shall consent to, a Substitute Basis, such Substitute Basis shall be retroactive to and effective from the first day of the then current Interest Period until and including the last day of such Interest Period. If after 20 days from the date of such notice, the LIBOR Lenders, the Agent and the Borrower shall have failed to agree upon, or the Board shall have failed to consent to, a Substitute Basis, then the Agent (upon instructions from the Requisite LIBOR Lenders) shall certify in writing to the Borrower (such certification to be conclusive and binding on all LIBOR Lenders and all other parties hereto absent manifest error) the interest rate at which the LIBOR Lenders are prepared to maintain their portion of the Loan for such Interest Period, it being understood that such Lenders' interest rate shall be at a rate per annum equal to a rate which adequately and fairly reflects the cost to such Lenders of obtaining the funds necessary to maintain their portion of the Loan for such Interest Period. If no Substitute Basis is established, upon receipt of notice of the interest rates at which the Requisite LIBOR Lenders are prepared to maintain their respective portion of the Loan, the Borrower shall have the right exercisable upon ten Business Days' prior notice to the Lenders, the Supplemental Guarantor and the Board through the Agent (i) to continue to borrow the Loan at the interest rate so advised by the Agent (as such rate may be modified, from time to time, at the outset of each subsequent Interest Period) or (ii) to prepay in full the Loan together with accrued but unpaid interest thereon at the interest rate certified in writing by the Requisite LIBOR Lenders as provided above and all other amounts due under the Loan Documents, whereupon the Loan shall become due and payable on the date specified by the Borrower in such notice.

                  (c) Increased Costs. If at any time any Lender shall determine that as a result of the introduction of or any change in or in the interpretation by any Governmental Authority of any law, treaty or governmental rule, regulation or order after the date hereof or the compliance by such Lender with any guideline, request or directive after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any portion of the Loan (except in respect of Taxes, payments with respect to which are addressed in Section 2.12), then the Borrower shall from time to time, within 15 Business Days following a demand (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail) by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost, provided that such increased cost shall only be reimbursable to the extent incurred within 12 months prior to the date of demand. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Illegality. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of or any change in or in the interpretation by any Governmental

Authority of any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for such Lender to continue to fund or maintain its portion of the Loan, then, on notice thereof by such Lender to the Borrower through the Agent, the obligation of such Lender to continue to fund or maintain its portion of the Loan shall be terminated and the Borrower shall prepay such affected portion of the Loan to such Lender, together with accrued but unpaid interest thereon and all other sums payable hereunder with respect thereto on the last day of the then current Interest Period or earlier if necessary to avoid such illegality. Any such prepayment of the Loan shall be paid to the Agent for application as provided in Section 2.9, and any such partial prepayment resulting from such application shall be applied ratably to the then unpaid installments thereof in accordance with the amount of each such unpaid installment.

                  (e) Prepayment Compensation. In connection with all prepayments under Section 2.5, Section 2.6, Section 2.10(b) or (d), Section 5.14(c) or otherwise hereunder, if the Primary Tranche A Lender is the Tranche A Lender, the Borrower shall pay to such Primary Tranche A Lender an amount equal to (A) the amount of yield that the Primary Tranche A Lender is required to pay to holders of its Commercial Paper during the Liquidation Period (as defined below) on an amount of Commercial Paper having an aggregate issue price equal to the amount of the Borrower's prepayment less (B) the amount of the estimated investment earnings, as reasonably calculated by the Govco Administrative Agent, on the prepayment amount during the Liquidation Period. "Liquidation Period" means the period from the date on which a prepayment is made to the earliest date on which the Primary Tranche A Lender's total amount of Commercial Paper related to the funding of Tranche A of the Loan can be reduced (without prepayment thereof) by an amount equal to the amount of the Borrower's prepayment.

                  (f) Breakage Costs. In addition to all amounts required to be paid by the Borrower pursuant to Section 2.7 but without duplication of any amounts payable under Section 2.10(e), the Borrower shall compensate each Lender and the Supplemental Guarantor, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender or the Supplemental Guarantor or the termination of any other financial arrangement it may have entered into to fund or maintain or support such Lender's portion of the Loan but excluding Taxes, payments with respect to which are addressed in
Section 2.12) which such Lender or the Supplemental Guarantor (in the case of clause (iii) below), as the case may be, may sustain (i) if for any reason the proposed Borrowing does not occur on a date specified therefor in the Notice of Borrowing given by a Borrower, (ii) if for any reason any portion of the Loan is prepaid (including mandatorily pursuant to Section 2.6 or this Section 2.10), or
(iii) as a consequence of any failure by a Borrower to repay any portion of the Loan or make payment with respect to a Supplemental Guarantee when required by the terms hereof or by the terms of the Supplemental Guarantee. The Lender or the Supplemental Guarantor making demand for such compensation shall deliver to the Borrower (with a copy to the Agent) concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender or Supplemental Guarantor absent manifest error, and such compensation shall be paid to the Agent for the account of such Lender or Supplemental Guarantor, as the case may be.

                  SECTION 2.11. CAPITAL ADEQUACY. If at any time any Lender or Supplemental Guarantor determines that (a) the adoption of or any change in or in the interpretation by any Governmental Authority of any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation, or order, or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's or Supplemental Guarantor's (or any corporation controlling such Lender's or

Supplemental Guarantor's) capital as a consequence of its obligations hereunder (other than as a result of changes in Taxes, payments with respect to which are addressed in Section 2.12) to a level below that which such Lender or Supplemental Guarantor, as the case may be, or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender or Supplemental Guarantor, as the case may be (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender or Supplemental Guarantor, as the case may be, from time to time as specified by such Lender or Supplemental Guarantor, as the case may be, additional amounts sufficient to compensate such Lender or Supplemental Guarantor for such reduction. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender or Supplemental Guarantor, as the case may be, shall be conclusive and binding for all purposes absent manifest error.

                  SECTION 2.12.     TAXES.

                  (a) Except as otherwise provided in Section 10.2, any and all payments by the Borrower, Parent, World LLC or any other Restricted Subsidiary under each Loan Document shall be made free and clear of and without deduction for any and all Taxes, excluding (i) in the case of each Lender, the Loan Administrator, the Supplemental Guarantor and the Agent, taxes measured by its net income or net profits (or branch profits), and franchise taxes imposed on it, by the United States of America or by any jurisdiction under the laws of which such Lender, the Loan Administrator, Supplemental Guarantor or the Agent (as the case may be) is organized or in which it is subject to such tax as a result of conducting activities in the taxing jurisdiction unrelated to the transactions described in and contemplated by the Loan Documents, (ii) in the case of each Lender, taxes measured by its net income or net profits (or branch profits), and franchise taxes imposed on it, by the jurisdiction in which such Lender's Lending Office is located, (iii) in the case of each Lender, the Supplemental Guarantor the Loan Administrator and the Agent, Taxes imposed as a result of such Person failing to comply with its obligations under Section 2.12(h) and (iv) in the case of each Lender, the Loan Administrator, and the Agent, any withholding taxes imposed by the United States of America (or any political subdivision thereof) unless such withholding taxes are imposed as a result of a change in applicable law, including income tax conventions, after the latest of (x) the Closing Date, (y) the date on which it becomes a Lender, the Loan Administrator or the Agent, as the case may be, and (z) in the case of a Lender, the date on which it designates a new Lending Office, unless such designation is pursuant to Section 2.12(i) (all Taxes, other than those described in clauses (i) though (iv) of this sentence, being hereinafter referred to as "Indemnified Taxes"). If any Indemnified Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender, the Loan Administrator, the Supplemental Guarantor or the Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender, the Loan Administrator, the Supplemental Guarantor or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower, Parent, World LLC or any other Restricted Subsidiary shall make such deductions, and (iii) such Person shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

                  (b) If any Taxes (other than Taxes imposed as a result of the failure of the Supplemental Guarantor to comply with its obligations under
Section 2.12(h)) shall be required by law to be deducted from or in respect of any sum payable under the Supplemental Guarantee to the Supplemental Guarantor,
(i) the Agent shall make such deductions and shall so notify the Borrower (such notice shall be accompanied by a statement setting forth the basis for such deductions and a calculation of the amount thereof in reasonable detail), (ii) the Agent shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iii) the Borrower shall pay to the Supplemental Guarantor such amounts as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) the Supplemental Guarantor receives an amount equal to the sum it would have received had no such deductions been made. Further, if any Taxes are required by law to be deducted from or in respect to any sum payable under the Supplemental Guarantee by the Supplemental Guarantor to the Agent, any Lender or any participant and the Supplemental Guarantor in accordance with the terms of its Supplemental Guarantee pays such amounts as may be necessary so that after making all required deductions the Agent, such Lender or such participant, as the case may be, receives an amount equal to the sum it would have received had no such deduction been made, the Borrower shall pay the amount thereof to the Agent for the account of the Supplemental Guarantor (together with any additional amounts such that the Supplemental Guarantor receives, after deduction for all Taxes required to be withheld, the amount so paid by the Supplemental Guarantor). Taxes required to be deducted from any payment described in this paragraph (b) are referred to herein as "Supplemental Guarantee Taxes."

                  (c) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made under any Loan Document or the Supplemental Guarantee or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or the Supplemental Guarantee (collectively, "Other Taxes") to the Agent for the account of the affected party.

                  (d) The Borrower will indemnify each Lender, the Agent, the Supplemental Guarantor and the Loan Administrator for the full amount of Indemnified Taxes, the Supplemental Guarantee Taxes or Other Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Lender, the Loan Administrator, the Supplemental Guarantor or the Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made to the Agent for account of the relevant Lender, the Loan Administrator, the Supplemental Guarantor or the Agent, as the case may be, within 30 days from the date such Lender, the Loan Administrator, the Supplemental Guarantor or the Agent (as the case may be) makes written demand therefor (with a copy to the Agent if made by a Lender, the Supplemental Guarantor or the Loan Administrator and accompanied by a statement setting forth the basis for such taxation and the calculation of the amount thereof in reasonable detail).

                  (e) Within 30 days after the date of any payment of Indemnified Taxes, the Supplemental Guarantee Taxes or Other Taxes, the Borrower will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof or other documentation reasonably satisfactory to the Agent.

                  (f) If a Lender, the Supplemental Guarantor, the Loan Administrator or the Agent receives a refund in respect of any Indemnified Taxes, Supplemental Guarantee Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.12, it shall within 30 days from the date of such receipt pay over such refund to the Borrower hereunder, net of any additional Taxes incurred due to such refund or out-of-pocket expenses of such Lender, the Supplemental Guarantor, the Loan Administrator or the Agent as a result of such refund or payment hereunder and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, that no Default or Event of Default is continuing, and provided, further, that the Borrower, upon the request of such Lender or the Agent, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender or the Agent in the event such Lender or the Agent is required to repay such refund to such Governmental Authority.

                  (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the parties contained in this Section 2.12 shall survive the payment in full of the Obligations.

                  (h) Each of the Lenders, the Supplemental Guarantor, the Loan Administrator and the Agent that is a Non-U.S. Person and that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall, on or prior to the Closing Date or on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Lender or on or prior to the date such Person becomes the Supplemental Guarantor, the Loan Administrator or the Agent, as applicable, and from time to time thereafter if requested by the Agent or the Borrower or if necessary to keep the provided forms from lapsing, provide the Agent and the Borrower, and, in the case of each of the Lenders and the Agent, provide the Supplemental Guarantor, with two completed copies of either IRS Form W-8BEN or W-8ECI or other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Person's entitlement to such exemption from United States withholding tax or reduced rate with respect to payments to be made to such Non-U.S. Person under the Loan Documents. In addition, each of the Lenders, the Supplemental Guarantor, the Loan Administrator and the Agent that is a Non-U.S. Person, as the case may be, shall deliver to the Borrower and the Agent, and, in the case of each of the Lenders and the Agent, deliver to the Supplemental Guarantor, notice of any event (other than a change in applicable law, including income tax conventions) requiring a change in the most recent of any such form previously delivered by such Person to the Borrower and the Agent or the Supplemental Guarantor, as the case may be. Unless the Agent and the Borrower have received forms or other documents satisfactory to them indicating that payments under the Loan Documents to or for a Non-U.S. Person are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Agent or the Borrower shall, notwithstanding the provisions of Section 2.12(a), (b) and (d) and without impairing any obligation of the Borrower under this Section 2.12 with respect to such tax, withhold such United States withholding taxes from such payments at the appropriate rate.

                  (i) Any Lender claiming any additional amounts payable pursuant to this Section 2.12 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  (j) Subject to clause (iii) of Section 10.2(e), each participant in the Loan will be entitled to the benefits and subject to the requirements of this Section 2.12 to the same extent as if such Person were a Lender.

                                   ARTICLE III

                               CONDITIONS TO LOAN

                  SECTION 3.1. CONDITIONS PRECEDENT TO THE LOAN. The obligation of the Lenders to make the Loan (or, in the case of the Primary Tranche A Lender, to agree to participate in the making of the Loan subject to
Section 2.1(c)) requested to be made by the Lenders on the Closing Date is subject to the satisfaction (in the judgment of the Agent, the Board, the Supplemental Guarantor and the Lenders (except as otherwise provided below in this Section 3.1)) of all of the following conditions precedent before or concurrently with such Borrowing:

                  (a) Certain Documents. The Agent, the Lenders, the Supplemental Guarantor and the Board shall have received on the Closing Date each of the following, each dated as of the Closing Date, in form and substance satisfactory to the Agent, the Board, the Lenders and the Supplemental Guarantor (except as otherwise provided below in this Section 3.1(a)):

                  (i) this Agreement, duly executed and delivered by the parties hereto;

                  (ii) the Notes duly executed by the Borrower and conforming to the requirements set forth in Section 2.4(d) hereof;

                  (iii) the Security Agreement, duly executed and delivered by the parties thereto;

                  (iv) the Board Guarantee, duly executed and delivered by the parties thereto;

                  (v) the Subsidiary Guarantee, duly executed and delivered by the parties thereto;

                  (vi) the Warrants (which need be in form and substance satisfactory only to the holders thereof), duly executed, validly issued and delivered by the Borrower;

                  (vii) the Registration Rights Agreement (which need be in form and substance satisfactory only to the holders of the Warrants), duly executed and delivered by the parties thereto;

                  (viii) the Supplemental Guarantee, duly executed and delivered by the parties thereto;

                  (ix) a Collateral Value Certificate with respect to the Collateral, setting forth the Collateral Value as of the Closing Date, together with insurance certificates and insurance brokers' reports evidencing the insurance coverages required under the Loan Documents;

                  (x)      [Intentionally deleted];

                  (xi) the favorable opinions of (A) Powell, Goldstein, Frazer & Murphy LLP, special counsel to the Borrower, (B) Cindy M. Swinson, internal counsel to the Borrower, (C) James R. Levine, legal counsel to the Board (which need be addressed and delivered only to the Agent and the Tranche A Lenders), (D) Curtis, Mallet-Prevost, Colt & Mosle LLP, special New York counsel to the Board (which need be addressed and delivered only to the Agent and the Tranche A Lenders),
         (E) an counsel to the Loan Administrator , (F) Paul Johnson, internal counsel to the Supplemental Guarantor, (G) Paul, Hastings, Janofsky & Walker LLP, special counsel to the Supplemental Guarantor, (H) Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Lenders and the Agent (which need be addressed and delivered only to the Lenders and the Agent) and (I) Holland & Knight LLP, special counsel to the Collateral Agent;

                  (xii) a copy of the articles or certificate of incorporation or formation of the Borrower and each of its Subsidiaries, certified as of a recent date by the Secretary of State of the state of organization of such Person, together with a "long-form" certificate of such official attesting to the good standing of such Person;

                  (xiii) a certificate of the Secretary or Assistant Secretary or Manager (as applicable) of the Borrower and each of its Subsidiaries certifying (A) the names and true signatures of each officer of such Person who has been authorized to execute and deliver each Loan Document required to be executed and delivered by or on behalf of such Person hereunder or thereunder, (B) the by-laws or operating agreement of such Person as in effect on the date of such certification, (C) the resolutions of such Person's board of directors or managers approving and authorizing the execution, delivery and performance of each Loan Document to which it is a party and (D) that there have been no changes in the certificate of incorporation or formation of such Person from the certificate of incorporation or formation delivered pursuant to the immediately preceding clause;

                  (xiv) a copy of the articles or certificate of organization or comparable document of the Supplemental Guarantor, certified, if available, as of a recent date by an appropriate official of the jurisdiction of organization of the Supplemental Guarantor, together with, if available, a certificate or comparable document of such official attesting to the good standing of the Supplemental Guarantor;

                  (xv) a certificate of the Supplemental Guarantor signed on its behalf by an authorized official of the Supplemental Guarantor certifying (A) the names and true signatures of each officer of the Supplemental Guarantor who has been authorized to execute and deliver the Supplemental Guarantee, (B) the by-laws of the Supplemental Guarantor as in effect on the date of such certification, (C) the resolutions of the Supplemental Guarantor's board of directors approving and authorizing the execution, delivery and performance of the Supplemental Guarantee, and (D) that there have been no changes in the certificate of organization of the Supplemental Guarantor from the certificate of organization delivered pursuant to the immediately preceding clause;

                  (xvi) an Officer's Certificate of the Borrower signed by its Chief Financial Officer stating that the Borrower is Solvent after giving effect to the Loan, the application of the proceeds thereof in accordance with Section 2.4(f) and the payment of all estimated legal, accounting and other fees related hereto;

                  (xvii)   an Officer's Certificate of the Borrower certifying
         (A) that all representations, warranties and certifications made by it in the Loan Agreement, the other Loan Documents, the Application and any other document, certificate or written statement delivered in connection therewith are true and correct on and as of the Closing Date, before and after giving effect to the Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and (B) that no Event of Default or Default has occurred and is continuing or would result from the Borrowing;

                  (xviii) a true and correct copy of the Borrower's Application, together with an Officer's Certificate of the Borrower certifying that as of the Closing Date, the information contained therein is true and correct in all material respects;

                  (xix) an Officer's Certificate of the Borrower certifying that since September 30, 2003, there has been no material adverse change (A) in the business, condition (financial or otherwise), operations, performance, prospects, assets or properties of the Borrower and its Subsidiaries taken as a whole or in the Borrower's ability to repay the Loan or (B) with respect to any of the matters covered by the representations and warranties of the Borrower in its Application to the Board;

                  (xx) an Officer's Certificate of the Borrower certifying that (A) it will use the proceeds from the Borrowing in compliance with
         Section 2.4(f) of this Agreement, (B) the Borrower qualifies as an "eligible borrower" under the Act and the Regulations, and (C) the Borrower does not have any outstanding delinquent Federal debt (including tax liabilities); and

                  (xxi) the Lease Amendments (which need to be received by and in form and substance satisfactory only to the Supplemental Guarantor) and all conditions precedent to the effectiveness thereof have been satisfied to the satisfaction of the Supplemental Guarantor and/or waived by the Supplemental Guarantor.

                  (b) Collateral. (i) Completion of all notices, recordings and filings of or with respect to the Security Agreement and the Collateral covered thereby, that are necessary or desirable in order to perfect and protect the security interest created by the Security Agreement or that arrangements therefor satisfactory to the Collateral Agent have been made, including, without limitation, the filing of the applicable Security Agreement and any other required instruments and documents with the FAA, the filing of Uniform Commercial Code financing statements in all applicable jurisdictions and the delivery of favorable legal opinions from counsel and the delivery of required notices and other documents and instruments to applicable contracting officers or other government officials in connection with the pledge of the Air Mobility Command Agreement and any other military or government contracts or rights or interests therein and compliance with the Assignment of Claims Act; and (ii) completion by the Borrower of all other actions necessary or desirable to perfect and protect the security interest in the Collateral or that satisfactory arrangements therefor have been made, including, without limitation, (A) the filing of the IP Security Agreement with the U.S. Patent and Trademark Office, the U.S. Copyright Office or any other applicable U.S. Governmental Authority with respect to the Collateral covered thereby and (B) the execution and delivery of Control Agreements with respect to the deposit accounts and securities accounts of the Borrower.

                  (c) Other Agreements. The Agent, the Board, each Lender and the Supplemental Guarantor shall have received evidence reasonably satisfactory to each of them that the Concessions are in form and substance reasonably satisfactory to the Board and the Lenders and have been duly authorized, executed and delivered and constitute the legal, valid and binding obligations of the Borrower, and to the knowledge of the Responsible Officers of the Borrower, the counterparties thereto enforceable against each in accordance with their respective terms.

                  (d) Fees and Expenses Paid. The Borrower shall have paid all fees due and payable on the Closing Date (including, without limitation, the fees referenced in Section 2.8 hereof), and all expenses (including, without limitation, reasonable legal fees and expenses) of the Agent, the Collateral Agent, the Lenders, the Loan Administrator and the Supplemental Guarantor due and payable on or before the Closing Date.

                  (e) Consents, Etc. The Borrower and each of its Subsidiaries shall have received all consents and authorizations required pursuant to any Contractual Obligation with any other Person, including the Indenture, and shall have obtained all consents, waivers and authorizations of, and effected all notices to and filings with any Governmental Authority, in each case, as may be necessary to allow the Borrower and each of its Subsidiaries lawfully to execute, deliver and perform, in all material respects, its obligations under the Loan Documents to which it is, or shall be, a party and each other agreement or instrument to be executed and delivered by it, pursuant thereto or in connection therewith.

                  (f) No Illegality. No law or regulation shall be applicable in the judgment of any Lender or the Board that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

                  (g) Representations and Warranties of Borrower. All representations and warranties of the Borrower set forth herein and of the Borrower and each of its Subsidiaries in each other Loan Document to which it is a party are true and correct on and as of the Closing Date, before and after giving effect to the Borrowing and to the application of the proceeds therefrom, as though made on and as of such date.

                  (h) Representations and Warranties of the Supplemental Guarantor. All representations and warranties of the Supplemental Guarantor in the Supplemental Guarantee are true and correct on and as of the Closing Date, before and after giving effect to the Borrowing and to the application of the proceeds therefrom, as though made on and as of such date.

                  (i) No Event of Default. No Event of Default or Default has occurred and is continuing, or would result from the Borrowing after giving effect to the Borrowing and to the application of the proceeds therefrom.

                  (j) Corporate and other proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to the Agent, the Board, each Lender and the Supplemental Guarantor.

                  (k) Projections. The Lenders and the Board shall have received satisfactory projections and pro forma financial information for the Borrower for the fiscal years 2003 through and including 2008, which projections shall be certified by the Chief Executive Officer or the Chief Financial Officer of the Borrower as being reasonable and based on assumptions stated therein that are believed by the Borrower to be reasonable as of the Closing Date.

                  (l) No Material Adverse Change. Since September 30, 2003, no material adverse change shall have occurred (i) in the business, condition (financial or otherwise), operations, performance, prospects, assets or properties of the Borrower and its Subsidiaries taken as a whole or in the Borrower's ability to repay the Loan or (ii) with respect to any of the matters covered by the representations and warranties made in the Application.

                  (m) Repayment of Current Credit Facility. The Current Credit Facility shall have been fully repaid in cash, and terminated, and all actions necessary to release all collateral pledged to secure the Current Credit Facility shall have been taken.

                  (n) Filing Memoranda; Post Recordation Opinions. The Borrower shall have submitted to the FAA the Security Agreement and all other instruments or documents that are required to be recorded by the FAA in order to perfect the Lien on the applicable Collateral in favor of the Collateral Agent, and promptly upon the recordation of such documents with the FAA, the Borrower will cause outside legal counsel reasonably acceptable to the Board and the Lenders to deliver to the Collateral Agent a favorable legal opinion with respect to the perfection of the security interest in the Collateral covered by such recordation.

                  (o) Payment Instructions to Air Mobility Command. The Borrower shall have delivered notice to the Air Mobility Command in compliance with the Assignment of Claims Act (and otherwise in form and substance reasonably satisfactory to the Board and the Agent) instructing the Air Mobility Command to make all payments to or for the benefit of the Borrower under or in respect of the Air Mobility Command Agreement to a deposit account specified therein, which deposit account shall be maintained at a financial institution with which the Borrower, the Collateral Agent and such financial institution shall have entered into a Control Agreement.

                  (p) Issuance of New Notes. The Borrower shall have issued $25,545,000 in principal amount of New Notes in exchange for $22,545,000 in principal amount of Old Notes and $3,000,000 in cash, on terms and conditions reasonably satisfactory to the Lenders and the Board.

                  (q) Notice of Redemption. The Borrower shall have notified the Trustee in accordance with Article Eleven of the Indenture of the Borrower's election to redeem 100% of the Old Notes outstanding on the Redemption Date.

                  (r) Additional Documents. The Borrower shall deliver such other certificates, documents, agreements and information from the Borrower and its Subsidiaries as the Agent, the Lenders, the Supplemental Guarantor or the Board may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the other parties to enter into this Agreement, to induce the Board to enter into the Board Guarantee and to induce the Supplemental Guarantor to enter into the Supplemental Guarantee, the Borrower represents and warrants to each other party hereto and to the Supplemental Guarantor that, on and as of the Closing Date:

                  SECTION 4.1. ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS, SUBSIDIARIES, THE ACT AND THE REGULATIONS.

                  (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Borrower has all requisite corporate and other power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

                  (b) The Borrower is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect. The Borrower is an "air carrier" within the meaning of the Act and holds a certificate under Sections 41102(a)(1) and 41103 of Title 49. Each of the Borrower and its Subsidiaries engaged in operations as an "air carrier" is a "citizen of the United States" as defined in
Section 40102(a)(15) of Title 49 (a "United States Citizen") and holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. The Borrower and each of its Subsidiaries possess all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted.

                  (c) All of the Subsidiaries of the Borrower and all other Persons in which the Borrower or any of its Subsidiaries owns any Capital Stock as of the Closing Date are identified on Schedule 4.1(c). Each of the Subsidiaries identified in Schedule 4.1(c) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation set forth therein, has all requisite corporate, partnership or limited liability power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate, partnership or limited liability power and authority could not reasonably be expected to have a Material Adverse Effect. Schedule 4.1(c) correctly sets forth the ownership interest of the Borrower and each of its Subsidiaries in each of the Subsidiaries identified therein. There are no limitations on the right of the Borrower to vote the Capital Stock it owns of any of its Subsidiaries.

                  (d) The Borrower is an "eligible borrower" within the meaning of the Act and the Regulations; it does not have any outstanding delinquent Federal debt (including tax liabilities); and the Application, the Loan, the Supplemental Guarantee and the transactions contemplated hereby (assuming each Lender is an Eligible Lender) comply with the requirements of the Act and the Regulations.

                  SECTION 4.2.      AUTHORIZATION OF BORROWING, ETC.

                  (a) Each of the Borrower and its Subsidiaries has duly authorized by all necessary corporate action the execution, delivery and performance of the Loan Documents to which it is a party.

                  (b) The execution, delivery and performance by the Borrower and each of its Subsidiaries of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents to which it is a party do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Borrower or any of its Subsidiaries, the certificate or articles of incorporation or formation or by-laws or operating agreement of the Borrower or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on the Borrower or any of the Borrower's Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default or require any payment under any material Contractual Obligation (including the Concessions) of the Borrower or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any of the Borrower's Subsidiaries (other than pursuant to the Loan Documents), or (iv) require any approval of stockholders or any approval or consent of any Person under any material Contractual Obligation of the Borrower or any of the Borrower's Subsidiaries, except for such approvals or consents which will have been obtained on or before the Closing Date and are disclosed on Schedule 4.2(b).

                  (c) The execution, delivery and performance by the Borrower and each of its Subsidiaries of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents to which it is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other Governmental Authority or regulatory body or any other Person except as disclosed on Schedule 4.2(c), and all of such registrations, consents, approvals, notices and other actions which are required to be obtained or made on or prior to the Closing Date have previously been obtained or made.

                  (d) The Borrower and each of its Subsidiaries has duly executed and delivered each of the Loan Documents to which it is party and each such Loan Document is the legally valid and binding obligation of the Borrower or such Subsidiary, as applicable, enforceable against the Borrower or such Subsidiary in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  SECTION 4.3.      FINANCIAL CONDITION.

                  (a) The Borrower has heretofore delivered to the Agent, the Board, the Loan Administrator, the Lenders and the Supplemental Guarantor the following financial statements and information: (i) the audited consolidated balance sheet of the Borrower as at December 31, 2002, and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower for the Fiscal Year then ended and (ii) the unaudited consolidated balance sheet of the Borrower as at September 30, 2003 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of the Borrower for the three months then ended. All such consolidated statements were prepared in conformity with GAAP consistently applied and fairly present the consolidated financial position of the Borrower as at the respective dates thereof and the consolidated results of operations and cash flows of the Borrower for each of the periods then ended subject, in the case of the unaudited consolidated statements, to normal year-end audit adjustments and the absence of notes thereto. Except as disclosed in writing to the Agent and the Board prior to the date of this Agreement and set forth on
Schedule 4.3, neither the Borrower nor any of its Subsidiaries has any material contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing consolidated financial statements or in the most recently delivered consolidated financial statements delivered pursuant to Section 5.1(b)(i)(A) or (ii) or the notes thereto and which in any such case is material in relation to the business, operations, properties, prospects or condition (financial or otherwise) of the Borrower.

                  (b) Any projections and pro forma financial information contained in the Application and the projections and pro forma financial information delivered to the Lenders and the Board pursuant to Section 3.1(k) are reasonable and based upon assumptions stated therein which were believed by the Borrower to be reasonable at the time made (or as of the Closing Date in the case of the projections and pro forma financial information delivered pursuant to Section 3.1(k)), it being recognized by the Board and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

                  (c) The Borrower and its Subsidiaries maintain, in accordance with sound business practices and applicable law and rules and regulations issued by any Governmental Authority (i) a system of accounting, which includes maintenance of proper books and records, that permits preparation of financial statements in conformity with GAAP and provides reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (ii) effective disclosure controls and procedures designed to ensure that material information relating to the Borrower and its Subsidiaries is made known to Responsible Officers of the Borrower in a timely manner.

                  SECTION 4.4. NO MATERIAL ADVERSE CHANGE; NO RESTRICTED PAYMENTS OR DEFAULTS.

                  (a) Since September 30, 2003, no material adverse change has occurred (i) in the business, condition (financial or otherwise), operations, performance, prospects, assets or properties of the Borrower and its Subsidiaries taken as a whole or in the Borrower's ability to repay the Loan or
(ii) with respect to any of the matters covered by the representations and warranties made in the Application.

                  (b) Since September 30, 2003, neither the Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum of property for any Restricted Payment or agreed to do so except as would have been permitted by Section 6.3, as if such Section were in effect at all times since such date, other than up to $1,270,658.01 of the proceeds from the Loan for the prepayment in full of the Current Credit Facility, up to $18,813,740.00 of the proceeds from the Loan for the redemption of the Old Notes and up to $3,415,056.75 of the proceeds from the Loan for the cash collateralization of the Existing Letters of Credit.

                  (c) No event has occurred and no conditions exist which would on or after the Closing Date constitute a Default or Event of Default after giving effect to the Borrowing and the application of the proceeds, and no such event or condition will result from the Borrowing.

                  SECTION 4.5. TITLE TO PROPERTIES; LIENS. Each of the Borrower and its Subsidiaries has (i) good record, legal and marketable title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property) or other valid and enforceable rights to use property owned by others, or (iii) good and marketable title to (in the case of all other personal property), all properties and assets necessary to or used in the conduct of its business including: (x) all Collateral and other properties and assets reflected in the financial statements referred to in Section 4.3 or in the most recent financial statements delivered pursuant to Section 5.1 (other than assets disposed of since the date of such financial statements in the ordinary course of business), and (y) all additional Collateral reflected in the Collateral Value Certificate delivered on the Closing Date. Except as otherwise permitted by the Loan Documents, all such properties and assets are free and clear of Liens.

                  SECTION 4.6. LITIGATION; ADVERSE FACTS. There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) at law or in equity or before or by any Governmental Authority pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries that, individually or in the aggregate, if adversely determined, could reasonably be expected to have a Material Adverse Effect or which challenges the legality, validity or binding effect of, or restricts the Borrower from entering into or performing under, any Loan Document including, without limitation, this Agreement and the Security Agreement nor does the Borrower have knowledge of any basis for any Person to institute any such action, suit, proceeding, arbitration or investigation. Neither the Borrower nor any of its Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions or decrees of any court or any Governmental Authority.

                  SECTION 4.7.      PAYMENT OF TAXES; TAX SHARING AGREEMENTS.

                  (a) All United States federal income tax returns and other material tax returns and reports of the Borrower and its Subsidiaries required to be filed by any of them have been timely filed (or timely extensions have been obtained with respect thereto). All United States federal income taxes and material Taxes imposed upon the Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid before any penalty, fine or interest accrues thereon, or are being contested in good faith through appropriate proceedings and an adequate reserve has been established by the Borrower and its Subsidiaries to the extent required by GAAP. Except as disclosed in Schedule 4.7, there are no closing, settlement or similar agreements with respect to Taxes between the Borrower or any of its Subsidiaries and any taxing agency or authority.

                  (b) Neither the Borrower nor any of its Subsidiaries is party to any tax sharing agreements with any Person other than the Borrower or any of its Subsidiaries.

                  SECTION 4.8.      PERFORMANCE OF AGREEMENTS; MATERIAL
AGREEMENTS.

                  (a) Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of (i) any of the material obligations, covenants or conditions contained in any of its Contractual Obligations, including, without limitation, the obligations, covenants and conditions contained in the Air Mobility Command Agreement, or
(ii) any other obligation, covenant or condition thereof which could reasonably be expected to have a Material Adverse Effect, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default after giving effect to the Borrowing and the application of the proceeds therefrom.

                  (b) Neither the Borrower nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (c) Neither the Borrower nor any of its Subsidiaries is a party to or is otherwise subject to any material Contractual Obligation, including, but not limited to, agreements relating to Indebtedness, lease agreements or Guarantees, that provide for early payment, additional collateral support, changes in terms or acceleration of maturity, or the creation of an additional financial obligation, as a result of any of (i) an adverse change in the credit rating of the Borrower or any of its Subsidiaries, (ii) an adverse change in the financial ratios, earnings, cash flow or stock price of the Borrower or any of its Subsidiaries, or (iii) changes in the value of underlying, linked or indexed assets.

                  (d) The Concessions listed on Schedule 4.8(d) hereto are all of the concessionary agreements or arrangements referred to in the Application and are reasonably expected by the Borrower to result in the cost-savings described in the Application. The Borrower has heretofore delivered to the Board and the Agent true and correct copies or descriptions of the Concessions, which Concessions have not been amended, supplemented or otherwise modified prior to the date hereof or the Closing Date. After giving effect to the Loan and application of the proceeds therefrom, the Concessions are in full force and effect and constitute the legal, valid and binding obligations of the Borrower, its Subsidiaries and the counter-parties thereto (as applicable), enforceable against each in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  SECTION 4.9. GOVERNMENTAL REGULATION. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

                  SECTION 4.10. SECURITIES ACTIVITIES. Neither the Borrower nor any of its Subsidiaries owns or is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock, nor will any proceeds of the Loan be used to purchase or carry Margin Stock or to extend credit to any Person for the purpose of purchasing or carrying any Margin Stock in a manner that violates or causes a violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board.

                  SECTION 4.11.     EMPLOYEE BENEFIT PLANS.

                  (a) There are no pending or, to the Borrower's knowledge, threatened claims, lawsuits, investigations or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan that are likely to result in liability of any Person that could reasonably be expected to have a Material Adverse Effect.

                  (b) Each Plan has been operated and administered in compliance with all applicable requirements of ERISA, and, if intended to qualify under Section 401(a) or 403(a) of the Internal Revenue

Code, in compliance with all applicable requirements of such provisions, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefits under a welfare benefit plan as defined in ERISA other than a liability for continuation coverage described in Part 6 of Title I of ERISA, except where such liability could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither Borrower nor any ERISA Affiliate has maintained, contributed to or been obligated to maintain or contribute to, or has any actual or contingent liability under any Multiemployer Plan or any Plan that is subject to Title IV of ERISA.

                  SECTION 4.12.     ENVIRONMENTAL PROTECTION.

                  (a) All Facilities and operations of the Borrower and its Subsidiaries are, and have been to the Borrower's knowledge, in compliance in all material respects with all Environmental Laws, except for non-compliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) There is no, and has been no, condition, occurrence, or Hazardous Materials Activity arising (i) at any Facilities or, to the knowledge of the Borrower, at any other location or (ii) in connection with the operations of the Borrower or its Subsidiaries (including the transportation of Hazardous Materials in accordance with applicable regulations), which condition, occurrence or Hazardous Materials Activity could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries and which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (c) There are no pending or, to the Borrower's knowledge, threatened Environmental Claims against the Borrower or its Subsidiaries, and neither the Borrower nor its Subsidiaries have received any written notices, inquiries, or requests for information with respect to any Environmental Claims which if adversely determined could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (d) Except as disclosed to the Agent, the Board, the Supplemental Guarantor and the Lenders in writing on or prior to the Closing Date, neither the Borrower nor any of its Subsidiaries is currently operating or required to be operating under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, and/or any corrective action decree, order or agreement issued or entered into under any Environmental Law, the failure to comply with which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.13. SOLVENCY. After giving effect to the Borrowing and to the application of the proceeds therefrom, the Borrower is Solvent.

                  SECTION 4.14. DISCLOSURE. No representation or warranty or certification of the Borrower or any of its Officer's contained in this Agreement, any other Loan Document, the Application or in any other document, certificate or written statement, or any other written information, furnished to the Board, the Agent, the Lenders or the Supplemental Guarantor by or on behalf of the Borrower or any of its Subsidiaries for use in connection with the negotiation and closing of the transactions contemplated by this Agreement, in each case as supplemented or corrected from time to time, contains any untrue statement of a material fact or omits any information necessary to make the statements therein not materially misleading, in each case, as and when made or furnished, or in the case of any such representations and warranties, as any of them may be made from time to time in accordance with this Agreement and the other Loan Documents. There are no facts known to any Officer of the Borrower

(other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.15. COMPLIANCE WITH LAWS. The Borrower and each of its Subsidiaries is in material compliance with all laws, statutes, rules, regulations and orders binding on or applicable to the Borrower, its Subsidiaries and all of their respective properties, except to the extent that the failure to comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.16.     INDEBTEDNESS; OFF BALANCE SHEET
TRANSACTIONS.

                  (a) Schedule 4.16 correctly sets forth the consolidated Indebtedness of the Borrower and its Subsidiaries as of September 30, 2003.

                  (b) Other than as disclosed in the Borrower's Annual Report on Form 10-K for the Fiscal Year ended December 31, 2002, neither the Borrower nor World LLC is a party to any "off-balance sheet arrangement" (within the meaning of Item 303(a)(4) of Regulation S-K under the Securities Act and the Exchange Act, as amended by SEC Release No. 33-8182 (January 28, 2003)).

                  SECTION 4.17. PERFECTED SECURITY INTEREST. Upon the recording of the Security Agreement with the FAA, the filing of Uniform Commercial Code financing statements in the office of the Secretary of State of the Sate of Delaware and the taking of the other actions specified in the Security Agreement, the Collateral Agent, on behalf of the Lenders and the Board, will have a first priority perfected security interest in the Collateral (subject to Permitted Liens under the Security Agreement), except to the extent perfection is not required under the Security Agreement.

                  SECTION 4.18. INSURANCE. The properties, business and operations of the Borrower and its Subsidiaries are insured with reputable insurance companies reasonably believed to be financially sound (none of which are Affiliates of the Borrower) or by the United States of America in such amounts, with such deductibles and covering such risks as are insured against (including, but not limited to, war risk and third party liability) and carried in accordance with applicable law and prudent industry practice by U.S. commercial air carriers similarly situated with the Borrower and owning or operating similar properties, aircraft and engines.

                  SECTION 4.19. ABSENCE OF LABOR DISPUTES. Except as set forth on Schedule 4.19, no strikes, boycotts, work stoppages or labor disputes with employees of the Borrower or its Subsidiaries exist or, to the knowledge of the Officers of the Borrower, are imminent or would reasonably be expected to occur that would reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.20. SECTION 1110. The Collateral Agent shall be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Spare Parts pledged pursuant to the Security Agreement to the extent first placed into service after October 22, 1994 in the event of a case under Chapter 11 of the Bankruptcy Code in which the Borrower or World LLC is a debtor.

                  SECTION 4.21. INCENTIVE EQUITY PLAN AND OTHER INCENTIVE COMPENSATION. Since the initial date of the Borrower's Application, no employee stock options granted under any incentive stock or stock option plan maintained by the Borrower or any of its Subsidiaries on or prior to the Closing Date have been repriced (within the meaning of Item 402(i) of Regulation S-K under the Securities Act).

                  SECTION 4.22. ISSUANCE OF NEW NOTES; NOTICE OF REDEMPTION; SUBORDINATION. The Borrower has issued $25,545,000 in principal amount of New Notes in exchange for $22,545,000 in principal amount of Old Notes and $3,000,000 in cash. The Borrower has notified the Trustee in accordance with Article Eleven of the Indenture of the Borrower's election to redeem 100% of the Old Notes outstanding on the Redemption Date. After giving effect to the redemption of the Old Notes outstanding on the Redemption Date and the issuance of the New Notes in exchange for the Old Notes and cash, no Old Notes will be outstanding. The New Notes are subordinate and junior to the Loan in right of payment.

                  SECTION 4.23.     EXECUTIVE COMPENSATION.

                  (a) The employees listed on Schedule 4.23 hereto constitute all of the Borrower's Covered Employees (as defined below), Schedule
4.23 is true and complete, and with respect to Covered Employees whose Maximum Compensation (as defined below) includes an Assumed Target Bonus (as defined below), such Assumed Target Bonus was determined in a manner consistent with the usual compensation practices of the Compensation Committee of the Board of Directors of the Borrower.

                  (b) During the two (2) year period beginning September 11, 2001 and ending September 11, 2003, no Covered Employee received from the Borrower (i) Total Compensation (as defined below) which exceeded, during any twelve (12) consecutive months of such two (2) year period, the Maximum Compensation for such Covered Employee, or (ii) severance pay or other benefits upon termination of employment with the Borrower the value of which exceeded twice the Maximum Compensation for such Covered Employee.

                  (c) For the purposes of this Section 4.23, the following terms have the following meanings:

                  "Assumed Target Bonus" shall mean the estimated bonus, as set forth on Schedule 4.23 hereto, as applicable, for a Covered Employee who did not receive a cash bonus or received a prorated cash bonus during calendar year 2000, as a result of not having been employed by the Borrower for a period in calendar year 2000 sufficient to be eligible for a full year bonus.

                  "Cash Compensation" shall mean any compensation, other than Equity Compensation (as hereinafter defined), paid, including amounts deferred, by the Borrower including:

                  (i)      salary;

                  (ii)     cash bonus;

                  (iii) employer contributions under any qualified retirement plan;

                  (iv) perquisites, including automobile allowances, positive space travel benefits and any associated tax gross-ups, valued in a manner consistent with the valuation of such perquisites for purposes of reporting such perquisites in the Borrower's proxy statement for its annual meetings of stockholders;

                  (v) any other compensation required to be disclosed in the Borrower's proxy statement for its annual meeting of stockholders; and

                  (vi) other financial benefits, reasonably valued by the good faith determination of the Compensation Committee of the Board of Directors of the Borrower, excluding Excluded Compensation (as hereinafter defined).

                  "Covered Employee" shall mean each of the employees listed on
Schedule 4.23 hereto, who constitute all of the Borrower's employees that received Total Compensation, valued as set forth on Schedule 4.23 hereto, that equaled or exceeded three hundred thousand dollars ($300,000) for calendar year 2000, excluding any employee whose compensation is determined pursuant to a collective bargaining agreement that was entered into prior to September 11, 2001.

                  "Equity Compensation" shall mean any compensation paid by the Borrower in any of the following forms:

                  (i) stock option grants, valued as of the date of grant by using assumptions consistent with those used or to be used in connection with the preparation of the Borrower's audited financial statements for the relevant time period, it being understood that Borrower has relied upon the recognition and measurement principles of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations;

                  (ii) restricted stock awards, valued by multiplying the number of shares granted by the fair market value of such shares on the date of grant; and

                  (iii) any other equity or equity-based compensation required to be disclosed in the Borrower's proxy statement for its annual meeting of stockholders.

                  "Excluded Compensation" shall mean any health, life, disability and other welfare benefits whether or not insured.

                  "Maximum Compensation" with respect to a Covered Employee, shall mean Total Compensation paid to, or for the benefit of, or granted to, or for the benefit of, such Covered Employee for calendar year 2000, as set forth on Schedule 4.23 hereto; provided that if a Covered Employee was not employed for the full calendar year 2000, such Covered Employee's Maximum Compensation will be adjusted by (i) annualizing the amount of base salary paid to such Covered Employee for calendar year 2000 and (ii) including in his Maximum Compensation such Covered Employee's Assumed Target Bonus, if applicable, as set forth on Schedule 4.23 hereto.

                  "Total Compensation" shall mean the sum of Cash Compensation and Equity Compensation.

                                    ARTICLE V

                                    COVENANTS

                  To induce the other parties to enter into this Agreement and to induce the Supplemental Guarantor to enter into the Supplemental Guarantee, the Obligors agree with each other party hereto that, so long as any of the Obligations remain outstanding:

                  SECTION 5.1.      FINANCIAL STATEMENTS AND OTHER REPORTS.

                  (a) Each of the Obligors will establish and maintain, and will cause each of its Restricted Subsidiaries to establish and maintain, in accordance with sound business practices and applicable law and rules and regulations issued by any Governmental Authority (i) a system of accounting, which shall include maintenance of proper books and records, to permit preparation of financial statements in conformity with GAAP and to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (ii) effective disclosure controls and procedures designed to ensure that material information relating to such Obligor and its Restricted Subsidiaries is made known to Responsible Officers of such Obligor in a timely manner.

                  (b) The Obligors will deliver to the Agent, the Lenders, the Supplemental Guarantor, the Board, the Loan Administrator and the Collateral Agent (but only to the extent information is to be delivered pursuant to clauses
(v), (xi), (xviii) and, in the case of information requested by the Collateral Agent, (xx) below):

                  (i)      (A)      Quarterly Financials: as soon as available
         and in any event within five (5) Business Days after the date on which such Obligor is required to file its Form 10-Q under the Exchange Act (or would be so required if it were subject to the periodic reporting requirements of Section 13 or 15 of the Exchange Act), (x) the consolidated balance sheets of each Obligor as at the end of each fiscal quarter and the related consolidated statements of income and stockholders' equity of each Obligor for such fiscal quarter and consolidated cash flows of each Obligor for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures from the corresponding periods of the previous Fiscal Year and the corresponding figures from the quarterly projections delivered pursuant to clause (viii)(B) of this Section 5.1(b) for such quarter, all prepared in accordance with GAAP and in reasonable detail and certified by the Chief Financial Officer or the Chief Executive Officer of such company that they fairly present the consolidated financial condition of such Obligor as at the dates indicated and the results of its operations and its cash flows for the periods indicated, and (y) a narrative report describing the operations of each Obligor in the form prepared for presentation to senior management for such fiscal quarter and for the period from the beginning of then current Fiscal Year to the end of such fiscal quarter; provided that the delivery of the Form 10-Q filed by an Obligor with the SEC for such fiscal quarter shall be deemed to satisfy all of the requirements of this Section 5.1(b)(i)(A);

                           (B) Monthly Reporting: as soon as available and in any event within 45 days after the end of each calendar month, the consolidated balance sheets of each Obligor as at the end of such month and the related consolidated statements of income and consolidated cash flows of each Obligor for such calendar month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case with respect to the year-to-date period, in comparative form, the corresponding figures from the corresponding periods of the previous Fiscal Year (with revenues and block hour data per business segment), variances from the monthly operating plan delivered pursuant to clause (viii)(B) of this Section 5.1(b) for such month for each income statement line item; all such financial statements to be in the form prepared for the management of such Obligor and certified by the Chief Financial Officer or Chief Executive Officer of such company as fairly presenting, in all material respects, the consolidated financial condition of such Obligor as at the dates indicated and the results of its operations and its cash flows for the periods indicated (subject to normal year-end audit adjustments);

                  (ii) Year-End Financials: as soon as available and in any event within five (5) Business Days after the date on which such Obligor is required to file its Form 10-K under the Exchange Act (or would be so required if it were subject to the periodic reporting requirements of Section 13 or 15 of the Exchange Act), (A) the consolidated balance sheets of each Obligor as at the end of each Fiscal Year and the related consolidated statements of income and stockholders' equity of each Obligor for such Fiscal Year and consolidated cash flows of each Obligor for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the annual financial plan delivered pursuant to Section 5.1(b)(viii) for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the Chief Financial Officer or the Chief Executive Officer of such Obligor that they fairly present the consolidated financial condition of such Obligor as at the date indicated and the results of its operations and its cash flows for the periods indicated, (B) a narrative report describing the operations of such Obligor in the form prepared for presentation to senior management for such Fiscal Year, and (C) an accountant's report on such consolidated financial statements of KPMG LLP or other independent certified public accountants of recognized national standing selected by such Obligor, which report (1) shall contain no qualification about the ability of such Obligor to continue as a going concern and shall be otherwise unqualified in all respects, (2) shall state that in making its examination no knowledge of any Default or Event of Default was obtained or, if any such Default or Event of Default exists, shall state the nature and status of such Default or Event of Default (to the extent such statement is not prohibited by, or inconsistent with, applicable accounting literature), and (3) shall state that such financial statements fairly present in all material respects the financial position of such Obligor as at the dates indicated and the results of its operations and its cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards; provided, that (x) references in such accountant's report to changes in GAAP, changes in accounting standards, highlighting contents of footnotes, limitations in the scope of the audit or exclusions from the audit information not required by GAAP that are, in each case, customary in industry practice and not prejudicial to the opinion stated therein shall not be deemed to be "qualifications" for the purpose of this clause (C), and (y) the delivery of the Form 10-K filed by such Obligor with the SEC for such Fiscal Year, and which satisfies the requirements of this clause (C), shall be deemed to satisfy the requirements of this Section 5.1(b)(ii);

                  (iii) Officer's Certificates: together with each delivery of financial statements of each Obligor pursuant to Section 5.1(b)(i) and (ii) above after the Closing Date, (A) an Officer's Certificate, substantially in the form of Exhibit K hereto, (1) stating the signer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of such Obligor during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Default, or, if any such condition or event so existed or exists, specifying the nature and period of existence thereof and what action such Obligor has taken, is taking and proposes to take with respect thereto, (2) demonstrating in reasonable detail compliance (or noncompliance) with the restrictions contained in
         Section 6.4(c) for the period specified in such Section that ends on the last day of, and with the restrictions contained in Section 6.3,
         Section 6.4(a) and Section 6.4(b) as of the end of, the applicable quarterly and annual accounting periods specified in such Sections and
         (3) stating whether any change in GAAP or in the application thereof has occurred since the date of delivery of the most recent financial statements under Section 5.1(b)(i) and (ii), and (B) with respect to the financial statements delivered pursuant to clauses (i)(A) and (ii) above of this Section 5.1(b), an Officer's Certificate from each Obligor certifying that (1) he or she has reviewed the financial statements and the narrative report delivered pursuant to such clause,
         (2) based on his or her knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report, (3) based on his or her knowledge, such report, together with the corresponding financial statements, fairly present in all material respects the financial condition, results of operations and cash flows of such Obligor as of, and for, the periods presented in the report, (4) the representations and warranties contained in Section 4.3(c) of this Agreement are true and correct as of the date of such certificate, (5) (x) there are no significant deficiencies in the design or operation of internal controls of such Obligor and its Restricted Subsidiaries which could adversely affect its ability to record, process, summarize and report financial data, or, if any such deficiencies existed or exist, describing them and what action such Obligor has taken, is taking or proposes to take with respect thereto and (y) any such deficiencies and any fraud, whether or not material, that involves management or other employees who have a significant role in such Obligor's internal controls system have been disclosed to such Obligor's auditors and the audit committee of the Board of Directors of such Obligor;

                  (iv) SEC Filings and Press Releases: promptly upon their becoming available, copies of (A) all financial statements, reports, notices and proxy statements sent or made available generally by an Obligor to its security holders, (B) all regular and periodic reports and all registration statements and prospectuses filed by an Obligor or any of its Restricted Subsidiaries with any securities exchange or with the SEC, and (C) all material press releases and other statements made available generally by an Obligor or any of its Restricted Subsidiaries to the public concerning material developments in the business of such Obligor or any of its Restricted Subsidiaries;

                  (v) Events of Default, etc.: promptly upon any Officer of an Obligor obtaining knowledge (A) of any condition or event that constitutes an Event of Default or Default, (B) that any creditor has given any notice to such Obligor or any its Restricted Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.1(b), (C) of any condition or event that is required to be disclosed in a current report filed by such Obligor with the SEC on Form 8-K (or would be required to be disclosed if such Obligor were subject to the periodic reporting requirements of Section 13 or 15 of the Exchange Act), (D) of the occurrence of any event or change that has had, or would reasonably be expected to have, a Material Adverse Effect, or (E) of any condition or event that constitutes a default or an event of default (or any condition with which the passing of time or the giving of notice or both would, unless cured or waived, become a default or event of default) under any Concession or any other material Contractual Obligation (including, without limitation, the Air Mobility Command Agreement), an Officer's Certificate specifying the nature and period of existence of such Default, Event of Default, default, condition, event or change (including with respect to notices under clause (A) of this Section 5.1(b)(v), specific references to all provisions of the Loan Documents under which the Default or Event of Default has occurred) or specifying the notice given or action taken by any such Person and the nature of such claimed Default, Event of Default, default, condition, event or change, as the case may be, and in any such case what action such Obligor has taken, is taking and proposes to take with respect thereto;

                  (vi) Litigation or Other Proceedings: to the extent not otherwise disclosed pursuant to this Section 5.1(b),

                           (A) promptly upon any Officer of the Obligors or any of their Restricted Subsidiaries obtaining knowledge of (x) the institution of, or threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), arbitration, governmental or other public agency or quasi-governmental investigation against or affecting the Obligors or any of their Subsidiaries or any property of the Obligors or any of their Restricted Subsidiaries (collectively, "Proceedings"), or (y) any material development in any Proceeding that, in the case of either (x) or (y):

                                    (1)      if adversely determined could
                           reasonably be expected to have a Material Adverse Effect;

                                    (2)      seeks to enjoin or otherwise
                           prevent the consummation of, or to recover any damages or obtain relief as a result of the transactions contemplated hereby;

                                    (3)      challenges or calls into question
                           the financial or other operational condition or results of the Obligors; or

                                    (4)      could cause any of the property
                           comprising the Collateral to be subject to any restriction on ownership, occupancy, use or transferability;

         written notice thereof together with such other information as may be reasonably available to the Obligors to enable each Lender, the Supplemental Guarantor, the Agent, the Loan Administrator and the Board, and their respective counsel to evaluate such matters, and

                           (B) on or before the date of the annual financial statements are delivered for each Fiscal Year, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, the Obligors or any of their Restricted Subsidiaries the uninsured portion of which (treating as uninsured deductibles and any amounts which are insured by Affiliates or covered by self-insurance) is equal to or greater than $500,000 and promptly after request by the Agent, the Loan Administrator or the Board such other information as may be reasonably requested by the Agent, the Loan Administrator or the Board to enable the Agent, the Loan Administrator or the Board and their respective counsel to evaluate any of such Proceedings;

                  (vii) ERISA Reports: promptly after the receipt by an Obligor of a request therefor by the Agent, the Loan Administrator, the Board, any Lender or the Supplemental Guarantor, such Obligor shall provide the Agent, the Loan Administrator, the Board, such Lender and the Supplemental Guarantor copies of any annual and other reports (including Schedule B thereto) with respect to a Plan filed by such Obligor or any ERISA Affiliate with the United States Department of Labor, the IRS or the Pension Benefit Guaranty Corporation;

                  (viii) Financial Plans and Projections: (A) annually, as soon as practicable after preparation thereof in the ordinary course of business but in no event later than March 1 of each year, each Obligor shall provide the Agent, the Loan Administrator, the Board, each Lender and the Supplemental Guarantor copies of its annual financial and operating plan and projections for such year, and (B) as soon as available but in any event at least ten (10) days prior to the beginning of each fiscal quarter of each Fiscal Year, each Obligor shall provide the Agent, the Loan Administrator, the Board, each Lender and the Supplemental Guarantor copies of its financial and operating plan and projections for such quarter, and for each month in such quarter;

                  (ix) Environmental Audits and Reports: as soon as practicable following receipt thereof, each Obligor shall provide the Agent, the Loan Administrator, the Board, each Lender and the Supplemental Guarantor copies of all environmental audits and reports, whether prepared by personnel of such Obligor or any of its Restricted Subsidiaries or by independent consultants hired by such Obligor, with respect to (i) significant environmental matters at any Facility or
         (ii)
         which relate to an Environmental Claim, which in either case could be expected to have a Material Adverse Effect;

                  (x) Ratings Change; Credit Rating Certificates: (A) within one Business Day after any public release by S&P, Moody's or Fitch raising, lowering, suspending or placing under review for possible downgrade or suspension its credit rating or changing its outlook on any debt obligations of either Obligor or any of its Restricted Subsidiaries, and (B) at such additional times as the Board may request, such Obligor shall provide the Agent, the Board, each Lender and the Supplemental Guarantor a certificate setting forth the credit ratings on the debt obligations of such Obligor and its Restricted Subsidiaries;

                  (xi) Insurance/Condemnation Proceeds: in addition to any similar reporting obligations under the Security Documents but without the duplication of any such obligation, promptly notify the Agent, the Collateral Agent, each Lender, the Supplemental Guarantor, the Loan Administrator and the Board upon an Officer of an Obligor or any of its Restricted Subsidiaries obtaining actual knowledge of (A) the occurrence of an event of loss or damage to, or any taking, condemnation or requisition by any Governmental Authority of, any property of such Obligor or any of its Restricted Subsidiaries having fair market value or a replacement value in excess of $2,500,000 whether or not such loss or damage is expected to result in receipt of insurance or condemnation proceeds or of any other event of loss or damage that such Obligor reasonably expects to result in proceeds reasonably estimated by it to exceed $2,500,000 and (B) the receipt of insurance proceeds or condemnation proceeds from an event of loss or material damage to, or any taking, condemnation or requisition by any Governmental Authority of, any property of such Obligor or any of its Restricted Subsidiaries;

                  (xii) Future Issuance and Asset Sales: as soon as reasonably practicable but in no event less than five (5) days prior to the consummation by an Obligor or any of its Restricted Subsidiaries of any (x) Future Issuance or (y) any Asset Sale in excess of $2,500,000, such Obligor shall (A) notify the Agent, each Lender, the Supplemental Guarantor, the Loan Administrator and the Board of such event and what action such Obligor or such Restricted Subsidiary has taken, is taking and proposes to take with respect thereto, including the use of proceeds, and (B) in connection with each such Asset Sale, deliver to the Agent, each Lender, the Supplemental Guarantor, the Loan Administrator and the Board an Officer's Certificate of such Obligor certifying that the provisions of Section 6.10 will be satisfied;

                  (xiii) Plan Audits and Liabilities: promptly after an Obligor or any ERISA Affiliate (A) contacts the IRS for the purpose of participating in a closing agreement or any voluntary resolution program with respect to a Plan or Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect, or (B) knows or has reason to know that any event with respect to any Plan or Multiemployer Plan occurred that could reasonably be expected to have a Material Adverse Effect, notice of such contact or occurrence of such event;

                  (xiv) Funding Changes and New Plan Benefits: promptly after a change, a notification of any material increases in the benefits, or material change in funding method, with respect to which an Obligor or any of its Restricted Subsidiaries may have any liability, or the establishment of any material new Plan with respect to which such Obligor or any of its Restricted Subsidiaries may have any liability or the commencement of contributions to any Plan to which such Obligor or any ERISA Affiliate was not previously contributing, except to the extent that such an event would not reasonably be expected to have a Material Adverse Effect;

                  (xv) Claims and Proceedings: promptly after receipt of written notice of commencement thereof, except those which, in the aggregate, if adversely determined, could not reasonably be expected to have a Material Adverse Effect, notification of all (A) claims made by participants or beneficiaries with respect to any Plan (other than routine claims for benefits), and (B) actions, suits, proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Obligors or any ERISA Affiliate with respect to any Plan;

                  (xvi) ERISA Events: promptly after the occurrence of any ERISA Event that would reasonably be expected to have a Material Adverse Effect, notice thereof;

                  (xvii) Labor Disputes: promptly upon any Officer of an Obligor or any of its Restricted Subsidiaries obtaining knowledge of the institution or threat of any strike, boycott, work stoppage or labor dispute relating to such Obligor or any of its Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect;

                  (xviii) Collateral Value Certificates: no later than the date upon which the quarterly financial statements are delivered under clause (i)(A) of this Section 5.1(b) for each fiscal quarter of each Fiscal Year and the date upon which the annual financial statements are delivered under clause (ii) of this Section 5.1(b) for each Fiscal Year, a Collateral Value Certificate certifying the Collateral Value, in each case as of a date no earlier than the end of the fiscal quarter or the Fiscal Year with respect to which the corresponding financial statements referenced above in this clause (xviii) are being delivered;

                  (xix) Air Mobility Command Agreement. (A) promptly upon any Officer of an Obligor obtaining knowledge thereof, written notice of any material adverse change with respect to the Air Mobility Command Agreement, including, without limitation, a material decrease in expected revenues thereunder or a non-renewal thereof, and (B) as soon as available, a copy of any amendment, restatement, renewal, replacement, successor or modification thereof or thereto or to any agreement related thereto, including, without limitation, the Contractor Team Arrangement and the Core Team Agreement; and

                  (xx) Other Information: with reasonable promptness, such other information and data with respect to the Obligors or any of their Restricted Subsidiaries as from time to time may be reasonably requested by the Agent, the Collateral Agent, any Lender, the Supplemental Guarantor, the Board or the Loan Administrator.

                  SECTION 5.2. CORPORATE EXISTENCE. Except as permitted under Section 6.5(a)(i) and Section 6.9, each Obligor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the separate corporate, partnership or other existence of each of its Subsidiaries (including, without limitation, its Unrestricted Subsidiaries) and the permits, licenses, rights (charter and statutory), and franchises of such Obligor and its Restricted Subsidiaries; provided, that such Obligor shall not be required to preserve any permit, license, right or franchise, or the existence of any of its Restricted Subsidiaries, if the preservation thereof is no longer desirable in the conduct of the business of such Obligor and the non-preservation thereof does not have a Material Adverse Effect.

                  SECTION 5.3.      PAYMENT OF TAXES AND CLAIMS; TAX
CONSOLIDATION.

                  (a) Each Obligor will, and will cause its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent (after giving effect to any extensions which have been granted), (i) all Taxes levied or imposed upon such Obligor or any of its

Restricted Subsidiaries or upon the income, profits or property of such Obligor or any of its Restricted Subsidiaries, and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien on the property of such Obligor or any of its Restricted Subsidiaries; provided, however, that no such Person shall be required to pay or discharge or cause to be paid or discharged any such Tax or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and with respect to which an adequate reserve has been established by it to the extent required by GAAP.

                  (b) The Obligors will not, and will not permit any of their Restricted Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Obligors and any of their Restricted Subsidiaries).

                  SECTION 5.4.      MAINTENANCE OF PROPERTIES; INSURANCE.

                  (a) Each Obligor will, and will cause each of its Restricted Subsidiaries to, maintain all properties used or useful in the conduct of its or their business in good condition, repair and working order and supply such properties with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary (i) in the judgment of such Obligor so that the business carried on in connection therewith may be properly and advantageously conducted at all times and (ii) to comply with all maintenance and related requirements in the Air Mobility Command Agreement; provided, however, that nothing in this Section shall prevent such Obligor or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any such properties if such discontinuance is, in the good faith judgment of such Obligor, desirable in the conduct of such Person's business and could not reasonably be expected to have a Material Adverse Effect, but subject in each case to all applicable provisions of the Security Documents.

                  (b) The Obligors will insure and keep insured, and will cause each of their Restricted Subsidiaries to insure and keep insured, with reputable insurance companies reasonably believed to be financially sound that are not Affiliates of the Obligors or any of their Restricted Subsidiaries, their properties, business and operations, in such amounts, with such deductibles and covering such risks as are insured against (including, but not limited to, war risk and third party liability) and carried in accordance with applicable law and prudent industry practice by U.S. commercial air carriers similarly situated with the Obligors and owning or operating similar properties, aircraft and engines, including, without limitation, such insurance coverage as is required to be maintained under the Security Documents, and providing for not less than thirty (30) days' (or in the case of war risk coverage, seven (7) days') prior notice to the Agent, the Board and the Collateral Agent of termination, lapse or cancellation of such insurance.

                  SECTION 5.5. INSPECTION. Each Obligor will, and will cause its Restricted Subsidiaries to, permit any authorized representatives designated by the Agent, any Lender, the Supplemental Guarantor, the Loan Administrator or the Board to visit and inspect any of the properties of such Obligor or any of its Restricted Subsidiaries, including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with its and their officers and independent public accountants, at such Obligor's expense, during normal business hours and as often as may be reasonably requested; provided, that so long as no Default or Event of Default shall have occurred and be continuing, such inspection shall be upon reasonable notice and at reasonable times, and shall not be unduly disruptive to the business of such Obligor and its Restricted Subsidiaries.

                  SECTION 5.6. COMPLIANCE WITH LAWS, ETC. Each Obligor will, and will cause each of its Restricted Subsidiaries to, comply in all material respects with all applicable statutes, rules, regulations, orders, restrictions and Governmental Authorizations of any applicable Governmental

Authority, or of any department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith by appropriate proceedings. The Obligors shall not, and shall cause their Restricted Subsidiaries not to, conduct any Hazardous Materials Activity at any Facility or at any other location in a manner that does not materially comply with Environmental Laws. Each Obligor and its Restricted Subsidiaries shall, and shall use reasonable best efforts to, cause all other Persons operating or occupying any of their properties to comply with Environmental Laws.

                  SECTION 5.7.      HAZARDOUS MATERIALS.

                  (a) To the extent the following are required by Environmental Laws, each Obligor will conduct, and will cause each of its Restricted Subsidiaries to conduct, any and all investigations, studies, sampling and testing and will take, and will cause each of its Restricted Subsidiaries to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials for which the Obligors or any of their Restricted Subsidiaries is, or could be, liable. The foregoing shall not apply if, and only to the extent that
(i) such Obligor's or such Restricted Subsidiary's liability for such presence, storage, use, disposal, transportation or Release of any Hazardous Materials is being contested in good faith and by appropriate proceedings diligently conducted by such Obligor or such Restricted Subsidiary, (ii) such remedial action is taken by other Persons responsible for such remedial action through an indemnification of such Obligor or such Restricted Subsidiary or (iii) such non-compliance would not in any case or in the aggregate reasonably be expected to have a Material Adverse Effect. In the event that an Obligor or any of its Restricted Subsidiaries undertakes any such investigation, study, sampling, testing or remedial action with respect to any Hazardous Materials, such Obligor or such Restricted Subsidiary will conduct and complete such action in compliance in all material respects with all applicable Environmental Laws, and other applicable policies, orders and directives of all federal, state and local Governmental Authorities.

                  (b) At the reasonable request of the Requisite Lenders or the Board from time to time, each Obligor will provide to the Lenders within sixty (60) days after such request, at the expense of such Obligor, an environmental site assessment report for any properties of such Obligor or any of its Restricted Subsidiaries described in such request, prepared by an environmental consulting firm reasonably acceptable to the Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Agent determines at any time that a material risk exists that any such report will not be provided in the time referred to above, the Agent may retain an environmental consulting firm to prepare such report at the expense of such Obligor, and such Obligor hereby grants and agrees to cause any Restricted Subsidiary that owns property described in such a request to grant at the time of such request to the Agent, the Lenders, the Board, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter into their respective properties to undertake such an assessment.

                  SECTION 5.8. CONTRACTUAL OBLIGATIONS. Each Obligor and its Restricted Subsidiaries will perform, observe or fulfill all material obligations, covenants and conditions contained in their material Contractual Obligations (including, but not limited to, the Concessions and the Air Mobility Command Agreement).

                  SECTION 5.9. EMPLOYEE BENEFIT PLANS. Each Obligor and its Restricted Subsidiaries shall take such actions as are reasonably practicable to ensure that the Plans with respect to which they may have any liability are operated in compliance with all applicable laws, except to the extent that the failure to comply could not reasonably be expected to have a Material Adverse Effect. Neither Obligor nor any of its Restricted Subsidiaries shall amend, adopt or terminate any Plan unless such action would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.10. FAA MATTERS; CITIZENSHIP. The Borrower will at all times hereunder be an "air carrier" within the meaning of the Act and hold a certificate under 49 U.S.C. Section 41102(a)(1) as currently in effect or as may be amended or recodified from time to time. The Borrower and each Restricted Subsidiary of the Obligors engaged in operations as an "air carrier" will at all times hereunder be a United States Citizen holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. The Borrower and each Restricted Subsidiary of the Obligors will possess and maintain all necessary consents, franchises, licenses, permits, rights, authorities and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations from time to time.

                  SECTION 5.11. BOARD GUARANTEE. Each Obligor and each of its Restricted Subsidiaries shall comply with all of the terms, requirements and conditions applicable to it under the Act and the Regulations, or as may otherwise be imposed by, or agreed with, the Board in connection with the issuance of the Board Guarantee, and shall promptly furnish to the Board, the Loan Administrator and the Agent all such information as may be requested by the Board, the Loan Administrator or the Agent in connection with the Board Guarantee. Each Obligor and each of its Restricted Subsidiaries shall execute such documents and take such actions in furtherance of its obligations under the Act and the Regulations as the Board, the Loan Administrator or the Agent may request.

                  SECTION 5.12. LOWER-TIER COVERED TRANSACTION. The Borrower agrees that in the event that it enters into any "lower-tier covered transaction" (as such term is defined in 31 C.F.R. Section 19.110, as amended or modified from time to time and not excepted therefrom by 31 C.F.R. Section 19.200(c)) in respect of the transactions contemplated hereunder, it will include the clause entitled "Certificate Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion - Lower Tier Covered Transactions" as set forth in Appendix B to Part 19 of title 31 of the C.F.R. in such "lower-tier covered transaction", and that it will obtain a certification from the other Person or Persons party to such "lower-tier covered transaction" to the effect that each such other Person (and each "principal" thereof, as such term is defined in 31 C.F.R. Section 19.105, as amended or modified from time to time) is not presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in such transaction by any Federal department or agency, or an explanation why such Person is unable to so certify. Further, the Borrower agrees that it will not enter into a "lower-tier covered transaction" with a Person who has been proposed for debarment under 48 C.F.R. Section 9.4, debarred or suspended unless granted an exception for such "lower-tier covered transaction" pursuant to 31 C.F.R.
Section 19.215.

                  SECTION 5.13. COMPTROLLER GENERAL AUDITS AND REVIEWS. Each Obligor agrees to permit, and to cooperate in the conduct of, such audits and reviews during the period the Loan is outstanding and for three years thereafter, as the Board may deem appropriate, by an independent auditor acceptable to the Board or the United States Comptroller General. To the extent requested by the Board or the Loan Administrator, such Obligor shall provide access to the officers and employees, books, records, accounts, documents, correspondence, and other information of such Obligor, its Subsidiaries, Affiliates, financial advisors, consultants and independent certified accountants that the Board or the United States Comptroller General considers necessary.

                  SECTION 5.14.     COLLATERAL; APPRAISAL REPORTS.

                  (a) Each of the Obligors and their Restricted Subsidiaries will cause all of its properties and assets as of the Closing Date and all properties and assets acquired after the Closing Date

(including, without limitation, the Capital Stock of each Subsidiary or other Person created or acquired after the Closing Date) to be pledged to the Collateral Agent to secure the Obligations; provided, however, that neither the Obligors nor any of their Restricted Subsidiaries shall be required to (i) grant a leasehold mortgage to the Collateral Agent with respect to any leasehold interests of the Obligors or any of their Restricted Subsidiaries in real property or (ii) grant a security interest in any Capital Lease or Operating Lease of Aircraft Related Equipment or in any deposits, reserves or other payments or proceeds thereunder, or in rights to payments, property or proceeds thereunder; provided, further, that the Borrower shall not be required to perfect the security interest of the Collateral Agent in the Borrower's MD-DC10-30CF airframe bearing manufacturer's serial number 46836 and FAA registration number N107WA.

                  (b) The Borrower shall obtain one or more Appraisal Reports establishing the value of the Appraised Collateral as of (i) the last day of each Fiscal Quarter, (ii) the date upon which any additional property or assets that constitutes Appraised Collateral is pledged as Collateral to the Collateral Agent to secure the Obligations, but only with respect to such additional Collateral (it being understood and agreed that this clause (ii) shall not apply with respect to property or asset which, at the time of its acquisition, is automatically subject to the Collateral Agent's lien and perfected under the Security Documents) and (iii) a date which is no later than 60 days after the Board (or if the Board Guarantee has terminated without a payment having been made thereunder, the Requisite Lenders) has reasonably requested that the Borrower obtain an Appraisal Report (it being understood that the obligation herein of the Borrower to periodically obtain Appraisal Reports shall be in addition to any rights or obligations under the Security Documents). Such Appraisal Reports may be based on desktop appraisals unless the Board (or if the Board Guarantee has terminated without a payment having been made thereunder, the Requisite Lenders) shall have reasonably requested that an Appraisal Report be based on physical inspection.

                  (c) If as of the end of any fiscal quarter (other than the fiscal quarter ending on December 31, 2003) (x) the then aggregate Collateral Value shall be less than (y) an amount equal to 75% of the principal amount of the Loan then outstanding (the difference between (x) and (y), the "Value Differential"), the Borrower shall promptly do one of the following to the extent (but only to the extent) necessary to eliminate such Value
Differential: (i) prepay the Loan from the Borrower's or Parent's Excess Cash Flow for the fiscal quarter during which or as of the end of which the Value Differential is established, in accordance with the provisions of Section 2.5 hereof, (ii) pledge (or cause Parent or any Restricted Subsidiary of the Obligors to Pledge) pursuant to a Security Agreement Supplement or other Security Document reasonably satisfactory to the Board and the Agent delivered to the Collateral Agent, and subject to the terms and conditions of the applicable Security Document, additional Eligible Collateral available to be pledged to the Collateral Agent, or (iii) prepay the Loan as provided in clause
(i) above and pledge (or cause Parent or any Restricted Subsidiary of the Obligors to Pledge) pursuant to a Security Agreement Supplement or other Security Document reasonably satisfactory to the Board and the Agent delivered to the Collateral Agent, and subject to the terms and conditions of the applicable Security Document, additional Eligible Collateral; provided, that if the Borrower's or Parent's Excess Cash Flow for such fiscal quarter, together with all Eligible Collateral that is available to be pledged to the Collateral Agent is not sufficient to eliminate such Value Differential, the Borrower shall continue to prepay the Loan from the Borrower's or Parent's Excess Cash Flow for each subsequent fiscal quarter and pledge (or cause Parent or any Restricted Subsidiary of the Obligors to Pledge) all additional Eligible Collateral as it becomes available until the Value Differential no longer exists (it being understood that assets subject to a Lien permitted under Section 6.1 other than a Permitted Encumbrance are not available to be pledged to the Collateral Agent), and provided, further, that if any cash which is used to purchase Aircraft Related Equipment is deducted from Consolidated EBITDAR in computing the amount of Excess Cash Flow for any fiscal quarter during the existence of a Value Differential, the Aircraft Related Equipment purchased with such cash shall be pledged to the Collateral Agent pursuant to clause (ii) above.

                  (d) If additional Collateral is being pledged in accordance with Section 5.14(c), such additional Collateral shall be free and clear of any Liens (other than Permitted Liens under the applicable Security Document) and the pledgor(s) shall execute and deliver to the Collateral Agent the applicable Security Agreement Supplements (or other Security Document reasonably satisfactory to the Board and the Agent) and take all other action necessary or desirable to cause the Liens created thereby to be perfected first priority Liens protected under applicable law, shall furnish favorable legal opinions to the Collateral Agent with respect to such additional Eligible Collateral, including the perfection and priority of the Collateral Agent's Lien thereon and evidence of applicable filings to the Loan Administrator, and shall otherwise comply with the provisions of the applicable Security Document that apply to a pledge of such Collateral.

                  (e) In connection with each prepayment or pledge of additional Eligible Collateral pursuant to Section 5.14(c) above, the Borrower shall deliver to the Collateral Agent, the Loan Administrator and the Board either (i) a Collateral Value Certificate which establishes that the applicable Value Differential no longer exists, or (ii) an Officer's Certificate of the Borrower that certifies (A) the amount of the Borrower's or Parent's Excess Cash Flow for the most recently ended fiscal quarter, and (B) that the Borrower has pledged pursuant to Section 5.14(c) all available Eligible Collateral.

                  SECTION 5.15. ADDITIONAL SUBSIDIARIES. With reasonable promptness and in any event within 30 days following the formation or acquisition of a Subsidiary or of Capital Stock of any other Person, in each case, directly or indirectly, by an Obligor, the Borrower shall (a) provide the Agent, the Loan Administrator, the Board and each Lender the name, corporate structure and allocation of Voting Stock of such Subsidiary and all other relevant information with respect to any such new Subsidiary or other Person and
(b) other than with respect to (x) a Subsidiary which is a "controlled foreign corporation" under Section 957 of the Internal Revenue Code or (y) an Unrestricted Subsidiary, (i) cause such Subsidiary to execute and deliver to the Agent and the Board a Subsidiary Guarantee in the form of Exhibit I dated no later than 30 days following such formation or acquisition or upon such commencement of operations, as applicable, and (ii) deliver to the Agent and the Board (A) documents of the types referred to in Section 3.1(a)(xii) with respect to such Subsidiary and dated as of a then recent date, and (B) a certificate signed by the Secretary or Assistant Secretary of such Subsidiary of the type referred to in Section 3.1(a)(xiii) and dated as of the date of the Subsidiary Guarantee delivered under clause (b)(i).

                  SECTION 5.16. FURTHER ASSURANCES. At any time or from time to time upon the request of the Board, any Lender, the Supplemental Guarantor, the Loan Administrator, the Collateral Agent or the Agent, each Obligor will, and will cause its Restricted Subsidiaries to, at such Obligor's expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Board, such Lender, the Supplemental Guarantor, the Loan Administrator, the Collateral Agent or the Agent may reasonably request in order to correct material defects or errors in the Loan Documents or the execution, acknowledgement, filing or recordation thereof, to maintain and ensure the validity, effectiveness, priority and perfection of the Collateral Agent's Liens intended to be created pursuant to the Security Documents, to provide for payment of the Obligations in accordance with the terms of this Agreement, the Notes and the other Loan Documents and otherwise to effect fully the purposes of the Loan Documents.

                  SECTION 5.17. CONTROL OF DEPOSIT ACCOUNTS. The Obligors and their Restricted Subsidiaries shall maintain deposit accounts and securities accounts which are pledged under the Security Agreement only with financial institutions with which they and the Collateral Agent have entered into control agreements in form reasonably satisfactory to the Board, or if the Board Guarantee has terminated without a payment having been made thereunder, the Requisite Lenders (each, a "Control Agreement"). In furtherance thereof, prior to establishing any such deposit account or securities account at any financial institution, each Obligor and its Restricted Subsidiaries shall enter into a Control Agreement with such financial institution and the Collateral Agent, except that the Obligors and their Restricted Subsidiaries shall not be obligated to enter into Control Agreements with respect to deposit accounts and securities accounts (i) pledged under the Security Agreement which are maintained with financial institutions outside the United States and which contain, in the aggregate, no more than $2,000,000 and (ii) the deposit accounts and securities accounts which are Excluded Assets under and as defined in the Security Agreement.

                  SECTION 5.18. PAYMENTS UNDER AIR MOBILITY COMMAND AGREEMENT. Unless otherwise agreed to by the Board, or if the Board Guarantee has terminated without a payment having been made thereunder, the Requisite Lenders, the Borrower shall ensure that all payments made to or for the benefit of the Borrower under or in respect of the Air Mobility Command Agreement are made to a deposit account maintained at a financial institution with respect to which the Borrower, the Collateral Agent and such financial institution have entered into a Control Agreement.

                  SECTION 5.19. RESTRUCTURING. Notwithstanding anything to the contrary contained herein and without the prior consent of any party hereto, upon not less than 30 days' written notice to the Agent, the Lenders, the Board, the Supplemental Guarantor, the Loan Administrator and the Collateral Agent, the Borrower and its Subsidiaries shall be permitted to consummate a restructuring transaction (the "Restructuring"), whether by means of an exchange offer, merger or otherwise, for the sole purpose of creating a holding company to own 100% of the outstanding Capital Stock of the Borrower and its Subsidiaries ("Parent"), so long as:

                  (a) Parent is a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia;

                  (b) immediately before and after giving effect to the consummation of the Restructuring, no Default or Event of Default shall have occurred and be continuing;

                  (c) immediately after giving to the consummation of the Restructuring, Parent is owned in the same proportion by the same Persons who owned the Borrower immediately prior the Restructuring;

                  (d) the Borrower's credit rating (as determined by Fitch (or any other rating agency reasonably acceptable to the Board and the Agent) in accordance with Section 8.1(b)(iv)) after giving effect to the consummation of the Restructuring is no lower than it was immediately prior thereto;

                  (e) Parent becomes an Obligor under this Agreement and expressly assumes all of its obligations hereunder and under the other Loan Documents by an agreement executed and delivered to the Agent, for the benefit of the Lenders, the Supplemental Guarantor and the Board, in form and substance satisfactory to the Agent and the Board;

                  (f) Parent executes and delivers to the Agent, for the benefit of the Lenders, the Supplemental Guarantor and the Board, a guarantee agreement in substantially the form of the Subsidiary Guarantee (and otherwise in form and substance satisfactory to the Agent and the Board), pursuant to which Parent unconditionally guarantees the Obligations of the Borrower hereunder and under the other Loan Documents (the "Parent Guarantee");

                  (g) Parent (A) becomes a party to the Security Agreement and expressly assumes all of the obligations of a Grantor thereunder by an agreement executed and delivered to the Agent, for the benefit of the Lenders, the Supplemental Guarantor and the Board, in form and substance satisfactory to the Agent, the Collateral Agent and the Board; and (B) pledges to the Collateral Agent, for the benefit of the Board, the Lenders and the Supplemental Guarantor, all of its properties and assets as of such date (and all properties and assets acquired thereafter), including, without limitation, the Capital Stock of the Borrower and each of its other Subsidiaries;

                  (h) Parent becomes a party to the Registration Rights Agreement and expressly assumes all of the obligations of the Borrower thereunder by an agreement executed and delivered to the Board, in form and substance satisfactory to the Board;

                  (i) If requested by the Board, the Parent issues new Warrants to purchase shares of Parent's Capital Stock substantially in the form of the Warrant attached as Exhibit F and otherwise in form and substance satisfactory to the Board;

                  (j) the Borrower delivers to the Agent, the Board and the Supplemental Guarantor (A) documents of the types referred to in Section 3.1(a)(xii) with respect to Parent and dated as of a then recent date, and (B) a certificate signed by the Secretary or Assistant Secretary of Parent of the type referred to in Section 3.1(a)(xiii) and dated as of the date of the agreement delivered under subsection (e) hereof;

                  (k) the Borrower delivers to the Agent, the Board and the Supplemental Guarantor an Officer's Certificate of the Borrower and, if requested by the Agent or the Board, an opinion of counsel from counsel satisfactory to the Agent and the Board, in form and substance satisfactory to the Agent and the Board, stating that the Restructuring complies with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with and addressing such other matters as may be reasonably requested by the Board and the Agent; and

                  (l) the Borrower promptly pays, upon request, all costs and expenses (including the reasonable fees and expenses of counsel) reasonably incurred by the Agent, the Collateral Agent, the Lenders, the Board, the Loan Administrator and the Supplemental Guarantor in connection with the Restructuring.

                  Each of the Obligors agrees that it will, upon the reasonable request of the Agent or the Board, and will cause its Subsidiaries to, at the Borrower's expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Agent or the Board may reasonably request in connection with the Restructuring to maintain and ensure the validity, effectiveness, priority and perfection of the Collateral Agent's Liens intended to be created pursuant to the Security Documents, to provide for payment of the Obligations in accordance with the terms of this Agreement, the Notes and the other Loan Documents, to ensure the validity and enforceability of the Warrants in accordance with their terms and the terms of the Registration Rights Agreement and otherwise to effect fully the purposes of the Loan Documents.

                  SECTION 5.20. PAYMENT INSTRUCTIONS TO AIR MOBILITY COMMAND. No later than 10 days prior to the effective date of any annual renewal of or replacement to (if any) the Air Mobility Command Agreement, the Borrower shall deliver notice to the Air Mobility Command in compliance with the Assignment of Claims Act (and otherwise in form and substance reasonably satisfactory to the Board and the Agent) instructing the Air Mobility Command to make all payments to or for the benefit of the Borrower under or in respect of the Air Mobility Command Agreement to a deposit account specified therein, which deposit account shall be maintained at a financial institution with which the Borrower, the Collateral Agent and such financial institution shall have entered into a Control Agreement.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  To induce the other parties to enter into this Agreement and to induce the Supplemental Guarantor to enter into the Supplemental Guarantee, the Obligors agree with each other party hereto, as long as any of the Commitments remain in existence or the Obligations remain outstanding:

                  SECTION 6.1. LIENS AND RELATED MATTERS.

                  (a) Prohibition on Liens. The Obligors shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable or the Collateral) of the Obligors or any of their Restricted Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, except:

                  (i)      Permitted Encumbrances;

                  (ii) purchase money Liens securing Indebtedness used to acquire Aircraft Related Equipment or Liens created or incurred in connection with refinancing of any Aircraft Related Equipment acquired by an Obligor or any Restricted Subsidiary of such Obligor which refinancing occurs within twelve months after the date of such acquisition;

                  (iii) other Liens on assets acquired after the Closing Date securing or relating to Indebtedness permitted pursuant to this Agreement and other liabilities and obligations not prohibited by this Agreement in an aggregate amount not to exceed $5,000,000 at any time outstanding;

                  (iv) Liens securing Indebtedness used to refinance the Loan;

                  (v)      Liens described in Schedule 6.1 annexed hereto;

                  (vi) judgment and attachment Liens not giving rise to an Event of Default or not relating to an action or judgment that is a Default or Event of Default;

                  (vii) Liens on the assets of any entity or on any asset existing at the time such entity or asset is acquired by an Obligor or any Restricted Subsidiary of such Obligor, whether by merger, consolidation, purchase of assets or otherwise; provided, that such Liens (i) are not created, incurred or assumed by such entity in contemplation of or in connection with the financing of such entity's acquisition by such Obligor or such Restricted Subsidiary; (ii) do not extend to any other assets of such Obligor or such Restricted Subsidiary; and (iii) the Indebtedness secured by such Lien is permitted pursuant to this Agreement; and

                  (viii) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of business of an Obligor or any of its Restricted Subsidiaries.

                  (b) Payment Restrictions. Except (i) as provided herein or (ii) as described on Schedule 6.1 annexed hereto, the Obligors will not, and will not permit any of their Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any Payment Restriction.

                  SECTION 6.2. INVESTMENTS. Neither Obligor shall, nor shall it permit any of its Restricted Subsidiaries to, make any Investment other than (a) Investments consisting of Cash Equivalents; (b) accounts receivable if credited or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (c) payroll advances and advances for business and travel expenses in the ordinary course of business; (d) Investments by an Obligor in its Wholly-Owned Subsidiaries which are Restricted Subsidiaries in the ordinary course of business; (e) Investments by any Restricted Subsidiary of the Obligors or in any other Wholly-Owned Subsidiary of the Obligors which is a Restricted Subsidiary, in each case in the ordinary course of business or as otherwise permitted under Section 6.3; (f) Investments made by way of any endorsement of negotiable instruments received by an Obligor or any of its Restricted Subsidiaries in the ordinary course of its business and presented by it to any bank for collection or deposit; (g) stock, obligations or securities received in settlement of debts created in the ordinary course of business owing to an Obligor or any of its Restricted Subsidiaries; (h) Investments by the Obligors in Unrestricted Subsidiaries in an aggregate outstanding amount not exceeding $1,000,000 at any time; (i) in addition to any other permitted investments, any other Investments by the Obligors in an aggregate outstanding amount not exceeding $5,000,000 at any time; and (j) Investments in travel or airline related businesses made in connection with marketing and promotion agreements, distribution agreements, agreements relating to flight training and other similar agreements under which a portion of the consideration to one or more of the Obligors and its Restricted Subsidiaries includes an opportunity for Investment in the Capital Stock of other Persons, which Investments under this clause (j) shall not exceed $5,000,000 in the aggregate (it being understood and agreed that this Section 6.2 shall not prohibit the Obligors or any of their Restricted Subsidiaries from retaining any Investments made prior to the Closing
Date).

                  SECTION 6.3. RESTRICTED PAYMENTS. Neither the Parent nor the Borrower shall, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, except that (a) any Restricted Subsidiary of the Obligors may make any declaration, payment, distribution, purchase, redemption, acquisition or retirement for value, repurchase or defeasance, in each case solely among the Obligors and their Restricted Subsidiaries, and (b) the Obligors may prepay Indebtedness with the proceeds of an Asset Sale, a condemnation, taking, temporary or permanent requisition, or change of grade, or a covered loss under a casualty insurance policy, in each case in this clause
(b), to the extent that prepayment of such Indebtedness is contemplated by the definition of Net Cash Proceeds, Net Condemnation Proceeds or Net Insurance Proceeds, as applicable, and only so long as no Default or Event of Default shall have occurred and be continuing.

                  SECTION 6.4. FINANCIAL COVENANTS.

                  (a) The Obligors shall not permit the reserve of unrestricted Cash and Cash Equivalents (which in each case shall be free from all Liens other than Permitted Encumbrances of the type described in clause
(vii) of the definition of Permitted Encumbrances) of the Obligors and their Restricted Subsidiaries to be less than $8,000,000; it being understood that to the extent that obligations in respect of letters of credit are collateralized by Cash or Cash Equivalents, the Cash or Cash Equivalents that secures such obligations shall be excluded from unrestricted Cash and Cash Equivalents for purpose of this Section 6.4(a).

                  (b) Neither of the Obligors shall permit its ratio of consolidated Indebtedness as of the last day of the periods specified below to Consolidated EBITDAR (calculated for the four consecutive fiscal quarters ending on such dates) to be greater than the applicable ratio set forth below:

                                         Applicable Consolidated
Fiscal Quarter Ending:                Indebtedness to EBITDAR Ratio
----------------------                -----------------------------
March 31, 2004                                7.00 : 1.00

June 30, 2004                                 7.00 : 1.00

September 30, 2004                            7.00 : 1.00

December 31, 2004                             7.00 : 1.00

March 31, 2005                                7.00 : 1.00

June 30, 2005                                 7.00 : 1.00

September 30, 2005                            7.00 : 1.00

December 31, 2005                             7.00 : 1.00

March 31, 2006                                6.50 : 1.00

June 30, 2006                                 6.50 : 1.00

September 30, 2006                            6.50 : 1.00

December 31, 2006                             6.50 : 1.00

March 31, 2007                                6.50 : 1.00

June 30, 2007                                 6.50 : 1.00

September 30, 2007                            6.50 : 1.00

December 31, 2007                             6.50 : 1.00

March 31, 2008                                6.00 : 1.00

June 30, 2008                                 6.00 : 1.00

September 30, 2008                            6.00 : 1.00

                  (c) Neither of the Obligors shall permit its ratio of Consolidated EBITDAR (calculated for any period of four consecutive fiscal quarters during the periods specified below) to Consolidated Fixed Charges for such four fiscal quarters to be less than the applicable ratio specified below:

                                                     Applicable Consolidated
                                                  EBITDAR to Consolidated Fixed
Fiscal Quarter Ending:                                     Charges Ratio
----------------------                            -----------------------------
March 31, 2004                                              0.90 : 1.00

June 30, 2004                                               0.90 : 1.00

September 30, 2004                                          0.90 : 1.00

December 31, 2004                                           0.90 : 1.00

March 31, 2005                                              0.90 : 1.00

June 30, 2005                                               0.90 : 1.00

September 30, 2005                                          0.90 : 1.00

December 31, 2005                                           0.90 : 1.00

March 31, 2006                                              1.00 : 1.00

June 30, 2006                                               1.00 : 1.00

September 30, 2006                                          1.00 : 1.00

December 31, 2006                                           1.00 : 1.00

March 31, 2007                                              1.00 : 1.00

June 30, 2007                                               1.00 : 1.00

September 30, 2007                                          1.00 : 1.00

                                                     Applicable Consolidated
                                                  EBITDAR to Consolidated Fixed
Fiscal Quarter Ending:                                     Charges Ratio
----------------------                            -----------------------------
December 31, 2007                                           1.00 : 1.00

March 31, 2008                                              1.00 : 1.00

June 30, 2008                                               1.00 : 1.00

September 30, 2008                                          1.00 : 1.00

                  SECTION 6.5. RESTRICTION ON FUNDAMENTAL CHANGES AND ACQUISITIONS; NEW SUBSIDIARIES.

                  (a) The Obligors shall not, nor shall they permit any of their Restricted Subsidiaries to, liquidate, wind-up or dissolve (or suffer any liquidation or dissolution) or acquire by purchase or otherwise, including in a transaction structured as a merger, all or any portion of the business, property or assets (excluding therefrom purchases and acquisitions in the ordinary course of business by the Obligors and their Restricted Subsidiaries of property from any Person not constituting all or substantially all of the property of such Person and otherwise permitted by this Agreement), or Capital Stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except that:

                  (i) any Restricted Subsidiary of the Obligors may be merged with or into the Obligors or any other Restricted Subsidiary of the Obligors or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Obligors or any Restricted Subsidiary of the Obligors; and

                  (ii)     the Obligors may make (x) Investments permitted under
         Section 6.2 above at any time, and (y) after the date on which the outstanding principal amount of the Loan is equal to or less than $15,000,000, acquisitions of Capital Stock, the assets and/or the business of another Person (including any division or line of business of such Person); provided, that, (A) the acquisition primarily involves the acquisition of assets to be used in the business of the Obligors,
         (B) with respect to such acquisition, any newly acquired Subsidiary of the Obligors shall be a Wholly-Owned Subsidiary, (C) immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (D) immediately after giving effect to the acquisition, the Obligors shall be in compliance on a Pro Forma Basis with Section 6.4 (in the case of Section 6.4(b) and (c), based on Consolidated EBITDAR for the four quarters ended as of the end of the most recently ended fiscal quarter) and such compliance shall be evidenced by an Officer's Certificate demonstrating such compliance,
         (E) the Borrower's credit rating (as determined by Fitch (or any other rating agency reasonably acceptable to the Board and the Agent) in accordance with Section 8.1(b)(iv)) (I) immediately prior to the consummation of such transaction is no lower than it was as of the Closing Date and (II) after giving effect to the consummation of such transaction is no lower than it was immediately prior to the consummation of such transaction, (F) the aggregate purchase price in connection with all such acquisitions consummated after the Closing Date (excluding therefrom any Indebtedness assumed in connection with such acquisitions and any portion of the purchase price thereof paid with an Obligors' Capital Stock) does not exceed $15,000,000, and (G) neither Obligor nor any of their Restricted Subsidiaries shall assume any Indebtedness that was incurred or issued by any Person to finance such acquisition; and

                  (iii) the Obligors may enter into a consolidation or merger that complies with Section 6.9 hereof.

                  (b) The Borrower will not change its Fiscal Year, and, if a Restructuring shall have occurred, Parent's Fiscal Year shall at all times be the same as the Borrower.

                  SECTION 6.6. SALES AND LEASE-BACKS. The Obligors shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired (other than leases of Aircraft Related Equipment) which (a) the Obligors or any of their Restricted Subsidiaries have sold or transferred or are to sell or transfer to any other Person (other than an Obligor or any of their Restricted Subsidiaries) or (b) the Obligors or any of their Restricted Subsidiaries intend to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Obligors or any of their Restricted Subsidiaries to any Person (other than the Obligors or any of their Restricted Subsidiaries) in connection with such lease; provided, that the Obligors and their Restricted Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that the annual aggregate rentals under all such leases does not exceed $5,000,000.

                  SECTION 6.7. TRANSACTIONS WITH AFFILIATES.

                  (a) Neither Obligor nor any of its Restricted Subsidiaries shall, directly or indirectly (i) sell, lease, transfer or otherwise dispose of any of its properties or assets, or issue securities to,
(ii) purchase any property, assets or securities from, (iii) make any Investment in, or (iv) enter into or suffer to exist any contract or agreement with or for the benefit of, any Affiliate or Person (other than International Lease Finance Corporation) who holds 5% or more of any class of Capital Stock (and any Affiliate of such holder) of the Borrower, prior to a Restructuring, or Parent, after a Restructuring (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under Section 6.7(b) hereof and (y) Affiliate Transactions (including lease transactions) which are on fair and reasonable terms no less favorable to such Obligor or such Restricted Subsidiary, as the case may be, than those that might reasonably have been obtainable at such time from an unaffiliated party; provided, that if an Affiliate Transaction or series of Affiliate Transactions involves payments or has an aggregate value in excess of $1,000,000, such Obligor or Restricted Subsidiary, as the case may be, shall not enter into such Affiliate Transaction or series of Affiliate Transactions unless a majority of the disinterested members of the board of directors of the Borrower, prior to a Restructuring, or Parent, after a Restructuring, shall reasonably and in good faith determine that such Affiliate Transaction is fair and reasonable to such Obligor or such Restricted Subsidiary, as the case may be, or is on terms no less favorable to such Obligor or such Restricted Subsidiary, as the case may be, than those that might reasonably have been obtained at such time from an unaffiliated party.

                  (b)      The provisions of Section 6.7(a) shall not apply to
(i) the agreements listed on Schedule 6.7(b) as in effect on the Closing Date or any transaction contemplated thereby so long as any such agreement or transaction is not disadvantageous to the Board, the Lenders or the Supplemental Guarantor (solely in respect of the Supplemental Guarantor's interest in the transactions contemplated by this Agreement and the Supplemental Guarantee) in any material respect; (ii) any transaction between the Obligors and any of their Restricted Subsidiaries or between such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Agreement; (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Obligors or any of their Restricted Subsidiaries, as determined by the board of directors of the such Obligor or any of its Restricted Subsidiaries or the senior management thereof in good faith;
(iv) any Restricted Payments permitted by Section 6.3; (v) any payments or other transactions pursuant to any tax sharing agreement between the Obligors and their Restricted Subsidiaries; and (vi) the Loan Documents and the transactions contemplated thereby.

                  SECTION 6.8. CONDUCT OF BUSINESS. From and after the date hereof, (i) the Obligors shall not, nor shall they permit any of their Restricted Subsidiaries to, engage in any business other than (a) the businesses engaged in by the Borrower and its Subsidiaries on the date hereof and related businesses and (b) such other lines of business as may be consented to by the Board and the Requisite Lenders and (ii) World LLC shall not engage in any business other than the business engaged in by it on the Closing Date.

                  SECTION 6.9. MERGER OR CONSOLIDATION. Neither Obligor shall consolidate with or merge with any other Person or convey, lease, sub-lease, otherwise dispose of, or transfer all or substantially all its business, properties and assets substantially as an entirety to any Person, unless: (a) such Obligor is the surviving entity or if such Obligor is not the surviving entity, such surviving entity or the Person that acquires by conveyance, lease or transfer the properties and assets of such Obligor substantially as an entirety, shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia and can make the representations contained in Section 4.1(b), and shall expressly assume, by an agreement executed and delivered to the Agent, for the benefit of the Lenders, the Supplemental Guarantor (as a third-party beneficiary hereof) and the Board, in form satisfactory to the Agent, the Board and the Supplemental Guarantor the Obligations and all of the other obligations of such Obligor hereunder and under the other Loan Documents; (b) immediately before and after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing and immediately after giving effect to such transaction the Obligors shall be in compliance on an Pro Forma Basis with
Section 6.4 (in the case of Section 6.4(b) and (c), based on Consolidated EBITDAR for the four quarters ended as of the end of the most recently ended fiscal quarter); (c) the Borrower's credit rating (as determined by Fitch (or any other rating agency reasonably acceptable to the Board and the Agent) in accordance with Section 8.1(b)(iv)) (i) immediately prior to the consummation of such transaction is no lower than it was as of the Closing Date and (ii) after giving effect to the consummation of such transaction is no lower than it was immediately prior to the consummation of such transaction; (d) neither the Obligors nor any of their Restricted Subsidiaries (or the surviving entity, as applicable) shall assume any Indebtedness that was incurred or issued by any Person to finance such transaction; (e) such Obligor shall have delivered to the Agent and the Board an Officer's Certificate of such Obligor and, if requested by the Agent or the Board, an opinion of counsel from counsel satisfactory to the Agent and the Board, in form and substance satisfactory to the Agent and the Board, stating that the consummation of such transaction and such agreement comply with this Section and that all conditions precedent herein provided for relating to the consummation of such transaction have been complied with and addressing such other matters as may be reasonably requested by the Board and the Agent; provided, however, that notwithstanding the foregoing provisions of this Section 6.9, prior to the date on which the outstanding principal amount of the Loan is equal to or less than $15,000,000, neither Obligor shall consolidate with or merge with any other Person or convey, lease or transfer its properties and assets substantially as an entirety to any Person.

                  SECTION 6.10. LIMITATION ON ASSET SALES. The Obligors shall not, and shall cause their Restricted Subsidiaries not to, directly or indirectly, consummate any Asset Sale (other than an Asset Sale consummated in connection with a permitted sale and lease-back transaction permitted under
Section 6.6) unless (a) the consideration received in respect of such Asset Sale is at least equal to the Fair Market Value of the assets subject to such Asset Sale, (b) at least 85% of the value of the consideration therefrom received by the Obligors or their Restricted Subsidiaries is in the form of a combination of the following: (i) cash or Cash Equivalents, (ii) Aircraft Related Equipment or other assets to be owned by and used in the business of the Obligors, or (iii) the assumption by the Person acquiring the assets in such Asset Sale of Indebtedness or Trade Payables of the Obligors or their Restricted Subsidiaries which are secured by, or if not paid may result in a claim against or lien on, the assets being sold in such Asset Sale, with the effect that the Obligors and their Restricted Subsidiaries will no longer have any obligation with respect to such Indebtedness or Trade Payables, (c) immediately before and after giving effect to such Asset Sale,

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no Default or Event of Default shall have occurred and be continuing, and (d)
immediately after giving effect to such Asset Sale and the application of the proceeds thereof, there shall not exist any Value Differential.

                  SECTION 6.11. LIMITATIONS WITH RESPECT TO SUBSIDIARIES.

                  (a) Each Restricted Subsidiary of an Obligor shall at all times be a Wholly-Owned Subsidiary of such Obligor and there shall not exist any restrictions on the right of such Obligor to vote any Voting Stock of its Restricted Subsidiaries.

                  (b) Neither Obligor shall create or acquire new Subsidiaries, except Wholly-Owned Subsidiaries, and so long as (i) the total assets of such Subsidiaries in the aggregate (other than single purpose Subsidiaries created solely for the purpose of financing aircraft for use by the Borrower) do not at any time exceed five percent (5%) of the consolidated total assets of the Obligors, determined in accordance with GAAP and (ii) such Obligor complies with the provisions of Section 5.15 hereof; provided, that (i) the Obligors may make Investments permitted under Section 6.2 and (ii) the Obligors may create or acquire Subsidiaries which are Unrestricted Subsidiaries.

                  SECTION 6.12. PARTNERSHIPS AND JOINT VENTURES; SPECULATIVE TRANSACTIONS. None of the Obligors or their Restricted Subsidiaries shall become a general partner in any general or limited partnership or joint venture engaged or involved in, nor shall the Obligors or any of their Restricted Subsidiaries engage in any transaction involving, commodity options or future contracts or any similar speculative transactions (for the avoidance of doubt it being understood and agreed that the foregoing shall not prohibit the Borrower from entering into fuel contracts to hedge the Borrower's fuel costs in the ordinary course of business and consistent with past practice).

                  SECTION 6.13. LIMITATIONS ON AMENDMENTS.

                  (a) None of the Obligors or their Restricted Subsidiaries shall amend, waive or modify, nor shall they consent to or request any amendment, waiver or modification, of any of the material terms, conditions, representations and covenants contained in any Indebtedness for borrowed money that (i) shortens the final maturity date of such Indebtedness (without giving effect to any amendment, waiver or modification, the "Initial Indebtedness", and after giving effect to any such amendment, waiver or modification, the "Amended Indebtedness"), (ii) requires the acceleration of the final scheduled maturity date and/or any principal payments, including but not limited to scheduled payments and mandatory prepayments, and/or increases the principal amount payable on any date (including, without limitation, pursuant to mandatory prepayments) prior to the dates of analogous payments of such Initial Indebtedness, or (iii) provides for an interest rate applicable to such Amended Indebtedness, plus the interest rate equivalent of all remaining fees and costs associated with closing and servicing such Amended Indebtedness higher than the average remaining interest rate applicable to such Initial Indebtedness plus the interest rate equivalent of the average remaining fees and costs associated with servicing such Initial Indebtedness.

                  (b) The Obligors shall not, nor shall they permit any of their Restricted Subsidiaries to, agree to any amendment, waiver or modification of the Concessions if such amendment, waiver or modification would result in an increase in payments by the Obligors thereunder of more than $3,000,000 during the period that is the shorter of the term of the Loan and the term of the Concession that is proposed to be amended, waived or modified.

                  SECTION 6.14. GOING PRIVATE TRANSACTIONS. None of the Obligors or their Restricted Subsidiaries shall redeem, purchase or otherwise acquire any Capital Stock of the Borrower, prior to the

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Restructuring, or Parent, after the Restructuring, or otherwise engage or participate in any "Rule 13e-3 transaction" (as defined in Rule 13e-3 under the Exchange Act) or similar transaction, or agree to engage in or commence any such transaction; provided, that this Section 6.14 shall not apply to any involuntary delisting of the Common Stock of an Obligor from NASDAQ or any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended), other than any such delisting that occurs in connection with a transaction otherwise prohibited by this Section 6.14.

                  SECTION 6.15. NO FURTHER NEGATIVE PLEDGES. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness (or to be sold pursuant to an executed agreement with respect to a permitted asset sale), and (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers or other customary restrictions contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), after the date hereof neither of the Obligors nor any of their Restricted Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of their properties or assets, whether now owned or hereafter acquired.

                  SECTION 6.16. INCENTIVE EQUITY PLAN AND OTHER INCENTIVE COMPENSATION. No employee stock options granted under any incentive stock or stock option plan maintained by the Borrower or any of its Subsidiaries on or prior to the Closing Date shall be repriced (within the meaning of Item 402(i) of Regulation S-K under the Securities Act) from the initial date of the Borrower's Application for so long as any of the Obligations shall remain outstanding. The Obligors shall not award or pay any compensation to any officer, director or employee who holds options that are subject to the restriction in this Section 6.16 which is intended to off-set the effect of such repricing restriction.

                  SECTION 6.17. IRREVOCABLE INSTRUCTIONS TO AIR MOBILITY COMMAND. The Borrower shall not revoke or modify in any material respect any payment instructions previously delivered to the Air Mobility Command pursuant to the Assignment of Claims Act in respect of the Air Mobility Command Agreement (other than modifications made with the consent of the Board and the Agent for the purpose of updating account information or correcting material defects or errors, so long as the Lien of the Collateral Agent is not adversely affected by any such modification).

                                   ARTICLE VII

                                EVENTS OF DEFAULT

                  SECTION 7.1. EVENTS OF DEFAULT. Each of the following events shall be an "Event of Default" (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administration or governmental body):

                  (a) Failure by the Borrower to pay any installment of principal of the Loan when due, whether at stated maturity, by acceleration, by mandatory prepayment or otherwise or failure by the Borrower to pay any interest on the Loan or any fee or any other amount due under this Agreement or any other Loan Document within five (5) Business Days after the date due; or

                  (b) An Obligor or any of its Restricted Subsidiaries (i) fails to make (whether as primary obligor or as guarantor or other surety) payments in respect of rent, principal, interest or premium or other payments, if any, under or in respect of any Indebtedness (including under Capital Leases) or Operating Leases (other than Indebtedness referred to in Section 7.1(a)) (in any case after giving effect to

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any applicable grace period) in an aggregate amount that equals or exceeds
$3,000,000, or (ii) fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, or any other event occurs, if such failure or the occurrence of such other event, either individually or in the aggregate, shall have (A) resulted in the acceleration of, or entitles any Person to accelerate, the payment of Indebtedness owed by such Obligor or any of its Restricted Subsidiaries, which together with all other accelerated Indebtedness and Indebtedness that is entitled to be accelerated, has a principal amount that equals or exceeds $3,000,000, (B) given rise under one or more Operating Leases to obligations by, or rights of any other Person(s) to require, such Obligor or any of its Restricted Subsidiaries to make payments that equal or exceed $3,000,000, or (C) resulted in the termination of or given rise to rights of any other Person(s) to terminate one or more Operating Leases under which the aggregate net present value of the remaining basic rent payments (as determined in accordance with the formulas for calculating "net present value" under the applicable leases or, for leases without such formulas, under leases for comparable terms and comparable amounts) equals or exceeds $3,000,000; or

                  (c) Failure of the Obligors to perform or comply in any material respect with any term or condition contained in Section 2.4(f), Section 5.2, Section 5.10 or Article VI of this Agreement; or

                  (d) Any representation, warranty, certification or other statement made by the Obligors in this Agreement or any other Loan Document or in any statement or certificate at any time given by the Obligors in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

                  (e) Any default by the Obligors in the performance of or compliance with any term or condition contained in this Agreement or any of the other Loan Documents (other than any such term referred to in any other subsection of this Section 7.1), including, without limitation, any failure by any Restricted Subsidiary of an Obligor to comply with any of such terms or conditions as if it were a party hereto and such default shall not have been remedied or waived within 30 days after the earlier of (A) a Responsible Officer of an Obligor becoming aware of such default or (B) receipt by an Obligor of notice from the Agent or the Board of such default; or

                  (f) (i) A court shall enter a decree or order for relief in respect of an Obligor or World LLC in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect or any other relief described in clause (ii) below, or other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against an Obligor or World LLC seeking (A) relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (B) the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Obligor or World LLC, or over all or a substantial part of its property, or (C) the appointment of an interim receiver, trustee or other custodian of an Obligor or World LLC for all or a substantial part of its property; and any such event described in this clause
(ii) shall continue for 60 days without being dismissed or discharged; or (iii) a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of an Obligor World LLC; or

                  (g) (i) An Obligor or World LLC (A) shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of its property; or (B) shall make a general assignment for the benefit of creditors; or (ii) the board of directors of an Obligor or World LLC (or any committee thereof) shall

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adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above; or

                  (h) There shall be any period of 60 consecutive days following entry of a final judgment or order that causes the aggregate amount of all final judgments or orders outstanding against an Obligor and its Restricted Subsidiaries and not covered by insurance (treating any deductibles, self-insurance or retention as not so covered) to exceed $5,000,000 during which a stay of enforcement of such final judgments or orders, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (i) Any order, judgment or decree shall be entered against an Obligor decreeing the dissolution or split up of such Obligor and such order, judgment or decree shall remain undischarged or unstayed for a period in excess of 30 days; or

                  (j) The Board Guarantee shall for any reason (other than by reason of Section 2.03, 2.04 or 2.05 of the Board Guarantee) cease to be in full force and effect or the Board shall assert that any of its obligations thereunder are invalid or unenforceable; or

                  (k) The Supplemental Guarantee shall for any reason cease to be in full force and effect or the Supplemental Guarantor shall, in writing, repudiate the Supplemental Guarantee or deny that its obligations thereunder are valid, binding and enforceable; or

                  (l) A Subsidiary Guarantee shall for any reason cease to be in full force and effect or any Subsidiary that has issued a Subsidiary Guarantee shall, in writing, repudiate the Subsidiary Guarantee issued by it or deny that its obligations thereunder are valid, binding and enforceable; or

                  (m) The invalidity or failure to obtain and maintain a first priority perfected Lien (subject to Permitted Liens and/or except to the extent perfection is not required herein or under the Security Documents) on Collateral having a value in excess of $1,500,000 (except for such invalidity or failure attributable to (i) the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) the Collateral Agent's failure to maintain any possession or file necessary continuation statements (through no fault of the Obligors) that may be necessary for perfection and provided that the Obligors are taking all reasonably required action to ensure the perfection of such Collateral in accordance with Section 5.16) and such invalidity or failure shall continue unremedied for a period of ten (10) days; or

                  (n) The Security Agreement shall for any reason cease to be in full force and effect or a pledgor thereunder shall assert that any of its obligations thereunder are invalid or unenforceable; or

                  (o) The Borrower shall fail to carry and maintain, or cause to be carried and maintained, insurance coverages required to be maintained by the Obligors and their Restricted Subsidiaries pursuant hereto or to any Security Agreement, other than coverage of losses and liabilities that are in the aggregate reasonably expected to be immaterial; or

                  (p) (i)(A) A court shall enter a decree or order for relief in respect of any Restricted Subsidiary of an Obligor (other than Borrower and World LLC) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or any other similar relief shall be granted under any applicable federal or state law; or (B) an involuntary case shall be commenced against any Restricted Subsidiary of an Obligor (other than Borrower and World
LLC) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any

                                      -75-

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Restricted Subsidiary of an Obligor (other than Borrower and World LLC), or over all or a substantial part of its property, shall have been entered; or (C) there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Restricted Subsidiary of an Obligor (other than Borrower and World LLC) for all or a substantial part of its property; or (D) a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Restricted Subsidiary of an Obligor (other than Borrower and World LLC); and (ii) any such event described in clause (i) above which could reasonably be expected to have a Material
Adverse Effect and shall continue without being dismissed, bonded or discharged for sixty (60) consecutive days; or

                  (q) (i)(A) Any Restricted Subsidiary of an Obligor (other than Borrower and World LLC) shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of its property, or (B) any Restricted Subsidiary of an Obligor (other than Borrower and World LLC) shall make any assignment for the benefit of creditors, or (C) any Restricted Subsidiary of an Obligor (other than Borrower and World LLC) shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due, and such event described in this clause (i) could reasonably be expected to have a Material Adverse Effect; or (ii) the board of directors of any Restricted Subsidiary of an Obligor (other than Borrower and World LLC) (or any committee thereof) shall adopt any resolution to approve any of the actions referred to in clause (i) above; or

                  (r) An Obligor or a Restricted Subsidiary shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or

                  (s) Any default by the Borrower under the Air Mobility Command Agreement, the Contractor Team Arrangement or the Core Team Agreement which default is not waived or remedied prior to the expiration any period of grace provided with respect thereto and which results in (i) the Borrower being suspended or disqualified from the performance of airlift services pursuant to the Air Mobility Command Agreement or (ii) the termination of the Air Mobility Command Agreement, the Contractor Team Arrangement or the Core Team Agreement with respect to the Borrower.

                  SECTION 7.2. REMEDIES. During the continuance of any Event of Default, the Agent shall, solely at the request of the Board or, if the Board Guarantee has terminated without a payment having been made thereunder, the Requisite Lenders, by notice to the Borrower, declare the Loan, all interest thereon and all other amounts and Obligations payable under this Agreement to be immediately due and payable, whereupon the Loan, all such interest and all such amounts and Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Event of Default specified in Section 7.1(f) or Section 7.1(g), the Loan, all such interest and all such amounts and Obligations shall automatically become and be immediately due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. For so long as the Board Guarantee shall remain in effect and not have been terminated without a payment having been made thereunder, remedies exercisable by the Agent hereunder or the Collateral Agent under any Security Document shall be exercised solely upon instructions received in writing by the Agent or the Collateral Agent, as the case may be, from the Board or, if the Board Guarantee has terminated without a payment having been made thereunder, the Requisite Lenders. If an Event of Default shall occur and be continuing, the Collateral Agent may upon the instructions of the Board, or if the Board Guarantee has terminated without a payment having been made thereunder, the Requisite Lenders, exercise any or all of the rights and powers and pursue any and all of the remedies

                                      -76-

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available to the Collateral Agent under any Security Document and shall have, and may exercise upon the written request of the Board or, if the Board Guarantee has terminated without a payment having been made thereunder, the Requisite Lenders, any and all of the rights and remedies of a secured party under the Uniform Commercial Code of any applicable jurisdiction and under any other applicable law.

                                  ARTICLE VIII

                             THE LOAN ADMINISTRATOR

                  SECTION 8.1. ACCEPTANCE OF APPOINTMENT AND SERVICES.

                  (a) The Lenders hereby appoint the Loan Administrator to provide the services described in Section 8.1(b) below for the benefit of the Lenders and the Board in respect of the Loan and the Loan Documents. The Loan Administrator hereby accepts such appointment and agrees to perform such services in a professional, diligent and workmanlike manner for the benefit of the Lenders and the Board, on and subject to the terms and conditions set forth in this Agreement, but shall have no other obligations to the Lenders, the Board or any other Person except as expressly provided herein.

                  (b) The Loan Administrator hereby agrees to perform at any time and from time to time, at the specific written request of the Board or any Lender (other than the Primary Tranche A Lender, which shall not make any requests of the Loan Administrator) (any such Person so requesting, a "Requesting Party"), which written request shall be delivered to the Loan Administrator (with a copy to the Borrower if such request relates to any of the services described in clauses (i) through (viii) or (x) through (xiii)), and at the expense of the Borrower (except for the services described in clauses (ix), (xiv)and (xv) below, which shall be at the expense of the Requesting Party as provided in subsection (f) below) any of the following services:

                  (i) monitor and promptly distribute to the Requesting Party any financial information, compliance certificates and other reports or written communications provided by or on behalf of the Obligors or the Agent to the Loan Administrator hereunder or under any other Loan Document, and report to the Requesting Party whether such documents on their face comply with the requirements of the Loan Documents;

                  (ii) based on the reports of the Obligors, monitor the performance of the Obligors under this Agreement and the other Loan Documents and promptly report to the Requesting Party any failure by the Obligors to comply with their obligations hereunder and thereunder;

                  (iii) promptly notify the Requesting Party of (A) any public release of a raising, lowering, suspending or placing under review for possible downgrade or suspension of the credit rating or changing of outlook in the credit rating of the Borrower and Parent by either S&P, Moody's or Fitch, (B) any receipt by the Loan Administrator of a notice of a Default or Event of Default, or (C) any receipt by the Loan Administrator of notice of any prepayment of the Loan under
         Section 2.5, Section 2.6 or Section 2.10 hereof;

                  (iv) for each fiscal quarter of the Obligors, provide (A) a quarterly financial report, within two (2) weeks of the Obligors' delivery of financial statements for such fiscal quarter to the Loan Administrator, analyzing such financial statements and operations for such fiscal quarter, including a review of variances from targets identified in the operating plans of the Obligors, revenue and expense performance, operating cash flow results, quarterly investment cash flows, net changes in the Obligors' cash position, debt covenant compliance and such other financial matters as shall be reasonably requested in writing by a Requesting Party and (B) an

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         indicative credit rating of the Obligors; it being acknowledged and agreed that the Loan Administrator shall retain Fitch or another sub-servicer reasonably acceptable to the Requisite Lenders and the Board to provide the service specified in (B) and may, but shall not be required to, retain a sub-servicer reasonably acceptable to the Requesting Party to provide the service specified in (A); provided, that the Loan Administrator shall not be in default of its obligations hereunder (x) if the sub-servicer fails to comply with its obligations to provide the indicative credit rating and, if applicable, the quarterly financial reports, of the Obligors described herein so long as the Loan Administrator had exercised reasonable care and good faith in providing the financial statements to the sub-servicer and attempting to procure the indicative credit rating and report (as applicable) on behalf of the Requesting Party, or (y) if the Loan Administrator is unable, after exercising reasonable care and good faith, to retain a sub-servicer to provide an indicative credit rating of the Obligors;

                  (v) review the periodic reports and other reports which the Obligors are obligated to provide to the Loan Administrator, the Lenders or the Board hereunder or under any other Loan Document, and report to the Requesting Party regarding such matters as are specifically identified in writing by such Requesting Party with respect to such reports;

                  (vi) give notices or provide instructions on behalf of the Requesting Party to any Person under this Agreement or any of the other Loan Documents in accordance with the terms and conditions hereof and thereof;

                  (vii) report to the Requesting Party on the business and financial substance of any proposed amendment to, or assignment of, this Agreement or any other Loan Document;

                  (viii) visit the Obligors and inspect the financial and accounting records and take extracts therefrom and make relevant inquiries of each such Person so as to respond to specific questions from the Requesting Party regarding such Person's financial condition and ability to perform its respective obligations under the other Loan Documents;

                  (ix) at the expense of the Requesting Party, procure and coordinate the advice of professional advisers necessary for such Requesting Party to perform its obligations and enforce its rights under the Loan Documents;

                  (x) analyze the Appraisal Reports submitted by the Obligors under the Loan Documents and report to the Board regarding the Appraised Value of the Collateral reflected in such reports;

                  (xi) promptly notify the Requesting Party of any material changes in the value of Collateral of which it becomes aware through the Obligors reports or certificates, notices, appraisals or other communications delivered by or on behalf of the Obligors hereunder;

                  (xii) based on certificates, notices, appraisals or other communications delivered by or on behalf of the Obligors hereunder, monitor their compliance with covenants and agreements relating to Collateral including Borrower's obligations to prepay the Loan in the amount of the Value Differential;

                  (xiii) monitor Collateral-related regulatory and UCC filings to ensure that continuation statements, extensions or renewals, as applicable, are timely filed;

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

                  (xiv) during the continuance of an Event of Default, at the expense of the Requesting Party, assist and advise such Requesting Party in connection with the liquidation of the Collateral, including selecting specialists to assist in appraisal and liquidation of collateral, recommending liquidation strategies, identifying potential buyers of the assets and analyzing bids; and

                  (xv) subject to subsection (c) below, at the expense of the Requesting Party, take such other actions as may be reasonably requested in writing by the Requesting Party in respect of the Loan and the Loan Documents, such actions to be upon such terms and conditions as shall be mutually agreed to by the Requesting Party and the Loan Administrator.

                  (c) With respect to the Loan Administrator's responsibilities under Section 8.1(b) above, the Loan Administrator shall not be required to take any action which exposes the Loan Administrator to liability or which is contrary to this Agreement, any other Loan Document, the Board Guarantee or applicable law. The execution and delivery of this Agreement by the Loan Administrator shall not give rise to any implied duties or fiduciary obligations of the Loan Administrator to any Requesting Party or any other Person. The Board hereby acknowledges and agrees that the failure of the Loan Administrator to perform any of its obligations hereunder shall not invalidate or otherwise affect the Board Guarantee.

                  (d) Except as permitted in subsection (b)(iv) above, the Loan Administrator shall not be permitted to assign any of its obligations hereunder, enter into sub-servicing agreements or otherwise delegate any of its duties under this Agreement without the prior written consent of the Requisite Lenders and the Board.

                  (e) The Loan Administrator may retain legal counsel (including counsel for the Loan Administrator), independent public accountants and other experts or advisers as desirable to provide the services set forth in
Section 8.1(b), and shall be reimbursed by the Borrower for the reasonable associated costs and such other reasonable expenses as the Loan Administrator shall incur in providing such services, except that the Requesting Party shall reimburse the Loan Administrator for such reasonable costs and expenses with respect to the services set forth in clauses (ix), (xiv)and (xv) of Section 8.1(b) if requested by such Requesting Party.

                  (f) In the event that any of the Lenders or the Board shall request that the Loan Administrator provide additional services to it under clauses (ix), (xiv) or (xv) of Section 8.1(b) or which are otherwise outside the scope of the services to be provided by the Loan Administrator hereunder, the Loan Administrator shall, to the extent it agrees to provide such additional services to such Requesting Party, be entitled to charge such Requesting Party such fees as may be agreed to by the Loan Administrator and such Requesting Party at the time of such request. Unless otherwise agreed to by such Requesting Party and the Loan Administrator, the terms and conditions of this Article VIII shall apply to the provision by the Loan Administrator of such additional services to such Requesting Party.

                  SECTION 8.2. LOAN ADMINISTRATOR'S RELIANCE.

                  (a) The Loan Administrator shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, facsimile transmission, statement, order or other document in good faith believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and, in respect of legal matters, upon the opinion of counsel selected by the Loan Administrator.

                  (b) Neither the Loan Administrator nor any of its directors, officers, agents, employees or its sub-servicer shall be liable to any Lender, the Board or the Supplemental Guarantor for

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any action taken or omitted to be taken by it or by such directors, officers, agents or employees under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Loan Administrator:
(i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to any Lender, the Supplemental Guarantor or the Board for any action taken or omitted to be taken in good faith by it in accordance with the advice of such experts; (ii) except as provided in
Section 8.1(b) above, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Notes or any other Loan Document on the part of the Obligors or to inspect the property (including the books and records) of the Obligors or any of their Restricted Subsidiaries; (iii) except as otherwise provided in this
Article VIII, shall not be responsible to any Lender, the Supplemental Guarantor or the Board for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Notes or any other Loan Document, or any other instrument or document furnished pursuant thereto; and
(iv) shall incur no liability under or in respect to this Agreement, the Notes or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, facsimile transmission, cable or telex) in good faith believed by it to be genuine and signed or sent by the proper party or parties.

                  (c) IN NO EVENT SHALL THE LOAN ADMINISTRATOR, ITS EMPLOYEES, OFFICERS, DIRECTORS, AGENTS OR ITS SUB-SERVICER BE LIABLE FOR CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES, COSTS, EXPENSES, OR LOSSES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS AND OPPORTUNITY COSTS). THE LENDERS, THE SUPPLEMENTAL GUARANTOR AND THE BOARD AGREE THAT THE LOAN ADMINISTRATOR, ITS EMPLOYEES, OFFICERS, DIRECTORS, AGENTS AND ITS SUB-SERVICER SHALL NOT BE LIABLE TO THE LENDERS, THE SUPPLEMENTAL GUARANTOR AND THE BOARD FOR ANY ACTIONS, DAMAGES, CLAIMS, LIABILITIES, COSTS, EXPENSES OR LOSSES IN ANY WAY ARISING OUT OF OR RELATING TO THE PERFORMANCE OR NONPERFORMANCE OF SERVICES HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT FOR AN AGGREGATE AMOUNT IN EXCESS OF THE FEES PAID BY THE LENDERS, THE SUPPLEMENTAL GUARANTOR AND THE BOARD TO THE LOAN ADMINISTRATOR IN PERFORMING THE SERVICES DESCRIBED HEREIN. NO TERMS OF THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT SHALL BENEFIT OR CREATE ANY RIGHT OR CAUSE OF ACTION IN OR ON BEHALF OF ANY PERSON OR ENTITY OTHER THAN THE LENDERS, THE SUPPLEMENTAL GUARANTOR AND THE BOARD. THE PROVISIONS OF THIS SUBSECTION SHALL APPLY REGARDLESS OF THE FORM OF ACTION, DAMAGE, CLAIM, LIABILITY, COST, EXPENSE, OR LOSS, WHETHER IN CONTRACT, STATUTE, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE), OR OTHERWISE.

                  SECTION 8.3. INDEMNIFICATION. The Borrower, Parent and each Requesting Party (other than the Board) agrees to indemnify the Loan Administrator and its directors, officers, employees, advisors, sub-servicer and representatives from and against any and all costs, losses, liabilities, claims, damages or expenses (excluding Taxes) which may be incurred by or asserted or awarded against the Loan Administrator in any way relating to or arising out of the services provided by the Loan Administrator on behalf of and at the request of such Requesting Party in connection with this Agreement or any action taken or omitted by the Loan Administrator under this Agreement or any other Loan Document or both on behalf of and at the request of such Requesting Party; provided, that neither the Obligors, any Requesting Party or the Govco Administrative Agent shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Loan Administrator's gross negligence or willful misconduct. Without limitation of the foregoing, and to the extent that the Loan Administrator is not reimbursed therefor by the

                                      -80-

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Obligors under any Loan Document, any Requesting Party requesting the Loan
Administrator to take any action hereunder on its behalf agrees to reimburse the Loan Administrator promptly upon demand (but in all events within 30 days after written request) for any and all fees of the Loan Administrator, reasonable out-of-pocket costs and expenses (including counsel fees) incurred by the Loan Administrator in connection with the performance of the requested services requested by such Requesting Party hereunder and under the Loan Documents. Except as provided in the preceding sentence regarding reimbursement, in no event shall the Board be obligated to indemnify the Loan Administrator or any of its directors, officers, employees, advisors, representatives or any other party under any circumstances.

                  SECTION 8.4. SUCCESSOR LOAN ADMINISTRATOR. The Loan Administrator may resign at any time by giving thirty (30) days prior written notice thereof to the Agent, the Lenders and the Board and may be removed at any time with or without cause by the Requisite Lenders and the Board; provided, however, that the Loan Administrator shall continue to perform all Loan Administrator functions hereunder until a successor Loan Administrator shall have been appointed. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Loan Administrator, subject to confirmation by the Board. If no successor Loan Administrator shall have accepted such appointment, or the parties are unable to agree on a successor Loan Administrator, in each case within one hundred and twenty (120) days after the retiring Loan Administrator's giving of notice of resignation or the removal of the Loan Administrator, the Loan Administrator may appoint a successor Loan Administrator who shall be willing to accept such appointment. Upon the acceptance of any appointment as Loan Administrator hereunder by a successor Loan Administrator, such successor Loan Administrator shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Loan Administrator, and the retiring or removed Loan Administrator shall be discharged from its duties and obligations as Loan Administrator under this Agreement. After any Loan Administrator's resignation or removal hereunder as Loan Administrator the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Loan Administrator under this Agreement.

                  SECTION  8.5. CONFLICT OF INTEREST.

                  (a) The parties hereto acknowledge and agree that (i) in addition to serving as Loan Administrator under this Agreement, the Loan Administrator may at any time and from time to time service, manage or enter into other commercial arrangements with respect to other property, loans and assets of the Agent, any Lender, the Board, or any participant (each a "Loan Administrator Relationship"); (ii) in the course of conducting such activities or the services to be provided by it hereunder, or both, the Loan Administrator may from time to time have conflicts of interest by virtue of a Loan Administrator Relationship; and (iii) the parties hereto expressly recognize that such conflicts of interest may arise, do hereby waive such conflicts and agree that when such conflicts of interest arise the Loan Administrator shall perform the services to be provided by it hereunder in a professional, diligent and workmanlike fashion. The parties hereto and the Supplemental Guarantor further acknowledge and agree that the Loan Administrator, in its capacity as Loan Administrator, is not acting as an Affiliate of any of the parties hereto, and the performance of the Loan Administrator's obligations hereunder shall not affect any right or remedy which the Agent, any Lender or any participant may have under any Loan Document, any participation or the Board Guarantee. Each Requesting Party expressly acknowledges and agrees that at all times it shall take such action or omit to take such action hereunder based on its own independent analysis of the relevant transaction and attendant facts and circumstances.

                  (b) Notwithstanding any provision herein to the contrary, if in connection with the provision of services, a conflict of interest shall exist that, in the good faith opinion of the Loan Administrator, requires an arm's-length negotiation between the Loan Administrator, on the one hand, and any Person with a Loan Administrator Relationship, on the other hand, and the Loan Administrator believes it would not be appropriate for the Loan Administrator to act on behalf of the Requesting Party in connection with such matter, then the Loan Administrator shall withdraw from acting as Loan Administrator in connection with the matter giving rise to such conflict of interest by giving written notice to the Requesting Party not more than ten (10) Business Days after it has made such determination. In such event, the Requesting Party shall be entitled to appoint an independent representative to act on its behalf and at its expense for purposes of the matter giving rise to such conflict of interest, and the Loan Administrator shall have no responsibility or liability to the Requesting Party with respect to such matter. During the period of such independent representative's appointment, the Loan Administrator shall continue to perform its ordinary functions as Loan Administrator to the extent that the performance of the Loan Administrator does not, in the reasonable opinion of the Requesting Party, directly or indirectly affect the matter giving rise to the conflict of interest.

                  SECTION 8.6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE LOAN ADMINISTRATOR. The Loan Administrator hereby represents, warrants and covenants with the Lenders and the Board as follows:

                  (a) it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation or formation;

                  (b) it has the corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized by it by all necessary corporate, limited liability company or partnership action;

                  (c) no authorization, consent or approval of any Governmental Authority, regulatory body or other Person is required for the due authorization, execution, delivery or performance by it of this Agreement;

                  (d) this Agreement has been duly executed and delivered by it and constitutes a legal and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, relating to the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                  (e) the execution, delivery and performance by it of this Agreement does not violate any provision of any existing law or regulation or any material agreement to which it is subject or to which it is a party or result in the creation of any Lien;

                  (f) it has all power and governmental licenses, authorizations, and consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, and consents and approvals would not have a material adverse effect on its ability to perform its duties under this Agreement; and

                  (g) it will maintain and implement administrative and operating procedures, and keep and maintain all documents, books, computer records and other information reasonably necessary or advisable for the performance of the services to be provided by it hereunder.

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

                                   ARTICLE IX

                               THE FACILITY AGENTS

                  SECTION 9.1. AUTHORIZATION AND ACTION. Each Lender and the Board and the Supplemental Guarantor hereby appoints and authorizes (i) the Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Documents as are delegated by such Lender, the Supplemental Guarantor and the Board to it as Agent by the terms hereof and thereof and (ii) the Collateral Agent to take such action as collateral agent on its behalf and to exercise such powers under the Security Agreement as are delegated by such Lender, the Supplemental Guarantor and the Board to it as Collateral Agent by the terms hereof and thereof, together, in each case, with such powers as are reasonably incidental thereto (the Agent and the Collateral Agent are referred to in this Article IX individually as a "Facility Agent" and collectively, as the "Facility Agents"), and each Facility Agent hereby accepts such authorization and appointment. As to any matters not expressly provided for by this Agreement, the Notes, a Security Agreement or any other Loan Document or provided for with specific reference to this Section 9.1 (including, without limitation, enforcement or collection of the Notes), neither Facility Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from action) upon the instructions of the Board or, if the Board Guarantee has terminated without a payment having been made thereunder, the Requisite Lenders and such instructions shall be binding upon all Lenders and the Supplemental Guarantor; provided, however, that neither Facility Agent shall be required to take any action which exposes such Facility Agent to liability or which is contrary to this Agreement, the Board Guarantee, the Security Documents, the Supplemental Guarantee, any Note or applicable law. As to any provision of this Agreement, the Security Agreement or any other Loan Document under which action may be taken or approval given by less than all of the Lenders and/or the Board, as the case may be, the action taken or approval given by the Requisite Lenders and/or the Board, as the case may be, shall be binding upon all Lenders and the Supplemental Guarantor to the same extent and with the same effect as if each Lender and the Supplemental Guarantor had joined therein. Each Facility Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, facsimile transmission, statement, order, other document or other instrument or writing believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and, in respect of legal matters, upon the opinion of counsel selected by such Facility Agent. The Agent may deem and treat the payee of each Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of a Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note. The Facility Agents shall not be required to expend or risk any of their own funds or otherwise incur any financial or other liability in the performance of any of their respective duties hereunder; it being acknowledged and agreed that the performance of ordinary course activities hereunder shall not be interpreted as requiring the Facility Agents to risk any funds or incur any such liability.

                  SECTION 9.2. FACILITY AGENTS' RELIANCE, ETC. Neither Facility Agent nor any of its directors, officers, agents or employees shall be liable to any Lender, the Supplemental Guarantor, the Loan Administrator or the Board for any action taken or omitted to be taken by it or by such directors, officers, agents or employees under or in connection with this Agreement, any Note or any other Loan Document, except for its or their own gross negligence or willful misconduct as actually and finally determined by a final, non-appealable judgment of a court of competent jurisdiction and only to the extent of direct (as opposed to special, indirect, consequential or punitive) damages. Without limitation of the generality of the foregoing, each Facility Agent: (a) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to any Lender, the Supplemental

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

Guarantor, the Loan Administrator or the Board for any action taken or omitted to be taken in good faith by it in accordance with the advice of such experts;
(b) makes no warranty or representation to any Lender, the Supplemental Guarantor, the Loan Administrator or, except as expressly provided in the Board Guarantee, the Board and shall not be responsible to any Lender, the Supplemental Guarantor, the Loan Administrator or, except as expressly provided in the Board Guarantee, the Board for any statements, warranties or representations (whether oral or written) made in or in connection with this Agreement, any Note or any other Loan Document; (c) shall not have any duty, and shall incur no liability for its failure, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any Note or any other Loan Document on the part of the Obligors or to inspect the property (including the books and records) of the Obligors or any of their Restricted Subsidiaries; (d) shall not be responsible to any Lender, the Supplemental Guarantor, the Loan Administrator or the Board for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Note or any other Loan Document, or any other instrument or document furnished pursuant thereto; (e) shall incur no liability under or in respect of this Agreement, any Note or any other Loan Document by acting upon any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, facsimile transmission, statement, order or other instrument or writing (which may be by telegram, facsimile transmission, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (f) may deem and treat each Lender which makes a loan hereunder as the holder of the indebtedness resulting therefrom for all purposes hereof until the Agent receives and accepts an Assignment and Acceptance Agreement entered into by such Lender, as assignor, and an eligible assignee as provided in Section 10.2 hereof.

                  SECTION 9.3. FACILITY AGENTS AND AFFILIATES. If and so long as either Facility Agent shall remain a Lender, such Facility Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not a Facility Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include such Facility Agent in its individual capacity. Unrelated to its role as a Facility Agent as set forth herein, each Facility Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Obligors or their Restricted Subsidiaries and any Person who may do business with or own securities of the Obligors, all as if it were not a Facility Agent hereunder and without any duty to account therefor to the Lenders.

                  SECTION 9.4. REPRESENTATIONS OF CERTAIN PARTIES. Each Lender, the Supplemental Guarantor, the Loan Administrator and the Board have actively engaged in the negotiation of all of the terms of this Agreement. The Board's representatives have met with the Borrower to discuss the business, affairs, financial condition and prospects of the Borrower. Neither Facility Agent has any duty or responsibility, either initially or on a continuing basis, to provide any Lender, the Supplemental Guarantor, the Loan Administrator or the Board with any credit or other information with respect to the Obligors whether coming into its possession as of the date of this Agreement or at any time thereafter, or to notify any Lender, the Supplemental Guarantor, the Loan Administrator or the Board of any Event of Default except as provided in Section
9.5 hereof. This Agreement and all instruments or documents delivered in connection with this Agreement have been reviewed and approved by each Lender, the Supplemental Guarantor, the Loan Administrator and the Board and none of the Lenders, the Supplemental Guarantor, the Loan Administrator nor the Board have relied on any Facility Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

                  SECTION 9.5. EVENTS OF DEFAULT; TERMINATION OF BOARD
GUARANTEE.

                  (a) In the event of the occurrence of any Default or Event of Default, any Lender, the Supplemental Guarantor or the Board knowing of such event may (but shall have no duty to), or an Obligor pursuant to Section 5.1(b)(v) hereof shall, give the Agent written notice specifying such Default or Event of Default or other event and expressly stating that such notice is a "notice of default". The Agent shall not be deemed to have knowledge of such events unless the Agent has received such notice, or unless the Default or Event of Default consists of a failure of payment of principal or interest on the Notes. In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give written notice thereof to the Collateral Agent, the Lenders, the Supplemental Guarantor, the Loan Administrator and the Board. In the event that such notice is a notice of an Event of Default or the Default specified in such notice matures into an Event of Default, each Facility Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed in writing by the Board or, if the Board Guarantee has terminated without a payment having been made thereunder, the Requisite Lenders, subject to the provisions of Section 9.6; provided, however, that, unless and until such Facility Agent shall have received such directions, such Facility Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interest of the Lenders and of the Board and shall incur no liability for acting or refraining to act in such manner except for such Facility Agent's gross negligence or willful misconduct as actually and finally determined by a court of competent jurisdiction and only to the extent of direct (as opposed to special, indirect, consequential or punitive) damages.

                  (b) In the event the Agent shall receive any notice from the Board to the effect that (i) the Board has the right to terminate the Board Guarantee under Section 2.05 thereof, (ii) any portion of the Board Guarantee has terminated under Section 2.04 thereof or otherwise, or (iii) the Board Guarantee shall for any reason have ceased to be in full force and effect or the Board shall have asserted that any of its obligations thereunder is invalid or unenforceable, the Agent shall promptly give written notice thereof to the Collateral Agent and the Lenders. The Agent shall not be deemed to have knowledge of any such event unless the Agent has received such notice (except if any such event results from the failure of the Agent to perform any of its obligations under the Board Guarantee).

                  SECTION 9.6. FACILITY AGENTS' RIGHT TO INDEMNITY. Except for action expressly required of a Facility Agent hereunder without instructions from any Person, each Facility Agent shall be fully justified in failing or refusing to take any action hereunder on behalf of any Lender, the Supplemental Guarantor or the Board unless it shall first be indemnified to its satisfaction by such Person (or any affiliate thereof) or the Board, as the case may be, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  SECTION 9.7. INDEMNIFICATION OF FACILITY AGENTS. The Lenders (other than the Primary Tranche A Lender) and the Supplemental Guarantor hereby agree to indemnify each Facility Agent and all affiliates, directors, officers, employees, advisors and representatives thereof (to the extent not reimbursed by the Borrower), ratably in accordance with the Obligations owed thereto as most recently in effect prior to the date indemnification is sought, from and against any and all costs, losses, liabilities, claims, damages or expenses which may be incurred by or asserted or awarded against such Facility Agent in any way relating to or arising out of this Agreement, the Notes or the other Loan Documents or any action taken or omitted by such Facility Agent under this Agreement, the Notes or the other Loan Documents; provided, that the Lenders and the Supplemental Guarantor shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Facility Agent's gross negligence or willful misconduct as actually and finally determined by a final, non-appealable judgment of a court of competent jurisdiction and only to the extent of direct (as opposed to special, indirect, consequential or punitive) damages.

Without limitation of the foregoing, each Lender (other than the Primary Tranche A Lender) and the Supplemental Guarantor agrees to reimburse each Facility Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Facility Agent in connection with the administration, or enforcement of, or the preservation of any rights under, this Agreement, the Notes or the other Loan Documents, to the extent that such Facility Agent is not reimbursed for such expenses by the Borrower.

                  SECTION 9.8. SUCCESSOR FACILITY AGENTS.

                  (a) Each Facility Agent may resign at any time by giving written notice thereof to the Lenders, the Board and the Borrower and may be removed at any time with cause (or, following the Board's honoring of a demand for payment in accordance with the Board Guarantee, without cause) by the Board, or at any time prior to the Board's honoring of a demand for payment in accordance with the Board Guarantee, without cause by the Requisite Lenders and the Board. Any such resignation or removal shall be effective upon the appointment and acceptance of a successor Facility Agent, in accordance with this Section 9.8. Upon any such resignation or removal, the Borrower shall have the right with the prior written consent of the Board, the Requisite Lenders and the Supplemental Guarantor to appoint a successor Facility Agent. If no successor Facility Agent shall have accepted such appointment within 30 days after the retiring Facility Agent's giving of notice of resignation or the Board's removal of such Facility Agent, the Board, the Requisite Lenders and the Supplemental Guarantor shall have the right to appoint a successor Facility Agent who shall be willing to accept such appointment. In any event such successor Facility Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and shall have a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as a Facility Agent hereunder by a successor Facility Agent, such successor Facility Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Facility Agent, and the resigning or removed Facility Agent shall be discharged from its duties and obligations as agent under this Agreement or as collateral agent under the Security Agreement, as the case may be. Prior to the effective time of the resignation or removal of a Facility Agent, such Facility Agent (i) shall be entitled to receive all fees and other amounts owing to it hereunder or under any other Loan Document, and (ii) in the case of the Collateral Agent, shall take all actions and do all things reasonably necessary to promptly transfer or assign any Collateral (or interest therein) to the successor collateral agent. After any Facility Agent's resignation or removal hereunder as a Facility Agent the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Facility Agent under this Agreement or any Security Document, as the case may be.

                  (b) Any corporation into which either Facility Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which either Facility Agent shall be a party, or any corporation succeeding to the business of either Facility Agent, provided that such corporation is a commercial bank organized under the laws of the United States of America or any State thereof and has a combined capital and surplus of at least $1,000,000,000, shall be the successor of such Facility Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession.

                  SECTION 9.9. FACILITY AGENTS' FURTHER PROTECTIONS.

                  (a) The duties, responsibilities and obligations of the Facility Agents shall be limited to those expressly set forth herein and, in the case of the Collateral Agent, the Security Documents, and no duties, responsibilities or obligations shall be inferred or implied. The Facility Agents shall not be subject to, nor required to comply with, any other agreement to which the Borrower or Parent is a party, even though reference thereto may be made herein or in the Security Documents. The Collateral Agent shall have no duty to solicit the Collateral. Except to the extent specifically directed by the Agent, the Lenders or the Board in accordance with the terms hereof, the Collateral Agent shall have no obligation to request the delivery of any notices, reports or other documents required to be delivered by any party under the Loan Documents.

                  (b) This Agreement and the Security Documents are for the exclusive benefit of the parties hereto and their respective permitted successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever except as provided in Section 9.8 hereof with respect to the resignation of either Facility Agent and Section 10.16 with respect to the Supplemental Guarantor.

                  (c) If at any time the Collateral Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Collateral (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Collateral), the Collateral Agent is authorized to comply therewith in any manner the Collateral Agent, acting in a commercially reasonable manner or in accordance with the advice of legal counsel of the Collateral Agent's own choosing, deems appropriate; and if the Collateral Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Collateral Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

                  (d) Neither of the Facility Agents shall be liable for any action taken or omitted or any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder, in each case, in the absence of gross negligence or willful misconduct on its part. In no event shall either of the Facility Agents be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Board, the Requisite Lenders or the Borrower or Parent, (ii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians, (iii) for the investment or reinvestment of any cash held by it hereunder, in each case in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Collateral, or any loss of interest incident to any such delays; and (iv) for an amount in excess of the fees paid by the Borrower to such Facility Agent in performing the services described herein.

                  (e) Neither of the Facility Agents shall incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such Facility Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, terrorism or war, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

                  (f) The Facility Agents shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Facility Agents shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

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                  (g)      In the event of any ambiguity or uncertainty
hereunder or in any notice, instruction or other communication received by the Collateral Agent hereunder, the Collateral Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Collateral, unless the Collateral Agent receives written instructions, signed by the Borrower and the Board (or if the Board Guarantee has terminated without a payment having been made thereunder, the Requisite Lenders), which eliminates such ambiguity or uncertainty.

                  (h) The Collateral Agent does not have any interest in the Collateral deposited hereunder but is serving as Collateral holder only and having only possession thereof. The Borrower shall pay or reimburse the Collateral Agent upon request for any transfer taxes or other taxes relating to the Collateral incurred in connection herewith its duties as Collateral Agent hereunder and shall indemnify and hold harmless the Collateral Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from any Collateral shall be subject to withholding regulations then in force with respect to United States taxes. The Obligors will provide the Collateral Agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications. This paragraph shall survive notwithstanding any termination of this Agreement or the Security Agreement or the resignation or removal of the Collateral Agent.

                  (i) Each Facility Agent may execute any of the rights or perform any duties hereunder either directly or by or through agents, and such Facility Agent shall not be responsible for any misconduct or negligence on the part of any agent appointed by it, provided that such agent was appointed by such Facility Collateral Agent with due care.

                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.1. AMENDMENTS, WAIVERS, ETC.

                  (a) No amendment, modification or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by the Obligors therefrom shall in any event be effective unless the same shall be in writing and, with respect to any such amendment or modification, signed by the Borrower, and with respect to any such amendment, modification, waiver or consent (x) so long as the Board Guarantee is in full force and effect and has not been terminated without a payment having been made thereunder, signed by the Board or (y) if the Board Guarantee has terminated without a payment having been made thereunder, signed by the Requisite Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however,

                  (i) that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender (and in the case of the Tranche B Lender, also signed by the Supplemental Guarantor (so long as the Supplemental Guarantee is then in effect)) do any of the following:

                           (A) subject such Lender to any additional obligations;

                           (B) change the scheduled final maturity of the Loan, or change the amount or date for payment of any date fixed for the payment or reduction of principal;

                           (C) change the principal amount of the Loan (other than by the payment or prepayment thereof);

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                           (D) change the rate of interest on the Loan or any
         fee, indemnity or other amount payable to such Person;

                           (E) change any date fixed for payment of such interest, indemnity or other amount or fees;

                           (F) release all or any substantial portion of the Collateral (other than upon any sale or other disposition thereof permitted under this Agreement or the applicable Security Document);

                           (G) amend the definition of "Requisite Lenders" or this Section 10.1(a);

                           (H) modify the application of payments to the Loan under Section 2.9; or

                           (I) amend or modify any provision of Article II and
         Article IX, Section 5.1 (other than Section 5.1(b)(i)(B)), Section 5.10, Section 5.11, Section 5.12, Section 5.14(a)(ii), Section 10.1,
         Section 10.2, Section 10.3, Section 10.4, Section 10.6, Section 10.7,
         Section 10.10, Section 10.11, Section 10.12, Section 10.13, Section 10.16, Section 10.18, Section 10.19 and Section 10.20 or any of the definitions as relevant thereto; and

                  (ii)     no amendment or modification of any provision of
         Article VII (other than amendments to add Events of Default) shall be effective unless in writing and signed by the Requisite Lenders;

and provided, further, that no amendment, modification, waiver or consent shall, unless in writing and signed by the Persons required above to take such action and (i) the affected Facility Agent, affect the rights or duties of either Facility Agent under this Agreement, the other Loan Documents, the Supplemental Guarantee or the Board Guarantee, or (ii) the Supplemental Guarantor, (A) change the fee, indemnity or other amount payable to the Supplemental Guarantor, (B) subject the Supplemental Guarantor to any additional obligations or (C) change a right enjoyed by the Supplemental Guarantor alone or treat the Supplemental Guarantor differently from the Lenders in respect of rights enjoyed by both the Lenders and the Supplemental Guarantor.

                  (b) The Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Obligors in any case shall entitle the Obligors to any other or further notice or demand in similar or other circumstances.

                  (c) Notwithstanding anything herein to the contrary, in the event that the Borrower shall have requested each of the Lenders, in writing, to agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions hereof, and any such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with such request (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within 30 days of such request, then such Lender hereby irrevocably authorizes the Agent to agree or disagree, in full or in part, and in the Agent's sole discretion, to such requests on behalf of such Lender as such Lender's attorney-in-fact and to execute and deliver any writing approved by the Agent which evidences such agreement as such Lender's duly authorized agent for such purposes.

                  (d) In connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, if the consent of the

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

Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 10.1 being referred to as a "Non-Consenting Lender"), then, so long as the Lender that is acting as the Agent is not a Non-Consenting Lender, at the Borrower's request, the Agent or an Eligible Lender that is acceptable to the Agent and the Board shall have the right with the Agent's consent and in the Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Agent's request, sell and assign to the Lender that is acting as the Agent or such Eligible Lender, all of the portion of the Loan of such Non-Consenting Lender for an amount equal to the principal balance of such portion of the Loan held by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance.

                  SECTION 10.2. ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Each Lender may sell, transfer, negotiate or assign either in whole or in part to one or more Eligible Lenders its rights and obligations hereunder and under the Notes and the other Loan Documents without the prior consent of the Borrower (subject to clause (y) below) but, except as otherwise provided in Section 10.2(d), with the consent, not to be unreasonably withheld, of the Agent, and the prior written consent of the Board (such consent, in the case of an assignment to an Affiliate of any Lender that is an Eligible Lender, not to be unreasonably withheld) and, in the case of an assignment in respect of the Tranche B Note, so long as the Supplemental Guarantor has not failed to make a payment due by it under the Supplemental Guarantee, the prior written consent of the Supplemental Guarantor (such consent not to be unreasonably withheld or delayed); provided, that (i) the assigning Lender shall give prompt written notice to the Agent and the Board of the terms of and the parties to any such assignment, (ii) the proposed assignee shall provide to the Agent and the Board all documentation and certificates as required by the Agent and the Board to confirm to the Agent's and the Board's satisfaction that such proposed assignee is an Eligible Lender, and (iii) the Borrower will not be obligated to pay any greater amount under Section 2.10(c) or Section 2.12(a) (in respect of increased costs or Indemnified Taxes imposed pursuant to applicable law in effect on the date of such assignment) to the assignee than the Borrower is then obligated to pay to the assigning Lender under such Sections (or, with respect to an assignment of the Tranche B Note only, the Supplemental Guarantor will not be obligated to pay any greater amount under Clause 3(a) of the Supplemental Guarantee (in respect of Indemnified Taxes imposed pursuant to applicable law in effect on the date of such assignment) to the assignee than the Supplemental Guarantor is then obligated to pay to the Tranche B Lender under such Clause); provided, however, that the consent of the Board shall not be required for any assignment which occurs after the Board has been reimbursed in full for all payments under the Board Guarantee or the Board Guarantee shall have terminated. Notwithstanding the foregoing, (x) the Primary Tranche A Lender may assign its rights and obligations hereunder and under the Tranche A Note to the Alternate Tranche A Lender without the prior consent of any party to this Agreement or any other Loan Document, and (y) regardless of whether a Default or Event of Default exists, without the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed), no right, obligation or interest hereunder or under any Note or other Loan Document may be sold, transferred, negotiated or assigned to an airline, a commercial aircraft operator, an air freight forwarder or an entity principally engaged in the business of parcel transport by air (or an Affiliate of any such Person). The Borrower and the Board hereby consent to the assignment of Tranche B of the Loan and the Tranche B Note to International Lease Finance Corporation and agree that no further consent shall be required for any assignment of Tranche B to any such Person, provided that International Lease Finance Corporation is an Eligible Lender at the time of any such assignment.

                  (b) The parties to each assignment shall execute and deliver to the Agent, for its acceptance and recording, an Assignment and Acceptance, and the assignee, if a Non-U.S. Person, shall deliver to the Borrower, the Agent and the Supplemental Guarantor (if the assignor is the Tranche B Lender) on or prior to the date of the assignment, two completed copies of either IRS Form W-8BEN or W-8ECI or other applicable form, certificate or document required to satisfy the requirements of Section 2.12. Upon such execution, delivery and acceptance and the receipt by the Agent of an assignment fee in the amount of $10,000 (except that so long as Citibank, N.A. is the Agent, no fee shall be payable in connection with any assignment to any affiliate of Citibank, N.A. or by the Supplemental Guarantor upon an assignment of Tranche B of the Loan to it), the Agent shall record such Assignment and Acceptance and from and after the effective date specified in such Assignment and Acceptance (i) the assignee thereunder of all or any portion of the Loan shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

                  (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Borrower and (iv) give prompt written notice of the terms of and parties to any such assignment to the Board, the Loan Administrator and the Collateral Agent.

                  (d) In addition to the other assignment rights provided in this Section 10.2, each Lender may assign, without the prior consent of the Borrower, the Agent or the Board, as collateral or otherwise, any of its rights under this Agreement to any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board, provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder.

                  (e) Each Lender may, without the prior consent of the Borrower or any other Person, sell participations, to the extent permitted by the Regulations and Section 5.04(b) of the Board Guarantee, in or to all or a portion of its rights and obligations hereunder and under any Note and the other Loan Documents, except that in the case of a sale of a participation in respect of the Tranche B Note, so long as the Supplemental Guarantor has not failed to make a payment due by it under the Supplemental Guarantee, the prior written consent of the Supplemental Guarantor shall be required (such consent not to be unreasonably withheld or delayed); provided, that (i) neither any Note nor the Board Guarantee is assigned, conveyed, sold or transferred in whole or in part in connection with any participation, (ii) the Board's ability to assert any and all defenses available to it under the Board Guarantee and the law is not adversely affected, and (iii) the Borrower will not be obligated to pay any greater amount under Section 2.10(c) or Section 2.12(a) (in respect of increased costs or Indemnified Taxes imposed pursuant to applicable law in effect on the date of such participation) to such participant than the Borrower is then obligated to pay to any selling Lender under such Sections (or, with respect to a sale of a participation in respect of the Tranche B Note only, the Supplemental Guarantor will not be obligated to pay any greater amount under Clause 3(a) of the Supplemental Guarantee (in respect of Indemnified Taxes imposed pursuant to applicable law in effect on the date of such participation) to such participant than the Supplemental Guarantor is then obligated to pay to the selling Lender under such Clause). In the event of the sale of any participation by any Lender, except as otherwise expressly provided herein, (A) such Lender's obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (C) such Lender shall remain the holder of such Obligations for all purposes of this Agreement, (D) the Agent, the Board and

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the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and
(E) each holder of such a participation, if a Non-U.S. Person, shall deliver to the Borrower, the Agent, the Supplemental Guarantor (if the transferor is the Tranche B Lender) and such Lender, on or prior to the date of the sale of the participation, two completed copies of either IRS Form W-8BEN or W-8ECI or other applicable form, certificate or document required to satisfy the requirements of
Section 2.12. Any holder of such a participation will be entitled to the benefits of Section 2.10(c), Section 2.10(f), Section 2.11 and Section 2.12 to the same extent as if such Person were a Lender (but subject to the restrictions of Section 2.12(j)).

                  SECTION 10.3. COSTS AND EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, the Obligors agree to pay promptly (i) all costs and expenses incurred by the Loan Administrator, the Lenders, the Supplemental Guarantor, the Collateral Agent and the Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents, the Board Guarantee, the Supplemental Guarantee and all documents (including, without limitation, documents required to be delivered after the Closing Date under any provision of the Loan Documents) relating thereto (including, without limitation, reasonable legal fees and expenses actually incurred), (ii) all costs and expenses incurred by the Loan Administrator, the Lenders, the Supplemental Guarantor, the Board, the Collateral Agent and the Agent in connection with any consents, amendments, waivers or other modifications hereto or thereto (including, without limitation, reasonable legal fees and expenses actually incurred), (iii) all costs and expenses incurred by the Agent in connection with the syndication of the Loan (if any), (iv) all costs and expenses, including, without limitation, legal fees and expenses actually incurred by the Agent, the Collateral Agent, the Lenders, the Board, the Loan Administrator, the Supplemental Guarantor and any other participant in enforcing any Obligations of, or in collecting any payments due from, the Borrower or Parent hereunder or under the other Loan Documents (including without limitation any costs and expenses contemplated under the Security Agreement or any other Security Document) or in connection with the administration, or enforcement of, or the preservation of any rights under any Loan Document and (v) all costs and expenses, including without limitation reasonable legal fees and expenses, incurred by the Agent, the Tranche B Lender and the Supplemental Guarantor in connection with the execution and delivery of any instrument, or the taking of any action, pursuant to Clause 23 of the Supplemental Guarantee.

                  SECTION 10.4. INDEMNITIES. Whether or not the transactions contemplated hereby shall be consummated, each of the Borrower and Parent agrees to defend, indemnify, pay and hold harmless the Board, the Agent, the Collateral Agent, the Lenders, the Supplemental Guarantor, the Govco Administrative Agent, the Loan Administrator and their respective Affiliates, officers, directors, employees, agents and advisors (collectively called the "Indemnitees") on an After-Tax Basis from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees actually incurred, but excluding Taxes), whether direct, indirect or consequential, and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes and rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner arising out of this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby (including, without limitation, the use or intended use of the proceeds of the Loan) or the syndication of the Loan or any statement contained in the Application or otherwise made by or on behalf of the Borrower to the Board or any breach or default by the Borrower or Parent of any provision of the Loan Documents (collectively called the "Indemnified Liabilities"); provided, that the Obligors shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities (i) arise from the gross negligence or willful misconduct of that Indemnitee (as actually and finally determined by a final, non-appealable judgment of a court of competent jurisdiction), (ii) constitute special, indirect,

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consequential or punitive damages or (iii) constitute ordinary and usual operating or overhead expenses of an Indemnitee (excluding, without limitation, costs and expenses of any outside counsel, consultant or agent). To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Obligors shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Obligors or any of their security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from such Indemnitee's gross negligence or willful misconduct. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). The obligations of the parties pursuant to this Section 10.4 shall survive indefinitely the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

                  SECTION 10.5. RIGHT OF SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, to the fullest extent permitted by law, each Lender is hereby authorized by each Obligor at any time or from time to time, upon notice to such Obligor (which may be given contemporaneously with the exercise of such set-off rights), to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of such Obligor against and on account of the obligations and liabilities of such Obligor to that Lender under this Agreement, the Notes, and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loan or any other amounts due hereunder shall have become due and payable pursuant to Section 7.2 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

                  SECTION 10.6. SHARING OF PAYMENTS, ETC. The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively with respect to each Lender, the "Aggregate Amounts Due") which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in amounts so that all such recoveries shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed

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the amount of the participation held by that holder. For the avoidance of doubt, the provisions of this Section 10.6 do not apply to any payments made under the Board Guarantee or the Supplemental Guarantee.

                  SECTION 10.7. NOTICES, ETC. Unless otherwise specifically provided herein, any notice, request or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, or upon receipt of telefacsimile, or five (5) Business Days after depositing it in the United States mail, certified mail, with postage prepaid and properly addressed; provided, that notices shall not be effective against an addressee until received by it. For the purposes hereof, the address of each party hereto and the Supplemental Guarantor shall be as set forth under such party's name on Annex A, or (i) as to any of the Obligors and the Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party hereto, such other address as shall be designated by such party in a written notice delivered to the Agent. A copy of any and all notices, requests, communications, demands, reports, documents or other materials (including, without limitation, any of the materials delivered by the Obligors under Section 5.1(b)) delivered or sent by any party pursuant to the terms of this Agreement or any other Loan Document, shall be given to the Loan Administrator.

                  SECTION 10.8. NO WAIVER; REMEDIES. No failure on the part of the Board, any Lender, the Collateral Agent or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 10.9. INDEPENDENCE OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties made in and covenants under this Agreement shall be given independent effect so that (a) if a particular representation and warranty is unqualified, the fact that another representation and warranty is qualified shall not affect the operation of the former provision; and (b) if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

                  SECTION 10.10. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the law of the State of New York; provided, that in the event the Board becomes a Lender pursuant to the Board Guarantee, the rights and obligations of the Board hereunder shall be governed by, and construed in accordance with, the Federal law of the United States of America, if and to the extent such Federal law is applicable, and otherwise in accordance with the law of the State of New York.

                  SECTION 10.11. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

                  (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York located in New York County or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Obligors hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Obligors hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (b) Each of the Obligors hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any of the other Loan Documents by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such Obligor in accordance with the provisions of
Section 10.7. Each of the Obligors agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (c) Nothing contained in this Section 10.11 shall affect the right of the Agent or any Lender or other party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Obligors in any other jurisdiction.

                  SECTION 10.12. WAIVER OF JURY TRIAL. Each of the Obligors irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any other Loan Document.

                  SECTION 10.13. MARSHALING; PAYMENTS SET ASIDE. None of the Agent, any Lender or the Supplemental Guarantor shall be under any obligation to marshal any assets in favor of the Obligors or any other party or against or in payment of any or all of the Obligations. To the extent that either of the Obligors makes a payment or payments to the Agent for the account of the Board, the Loan Administrator, any Lender or the Supplemental Guarantor (each, a "Payee") or any Payee receives payment from exercise of their rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then
(i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred, and (ii) each Payee shall pay and return such amount to the Agent as the Agent may be required to disgorge or otherwise pay to a trustee, receiver or any other party in respect of the portion of the payment from such Obligor distributed by the Agent to such Payee hereunder.

                  SECTION 10.14. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  SECTION 10.15. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Agent.

                  SECTION 10.16. THIRD PARTY BENEFICIARY. The Supplemental Guarantor shall be an express third party beneficiary of this Agreement and the other Loan Documents to the extent the provisions of this Agreement or any other Loan Documents confer upon the Supplemental Guarantor any right, benefit or remedy and shall be entitled to rely on each representation and warranty of the Borrower in the Loan Documents and the covenants of the Obligors contained in the Loan Documents as fully and with the same force and effect as if made expressly to the Supplemental Guarantor, and the execution and delivery of the Supplemental Guarantee to the Agent and the Tranche B Lender shall constitute the Supplemental Guarantor's agreement to the provisions of this Agreement, the Subsidiary Guarantee and the Security Documents and to be bound by the terms and conditions hereof and thereof applicable to the

Supplemental Guarantor (including, in each case without limitation, Article IX and Section 2.8, Section 2.9, Section 10.6, Section 10.13, Section 10.18,
Section 10.19 and Section 10.20 hereof) in asserting any right or remedy hereunder.

                  SECTION 10.17. SEVERABILITY. In case any provision in or obligation under this Agreement, any Note or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 10.18. CONFIDENTIALITY.

                  (a) Subject to subsection (b), each party hereto (other than the Board) and the Supplemental Guarantor shall, and shall procure that its respective officers, employees and agents shall, keep confidential and shall not, without the prior written consent of the other parties, disclose to any third party this Agreement, any other Loan Document or any of the information, reports or documents supplied by or on behalf of such other party not otherwise publicly available, except that a party shall be entitled to disclose this Agreement, any other Loan Document, and any such information, reports or documents:

                  (i) in connection with any proceeding arising out of or in connection with this Agreement, any of the other Loan Documents, the Board Guarantee or the Supplemental Guarantee to the extent that such party may reasonably consider necessary to protect its interest; or

                  (ii) to any potential assignee or transferee of any party's rights under this Agreement or any of the Loan Documents or the Supplemental Guarantor's rights or obligations under the Supplemental Guarantee or any other Person proposing to enter into contractual arrangements with any party in relation to this Agreement, any of the other Loan Documents, the Board Guarantee or the Supplemental Guarantee subject to the relevant party obtaining an undertaking from such potential assignee or transferee or other person in corresponding terms to this Section 10.18; or

                  (iii) pursuant to any applicable laws, ordinances, judgments, decrees, injunctions, writs, rules, regulations, orders, interpretations, licenses, permits and orders of any competent court, arbitrator or governmental agency or authority in any relevant jurisdiction; or

                  (iv) to bank examiners or any other regulatory authority or rating agencies or similar entities, if requested to do so; or

                  (v) to its auditors, legal, tax or to other professional advisers; or

                  (vi) to its Affiliates and their respective directors, officers, employees and agents.

                  (b) Notwithstanding any other provision of this Agreement to the contrary, the parties agree that each party hereto (and each employee, representative or other agent of such party) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure.

                  (c) The provisions of this Section 10.18 shall survive any termination of this Agreement, the Supplemental Guarantee or any other Loan Document or any assignment, transfer or participation under this Agreement or the Supplemental Guarantee.

                  SECTION 10.19. NO PROCEEDINGS. Each of the Obligors, the Board, the Loan Administrator, the Facility Agents, the Supplemental Guarantor and each Lender (other than the Primary Tranche A Lender) hereby agrees that it will not institute against, or join any other person in instituting against, the Primary Tranche A Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other proceeding under any federal or state bankruptcy or similar law, so long as any commercial paper issued by the Primary Tranche A Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding.

                  SECTION 10.20. GOVCO ADMINISTRATIVE AGENT. Each of the Obligors, the Board, the Loan Administrator, the Facility Agents, the Supplemental Guarantor and each Lender acknowledges that the Govco Administrative Agent is a party hereto only in its capacity as administrative agent of the Primary Tranche A Lender and the Primary Tranche A Lender's commercial paper holders. The parties hereto agree that none of the provisions hereof shall at any time apply to or restrict the ability of the Govco Administrative Agent to resign its position of Govco Administrative Agent.

                  SECTION 10.21. ACKNOWLEDGEMENT REGARDING FEDERAL AUTHORITY.

                  (a) Each of the parties hereto and the Supplemental Guarantor acknowledges and agrees that:

                  (i) the operations and assets of the Obligors and their Subsidiaries (including, without limitation, Aircraft Related Equipment and other assets that constitute Collateral) are subject, directly and indirectly, to the actions, inaction and policies of various Governmental Authorities, including, in particular but without limitation, the United States Department of Transportation (of which the FAA is a component) and the United States Department of Justice;

                  (ii) Governmental Authorities, in discharging their current and future statutory or regulatory responsibilities, may act, decline to act, or adopt policies resulting in material adverse effects on (A) the business, condition (financial or otherwise), operations, performance, prospects, assets or properties of the Obligors and their Subsidiaries, (B) the ability of the Obligors and their Subsidiaries to perform their payment or other material obligations under the Loan Documents, and (C) the value of the Collateral or the practical ability of the Collateral Agent to realize such value in the event of a Default or an Event of Default;

                  (iii) no Governmental Authority, in discharging its statutory or regulatory responsibilities, has or shall have any obligation whatsoever to the Obligors or any of their Subsidiaries, or to any secured party by reason of such Governmental Authority's representation on the Board, the Board's issuance of the Board Guarantee, or the Board's participation as a party to the other Loan Documents, to consider the potential that any of the material adverse effects referred to in clause (ii) above may result from such Governmental Authority's discharge of its statutory or regulatory responsibilities; and

                  (iv) neither the Board, in discharging its rights and responsibilities, or in exercising its discretion, under the Act, the Regulations, the Board Guarantee or the other Loan Documents, nor any of the Board's members, acting in their capacities as such, has or shall have any obligation whatsoever to the Obligors or any of their Subsidiaries or to any of the secured parties to take any action in connection with a Governmental Authority's discharge of its statutory or regulatory responsibilities which may have any of the material adverse effects referred to in clause (ii) above, and the Board may not take any action depriving a Governmental Authority of its rights and powers to discharge its statutory and regulatory responsibilities in any manner that may have any of the material adverse effects referred to in clause (ii) above.

                  (b) Without limiting the generality of the foregoing, the parties and the Supplemental Guarantor acknowledge and agree that (i) the Department of Transportation, through the FAA, has broad authority under Title 49 of the United States Code to regulate the use of the navigable airspace of the United States so as to ensure its safe and efficient utilization, (ii) the exercise of such authority may substantially impair or eliminate altogether the utility to the Obligors and their Subsidiaries and value to the secured parties of Aircraft Related Equipment pledged as Collateral and other assets of the Obligors and their Subsidiaries such as gates and slots utilized at airports, and (iii) no assurance, express or implied, has been given by any Governmental Authority, including the Board, to the Obligors or to any secured party, nor has any of the Obligors or any secured party relied upon any such assurance, with respect to any future action, inaction or policy of the FAA or any other Governmental Authority relating to any such Collateral or other assets.

                  (c) Nothing in this Section 10.21 shall be construed to limit or otherwise affect the Board's obligations under the Board Guarantee.

                  SECTION 10.22. PROMOTIONAL MATERIALS. No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "Citibank, N.A." by name or the rights, powers, or duties of the Facility Agents under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of the Facility Agents, except as required to be disclosed pursuant to applicable law.

                  SECTION 10.23. CUMULATIVE RIGHTS AND REMEDIES. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

                            [Signature pages follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         WORLD AIRWAYS, INC.,
                                         as Borrower

                                         By: /s/  Gilberto M. Duarte, Jr.
                                             -----------------------------------
                                             Gilberto M. Duarte, Jr.
                                             Chief Financial Officer

                                         GOVCO INCORPORATED,
                                         as Primary Tranche A Lender

                                         By: /s/  Patrick A. Botticelli
                                             -----------------------------------
                                             Patrick A. Boticelli
                                             Vice President

                                         CITIBANK, N.A.,
                                         as Alternate Tranche A Lender

                                         By: /s/ Rukmini Roy
                                             -----------------------------------
                                             Rukmini Roy
                                             Vice President

                                         CITICORP NORTH AMERICA, INC.,
                                         as Govco Administrative Agent

                                         By: /s/ Patrick A. Botticelli
                                             -----------------------------------
                                             Patrick A. Boticelli
                                             Vice President

                                         CITICORP USA, INC.,
                                         as Tranche B Lender

                                         By: /s/ Patricia Y. der Brinker
                                             -----------------------------------
                                             Patricia Y. der Brinker
                                             Vice President

                                         CITIBANK, N.A.,
                                         as Agent

                                         By: /s/ Rukmini Roy
                                             -----------------------------------
                                             Rukmini Roy
                                             Vice President Title:

                                         CITIBANK, N.A.,
                                         as Collateral Agent

                                         By: /s/ Fernando Moreyra
                                             -----------------------------------
                                             Fernando Moyeyra
                                             Assistant Vice President

                                         PHOENIX AMERICAN FINANCIAL
                                         SERVICES, INC.,
                                         as Loan Administrator

                                         By: /s/ Neil Divver
                                             -----------------------------------
                                             Neil Divver
                                             Vice President, CFO & COO

                                         AIR TRANSPORTATION STABILIZATION BOARD

                                         By: /s/ Michael Kestenbaum
                                             -----------------------------------
                                             Michael Kestenbaum
                                             Chief Administrative Officer

                                     ANNEX A

                                NOTICE ADDRESSES

If to the Borrower:

World Airways, Inc.
HLH Building
101 World Drive
Peachtree City, Georgia 30269
Attention:  General Counsel
Phone: 770-632-8005
Facsimile: 770-632-8048

With a copy to:

Powell, Goldstein, Frazer & Murphy LLP
191 Peachtree Street,  N.E.
Atlanta, Georgia  30303-1736
Attention: Thomas R. McNeill
Phone: 404-572-6681
Facsimile:  404-572-6999

If to the Primary Tranche A Lender:

Govco Incorporated
388 Greenwich Street
20th Floor
New York, NY 10013
Attention: Sean Portrait, Govco Administrator
Phone: 212-816-5717
Facsimile: 212-816-0397

With a copy to:

Citibank, N.A.
388 Greenwich Street
20th Floor
New York, NY 10013
Attention: Barbara Kobelt
Phone: 212-816-1063
Facsimile: 212-816-0263

If to the Alternate Tranche A Lender:

Citibank, N.A.
2 Penns Way Suite 100
New Castle, DE 19720
Attention:  Kathleen Racer- Global Loan Operations
Phone: 302-894-6002
Facsimile: 212-994-0849

With a copy to:

Citibank, N.A.
388 Greenwich Street
20th Floor
New York, NY 10013
Attention: Barbara Kobelt
Phone: 212-816-1063
Facsimile: 212-816-0263

If to the Tranche B Lender:

Citicorp USA, Inc.
2 Penns Way Suite 100
New Castle, DE 19720
Attention:  Kathleen Racer
Telephone: 302-894-6002
Facsimile: 212-994-0849

With a copy to:

Citicorp USA, Inc.
388 Greenwich Street
20th Floor
New York, NY 10013
Attention: Barbara Kobelt
Phone: 212-816-1063
Facsimile: 212-816-0263

If to the Agent:

Citibank, N.A.
2 Penns Way Suite 100
New Castle, DE 19720
Attention:  Kathleen Racer
Telephone:  302-894-6002
Facsimile: 212-994-0849

With a copy to:

Citibank, N.A.
388 Greenwich Street
20th Floor
New York, NY 10013
Attention: Barbara Kobelt
Phone: 212-816-1063
Facsimile: 212-816-0263

If to the Loan Administrator:

Phoenix American Financial Services, Inc.
2401 Kerner Boulevard
San Rafael, CA 94901-5529
Attention: Karen Weaver
Phone: 415-485-4765
Facsimile: 415-451-7588

with a copy to:

Phoenix American Financial Services, Inc.
2401 Kerner Boulevard
San Rafael, CA 94901-5529
Attention: Neal Divver
Phone: 415-485-4728
Facsimile: 415-451-7541

If to the Collateral Agent:

Citibank, N.A., Agency and Trust
111 Wall Street, 14th Floor
New York, NY 10043
Attention: Fernando Moreyra
Phone: 212-657-0955
Facsimile: 212-657-3862

If to the Board:

Air Transportation Stabilization Board
1120 Vermont Avenue
Suite 970
Washington, D.C. 20005
Attn: Executive Director
Phone: 202 622-3550
Facsimile: 202-622-3420

with a copy to:

United States Department of the Treasury
1500 Pennsylvania Avenue, N.W.
Washington, D.C. 20220
Attn: Deputy Assistant Secretary for Government Financial Policy
Phone: 202-622-7073
Facsimile: 202-622-0387

If to the Supplemental Guarantor:

Until February 29, 2004:

International Lease Finance Corporation
1999 Avenue of the Stars, 39th Floor
Los Angeles, CA 90067
Phone: 310-788-1999
Facsimile: 310-788-1990

On and after March 1, 2004:

International Lease Finance Corporation
10250 Constellation Boulevard, 34th Floor
Los Angeles, CA 90067, U.S.A.
Attention: Legal Department
Phone: 310-788-1999
Facsimile: 310-788-1990

                                     ANNEX B

                                 LENDING OFFICE

                                 Citibank, N.A.
                                 399 Park Avenue
                               New York, NY 10043

                                    EXHIBIT A

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                  ASSIGNMENT AND ACCEPTANCE dated as of _________, ____ between ______________ (the "Assignor") and ______________ (the "Assignee").

                  Reference is made to the Loan Agreement, dated as of December 30, 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), among World Airways, Inc., as Borrower, Govco Incorporated, as Primary Tranche A Lender, Citibank, N.A., as Alternate Tranche A Lender, Collateral Agent and as Agent, Citicorp USA, Inc., as Tranche B Lender, Citicorp North America, Inc., as Govco Administrative Agent, Phoenix American Financial Services, Inc., as Loan Administrator, and Air Transportation Stabilization Board. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Loan Agreement.

                  The Assignor and the Assignee hereby agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, [all of] [a __% interest in] the Assignor's rights and obligations under the Loan Agreement and the [Tranche A/Tranche B] Note. The principal amount of the portion of [Tranche A/Tranche B] of the Loan and the [Tranche A/Tranche B] Note assigned to the Assignee are set forth in Section 1 of Schedule I [and the principal amount of [Tranche A/Tranche B] of the Loan and the [Tranche A/Tranche B] Note retained by the Assignor after giving effect to such sale and assignment are set forth in Section 2 of Schedule I.].

                  2. The Assignor (i) represents and warrants that[, subject to the rights of any participant,] it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto.

                  3. The Assignee (i) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (ii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; (iv) represents and warrants that it is an Eligible Lender; (v) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; and (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof.

                  4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent [(with a copy to the Board)](1) for acceptance and recording by the Agent, together with an assignment fee of $10,000. The effective date of this Assignment and Acceptance shall be __________ [or such later date as of which the Board shall have consented to the sale and assignment of [all of] [a __% interest in] the Assignor's rights and obligations under the Loan Agreement and the Tranche A Note to the Assignee as provided herein and as evidenced by its signed confirmation thereof set forth on the signature pages hereof (the "Effective Date")](2).

                  5. Upon such acceptance and recording by the Agent, then, as of the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations under the Loan Agreement of a Lender and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) other than those relating to events or circumstances occurring prior to the Effective Date and be released from its obligations under the Loan Documents.

                  6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Loan Documents in respect of the interest assigned hereby (i) to or for the account of the Assignee, in the case of amounts accrued with respect to any period on or after the Effective Date, and (ii) to or for the account of the Assignor, in the case of amounts accrued with respect to any period prior to the Effective Date.

                  7. This Assignment and Acceptance shall be governed by, and be construed in accordance with, the law of the State of New York.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                  In Witness Whereof, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         [Assignor]

                                         By: ___________________________
                                             Name:
                                             Title:

                                         [Assignee]

                                         By: ___________________________
                                             Name:
                                             Title:

                                         Lending Office (and
                                                 address for notices):

--------------------
(1) Only applicable in connection with an assignment of the Tranche A Note.

(2) Only applicable in connection with an assignment of the Tranche A Note.

                                   [Address]

Accepted this      day
of _______________, ____

[        ],
as Agent

By: ___________________________
    Name:
    Title:

[The Board hereby confirms its consent to this Assignment and Acceptance in accordance with the provisions of Section 10.2 of the Loan Agreement](3)

Air Transportation Stabilization Board

By: ________________________________
    Name:
    Title:

[The Borrower hereby confirms its consent to this Assignment and Acceptance in accordance with the provisions of Section 10.2 of the Loan Agreement](4)

World Airways, Inc.

By: ________________________________
    Name:
    Title:

[The Supplemental Guarantor hereby confirms its consent to this Assignment and Acceptance in accordance with the provisions of Section 10.2 of the Loan Agreement](5)

International Lease Finance Corporation

By: ________________________________
    Name:
    Title:

--------------------
(3) Only applicable in connection with an assignment of the Tranche A Note.

(4) Insert only if Section 10.2(a)(y) is applicable.

(5) Only applicable in connection with an assignment of the Tranche B Note.

                                   SCHEDULE I
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

SECTION 1.

Aggregate Outstanding Principal Amount of
[Tranche A/Tranche B] of the Loan and of the
[Tranche A/Tranche B] Note Assigned to Assignee:     $_____________

SECTION 2.

Aggregate Outstanding Principal Amount of
[Tranche A/Tranche B] of the Loan and of the
[Tranche A/Tranche B] Note retained by Assignor:     $_____________

                                   EXHIBIT B1

                             FORM OF TRANCHE A NOTE

                                                              New York, New York
$_____________                                               December [__], 2003

                  FOR VALUE RECEIVED, the undersigned WORLD AIRWAYS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to CITIBANK N.A., as Agent, for the account of the Tranche A Lenders, the principal amount set forth above, or, if less, the aggregate unpaid principal amount of Tranche A of the Loan, payable at such times, and in such amounts, as are specified in the Loan Agreement. The Borrower hereby promises to pay interest on the unpaid principal amount of Tranche A of the Loan from the date hereof until such principal amount is paid in full, at the rate or rates, and payable at such times as are specified in the Loan Agreement.

                  This Tranche A Note shall be payable at the principal office of the Agent presently located at 399 Park Avenue in New York City.

                  This Tranche A Note is the "Tranche A Note" referred to in that certain Loan Agreement, dated as of December 30, 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the Borrower, Govco Incorporated, as Primary Tranche A Lender, Citibank, N.A., as Alternate Tranche A Lender, Collateral Agent and as Agent, Citicorp USA, Inc., as Tranche B Lender, Citicorp North America, Inc., as Govco Administrative Agent, Phoenix American Financial Services, Inc., as the Loan Administrator and Air Transportation Stabilization Board, and entitled to the benefits thereof and of the Security Documents. Capitalized terms used herein and not defined herein are used herein as defined in the Loan Agreement.

                  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower. This Tranche A Note may be prepaid solely as provided in the Loan Agreement and may be accelerated in whole or in part as provided in the Loan Agreement.

                  This Tranche A Note shall be governed by, and construed in accordance with, the law of the State of New York; provided, that in the event the Board becomes a Tranche A Lender pursuant to the Board Guarantee, the rights and obligations of the Board hereunder shall be governed by, and construed in accordance with, the Federal law of the United States of America, if and to the extent such Federal law is applicable, and otherwise in accordance with the law of the State of New York.

                  IN WITNESS WHEREOF, the Borrower has caused this Tranche A Note to be executed and delivered by its duly authorized officer as of the date and at the place set forth above.

                                         WORLD AIRWAYS, INC.

                                         By: __________________________
                                             Name:
                                             Title:

                                      B1-1

                                   EXHIBIT B2

                             FORM OF TRANCHE B NOTE

                                                              New York, New York
$_______________                                             December [__], 2003

                  FOR VALUE RECEIVED, the undersigned WORLD AIRWAYS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to CITIBANK N.A., as Agent, for the account of the Tranche B Lenders, the principal amount set forth above, or, if less, the aggregate unpaid principal amount of Tranche B of the Loan, payable at such times, and in such amounts, as are specified in the Loan Agreement. The Borrower hereby promises to pay interest on the unpaid principal amount of Tranche B of the Loan from the date hereof until such principal amount is paid in full, at the rate or rates, and payable at such times as are specified in the Loan Agreement.

                  This Tranche B Note shall be payable at the principal office of the Agent presently located at 399 Park Avenue in New York City.

                  This Tranche B Note is the "Tranche B Note" referred to in that certain Loan Agreement, dated as of December 30, 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the Borrower, Govco Incorporated, as Primary Tranche A Lender, Citibank, N.A., as Alternate Tranche A Lender, Collateral Agent and as Agent, Citicorp USA, Inc., as Tranche B Lender, Citicorp North America, Inc., as Govco Administrative Agent, Phoenix American Financial Services, Inc., as the Loan Administrator and Air Transportation Stabilization Board, and entitled to the benefits thereof and of the Security Documents. Capitalized terms used herein and not defined herein are used herein as defined in the Loan Agreement.

                  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower. This Tranche B Note may be prepaid solely as provided in the Loan Agreement and may be accelerated in whole or in part as provided in the Loan Agreement.

                  This Tranche B Note shall be governed by, and construed in accordance with, the law of the State of New York.

                  IN WITNESS WHEREOF, the Borrower has caused this Tranche B Note to be executed and delivered by its duly authorized officer as of the date and at the place set forth above.

                                         WORLD AIRWAYS, INC.

                                         By: ________________________
                                             Name:
                                             Title:

                                      B2-1

                                    EXHIBIT C

                           FORM OF NOTICE OF BORROWING

CITIBANK, N.A.,
as Agent under the Loan Agreement referred to below
399 Park Avenue
New York, New York 10043

                                                             December [__], 2003

                  Re:      WORLD AIRWAYS, INC. (the "Borrower")

         Reference is made to the Loan Agreement, dated as of December 30, 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the Borrower, Govco Incorporated, as Primary Tranche A Lender, Citibank, N.A., as Alternate Tranche A Lender, Collateral Agent and as Agent, Citicorp USA, Inc., as Tranche B Lender, Citicorp North America, Inc., as Govco Administrative Agent, Phoenix American Financial Services, Inc., as Loan Administrator and Air Transportation Stabilization Board. Capitalized terms used herein and not otherwise defined herein are used herein as therein defined.

         The Borrower hereby gives you irrevocable notice, pursuant to Section
2.2 of the Loan Agreement, that the undersigned hereby requests a Borrowing under the Loan Agreement and, in that connection, sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by
Section 2.2 of the Loan Agreement:

                  (i) The date of the Proposed Borrowing is December [__], 2003 (the "Closing Date").

                  (ii) The aggregate amount of the Proposed Borrowing is $________.

         The undersigned hereby certifies that the following statements are true on the date hereof and shall be true on the Closing Date both before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom:

                  (i) the representations, warranties and certifications set forth in Article IV of the Loan Agreement, in the other Loan Documents and the Application and any other document, certificate or written statement delivered in connection therewith are true and correct on and as of the Closing Date before and after giving effect to the Borrowing and to the application of the proceeds therefrom, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

                  (ii) no Event of Default or event which, with the giving of notice or passage of time or both, would be an Event of Default, has occurred and is continuing on the Closing Date, or would result from the Borrowing after giving effect to the Borrowing and the application of the proceeds therefrom.

                                         WORLD AIRWAYS, INC.

                                         By: ___________________________

                                         Name:
                                         Title: [Chief Financial Officer/
                                         President/Chief Executive Officer]

                                    EXHIBIT D

                             FORM OF BOARD GUARANTEE

================================================================================

                               GUARANTEE AGREEMENT

                          dated as of December 30, 2003

                                      among

                                 CITIBANK, N.A.,

                                    as Agent,

                               CITICORP USA, INC.,

                               as Tranche B Lender

                EACH OF THE TRANCHE A LENDERS REFERRED TO HEREIN,

                                       and

                     AIR TRANSPORTATION STABILIZATION BOARD

================================================================================

                           ---------------------------
                           Board Guarantee No. 2003/03

                           ---------------------------

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
SECTION 1.  DEFINITIONS AND PRINCIPLES OF CONSTRUCTION..........................     5

   1.01     Defined Terms.......................................................     5
   1.02     Principles of Construction..........................................     6

SECTION 2.  THE GUARANTEE.......................................................     7

   2.01     The Guarantee.......................................................     7
   2.02     Coverage of the Guarantee...........................................     7
   2.03     Timely Demand.......................................................     7
   2.04     Prohibited Amendments or Transfers..................................     7
   2.05     No Acceleration.....................................................     8
   2.06     Guarantee Fee.......................................................     8
   2.07     Revocation of Borrower's Payment....................................     8

SECTION 3.  REPRESENTATIONS AND WARRANTIES......................................     8

   3.01     Representations and Warranties of the Agent.........................     8
   3.02     Representations and Warranties of the Lenders.......................     9

SECTION 4.  CLAIM PROCEDURES....................................................     9

   4.01     Failure to Pay......................................................     9
   4.02     Demand on the Board.................................................     9
   4.03     Assignment to the Board.............................................     9
   4.04     Conditions of Guarantee.............................................    10
   4.05     Payment by the Board................................................    10
   4.06     Board Payment Does Not Discharge Borrower...........................    10

SECTION 5.  UNDERTAKINGS OF THE AGENT...........................................    11

   5.01     Notices ............................................................    11
   5.02     Register ...........................................................    11
   5.03     Prohibited Amendments...............................................    11
   5.04     Prohibited Transfers................................................    11
   5.05     Indemnification.....................................................    12
   5.06     Multiple Lenders....................................................    12

SECTION 6.  MISCELLANEOUS.......................................................    12

   6.01     Governing Law.......................................................    12
   6.02     Notices.............................................................    12
   6.03     Benefit of Agreement................................................    13
   6.04     Entire Agreement....................................................    13
   6.05     Amendment or Waiver.................................................    13
   6.06     Counterparts........................................................    13
   6.07     Severability........................................................    13

         This GUARANTEE AGREEMENT dated as of December 30, 2003 (this "Agreement") is made by and among each of the Tranche A Lenders under and as defined in the Loan Agreement referred to below (together with their respective successors and permitted assigns, the "Tranche A Lenders"), Citicorp USA, Inc. as Tranche B Lender (as defined below) (in such capacity, together with its successors and permitted assigns, the "Tranche B Lender"), Citibank, N.A. as agent for the Lenders (as defined below) (in such capacity, together with its successors and permitted assigns, the "Agent"), and the Air Transportation Stabilization Board (the "Board").

                                   WITNESSETH:

         WHEREAS, the Board was created pursuant to Section 102 of the Air Transportation Safety and System Stabilization Act, Pub. L. No. 107-42 (the "Act");

         WHEREAS, the Act establishes the Air Carrier Guarantee Loan Program to be administered by the Board in accordance with the Regulations for Air Carrier Guarantee Loan Program, 14 C.F.R. Part 1300 (as the same may be amended or modified from time to time, the "Regulations");

         WHEREAS, pursuant to the Act, World Airways, Inc. (the "Borrower") has made an Application, dated June 28, 2002 (as amended and supplemented to the date hereof, the "Application") for the issuance by the Board of a Federal credit instrument (as such term is defined in the Act) in the form of a guarantee of a portion of the principal of and interest on a loan to be made to the Borrower by the Lenders (as defined below);

         WHEREAS, the Tranche A Lenders, the Tranche B Lender identified therein (the Tranche A Lenders and the Tranche B Lenders, collectively, the "Lenders"), the Borrower, the Board, the Agent and the other parties identified therein, have entered into, on the date hereof, a loan agreement (the "Loan Agreement") providing for the Lenders to extend a loan (the "Loan") to the Borrower upon the terms and conditions specified therein in the aggregate principal amount of Thirty Million Dollars ($30,000,000.00);

         WHEREAS, the Lenders, the Borrower and the Agent have satisfied the conditions to the issuance of this Federal credit instrument (as such term is defined in the Act) by the Board set forth in the Loan Agreement (including, without limitation, payment of the initial installment of the Guarantee Fee referred to in Section 2.06);

         WHEREAS, it is a condition precedent to the making of the Loan that the Board execute and deliver this Agreement; and

         WHEREAS, subject to the terms and conditions of this Agreement, the Board is willing to guarantee to the Agent for the benefit of the Tranche A Lenders, as specified herein, the payment of certain of the Borrower's obligations under the Loan Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

              SECTION 1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

         1.01 Defined Terms. For the purposes of this Agreement, the following terms shall have the meanings specified below.

         "Act" has the meaning set forth in the recitals hereof.

         "Agent" has the meaning set forth in the introductory paragraph hereof.

         "Alternate Tranche A Lender" has the meaning set forth in the Loan Agreement.

         "Application" has the meaning set forth in the recitals hereof.

         "Board" has the meaning set forth in the introductory paragraph hereof.

         "Borrower" has the meaning set forth in the recitals hereof.

         "Business Day" means any day on which the Federal Reserve Bank of New York is open for business.

         "Collateral" has the meaning set forth in the Loan Agreement.

         "Collateral Documents" means the Security Documents, the Subsidiary Guarantees and the Parent Guarantee, as each such term is defined in the Loan Agreement.

         "Demand Date" has the meaning set forth in Section 4.05(a).

         "Dollars" or "$" means the lawful currency of the United States of America.

         "Event of Default" has the meaning set forth in the Loan Agreement.

         "Govco" has the meaning set forth in Section 5.04(b).

         "Guarantee" means the guarantee of the Board set forth in Section 2.01.

         "Guarantee Fee" has the meaning set forth in Section 2.06.

         "Guaranteed Amount" has the meaning set forth in Section 2.01.

         "Guaranteed Interest Rate" means the rate at which interest is payable by the Borrower on Tranche A under the terms of the Loan Agreement; provided, however, that the Guaranteed Interest Rate shall not include any increase in the rate of interest payable as the result of an Event of Default.

         "Interest Payment Date" has the meaning set forth in the Loan
Agreement.

         "Interest Period" has the meaning set forth in the Loan Agreement.

         "Lender" has the meaning set forth in the recitals hereof.

         "Loan" has the meaning set forth in the recitals hereof.

         "Loan Agreement" has the meaning set forth in the recitals hereof.

         "Loan Documents" means the Loan Agreement, the Tranche A Notes and the Collateral Documents.

         "Loan Maturity Date" has the meaning set forth in the Loan Agreement.

         "Note" means any promissory note of the Borrower evidencing the Loan and issued in accordance with the provisions of the Loan Agreement.

         "Regulations" has the meaning set forth in the recitals hereof.

         "Supplemental Guarantee" has the meaning set forth in the Loan
Agreement.

         "Tranche A" has the meaning set forth in the Loan Agreement.

         "Tranche A Lender" has the meaning set forth in the introductory paragraph hereof.

         "Tranche A Note" means any promissory note of the Borrower evidencing Tranche A of the Loan and issued in accordance with the provisions of the Loan Agreement.

         "Tranche B" has the meaning set forth in the Loan Agreement.

         "Tranche B Lender" has the meaning set forth in the introductory paragraph hereof.

         1.02 Principles of Construction.

         (a) The meanings set forth for defined terms in Section 1.01 or elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined.

         (b) All references to "this Agreement" or "hereof' and other like terms mean, unless the context requires otherwise, this Agreement, including
Schedule I and Annex A hereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.

         (c) The headings of the Sections in this Agreement are included for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         (d) References in this Agreement to Sections, Schedules and Annexes, unless otherwise specified, are to Sections, Schedules and Annexes to this Agreement.

         (e) In the event of any inconsistency between the terms of this Agreement and the Loan Agreement, the terms of this Agreement shall govern.

                            SECTION 2. THE GUARANTEE

         2.01 The Guarantee. Subject to the terms and conditions set forth in this Agreement, the Board hereby guarantees, irrevocably and unconditionally (except to the extent expressly provided in Sections 2.03, 2.04, 2.05 and 2.06), to the Agent on behalf of the Tranche A Lenders (the "Guarantee") payment of the following (the sum of all amounts under (a), (b) and (c), the "Guaranteed Amount"):

         (a) One hundred percent (100%) of the outstanding and unpaid principal amount of Tranche A of the Loan, which amount shall not exceed Twenty Seven Million Dollars ($27,000,000.00) in the aggregate;

         (b) interest on the principal amount of Tranche A of the Loan specified in Section 2.01(a), accrued at the Guaranteed Interest Rate to and including the scheduled payment dates thereof; and

         (c) interest on any due and unpaid amounts described in Sections 2.01(a) and 2.01(b), accrued at the Guaranteed Interest Rate from the scheduled payment dates thereof to but not including the date of actual payment thereof by the Board.

         2.02 Coverage of the Guarantee. Pursuant to Section 107(2) of the Act, the Guarantee is entitled to the full faith and credit of the United States of America. The Guarantee constitutes a guarantee of payment and not of collection. In no event shall the liability of the Board on the Guarantee exceed the Guaranteed Amount. For the avoidance of doubt, the Guarantee shall not extend to the repayment of any penalties, fees, indemnified amounts, costs, expenses or any other amount payable under the Loan Agreement or any Note other than the Guaranteed Amount.

         2.03 Timely Demand. In the event that the Agent, on behalf of the Tranche A Lenders, fails to make demand on the Board within the time period required in Section 4.02(vi), the Guarantee of the unpaid installment of principal and/or interest as to which such timely demand was not made shall automatically terminate with respect thereto. This termination shall be without prejudice to the right of the Agent, on behalf of the Tranche A Lenders, to make demand on the Board under this Agreement in respect of any other due and unpaid installments of principal or interest.

         2.04 Prohibited Amendments or Transfers. In the event that the Agent or any Tranche A Lender, without the Board's prior written consent, agrees to any material amendment, written modification or written waiver in violation of Section 5.03 or assigns, conveys, sells or otherwise transfers any interest in or right or obligation under this Agreement or the Loan Documents in violation of Section 5.04, then the Board shall have the right (in addition to any other right it may have under this Agreement, the Loan Agreement or applicable law) to terminate the Guarantee with respect to the interest of the Agent or such Tranche A Lender, as the case may be, in the Guaranteed Amount by providing written notice thereof to the Agent, such termination to be effective as of the earlier of (a) the 30th calendar day after the date on which the Board delivers such notice to the Agent and (b) any Demand Date unless, prior to such earlier date, the Agent or such Tranche A Lender, as the case may be, rescinds or otherwise remedies the effect of such prohibited action to the satisfaction of the Board, in which case the Guarantee shall remain in full force and effect.

         2.05 No Acceleration. In the event that, without the prior written consent of the Board (whether given under this Agreement or under the terms of the Loan Agreement), all or any part of the Borrower's indebtedness under the Loan Agreement is declared to be immediately due and payable or to be due and payable upon the demand of the Agent (it being understood that the automatic acceleration of the Loan under Section 7.2(a) of the Loan Agreement as the result of a bankruptcy or insolvency event does not constitute such a declaration), then the Board shall have the right to terminate the Guarantee with respect to all or a portion of the Guaranteed Amount. The Board shall exercise its right to terminate the Guarantee pursuant to this Section 2.05 by providing written notice thereof to the Agent. Any termination of the Guarantee by the Board under this Section 2.05 shall be deemed effective as of the date of such declaration.

         2.06 Guarantee Fee. The Agent, on behalf of Borrower, shall pay to the United States Department of the Treasury, in accordance with the priorities of payment specified in the Loan Agreement and to the extent sufficient funds are received by the Agent from the Borrower for application thereto, the following (collectively, the "Guarantee Fee"): semi-annually in advance commencing on the date hereof and thereafter on each Interest Payment Date (other than the Loan Maturity Date), the amounts specified in Schedule I for each such date. Payment of the Guarantee Fee due on the date hereof shall constitute a condition precedent to the effectiveness of this Agreement (it being understood that the failure of the Borrower at any time thereafter to pay the Guarantee Fee in full when due shall not affect the Board's obligations hereunder). The Agent shall make each payment pursuant to this Section 2.06 in such manner as the Board shall instruct in writing from time to time. Prior to such payment, the Agent shall hold such funds in trust for the benefit of the Board, and the Agent and each Lender hereby irrevocably waives and agrees not to exercise any banker's lien, right of setoff, right of recoupment, right to combine accounts or any similar lien, claim or right, it may have now or in the future against or on such funds, express or implied, statutory or otherwise, to satisfy any obligation which the Borrower, any affiliate thereof, or the Board or any other agency or instrumentality of the Federal government of the United States of America may owe to the Agent or such Lender in any capacity.

         2.07 Revocation of Borrower's Payment. Notwithstanding the provisions of Section 2.03, the Guarantee shall continue to be binding on the Board with respect to any payment, or any part thereof, of principal of or interest on any Tranche A Note that is rescinded or must otherwise be returned by the Agent or any Tranche A Lender if such rescission or return of payment has been compelled by law as the result of the bankruptcy or insolvency of the Borrower or if such rescission or return of payment is a result of any law, regulation or decree applicable to the Borrower. A demand on the Board for payment pursuant to the Guarantee of any such returned amount must be made promptly but in no event later than thirty (30) days after the Agent or Tranche A Lender has been compelled to return such amount.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

         3.01 Representations and Warranties of the Agent. The Agent represents and warrants to the Board as follows:

         (a) Bring-down of Representations. All of its certifications set forth in writing in the Application were when made, and are as of the date hereof, true, correct and complete in all material respects.

         (b) Agent Obligations. The Agent has the ability to perform each of its obligations as Agent under this Agreement and the Loan Agreement.

         3.02 Representations and Warranties of the Lenders. Each Lender represents and warrants to the Board as follows:

         (a) Bring-down of Representations. All of its certifications set forth in writing in the Application were when made, and are as of the date hereof, true, correct and complete in all material respects.

         (b) No Security. Other than as provided under the Collateral Documents and, with respect to the Tranche A Lenders only, this Agreement, such Lender has no security for payment of any of the Borrower's obligations under the Loan Agreement or any Note (it being expressly acknowledged and agreed that none of (i) the fees referred to in the Loan Agreement, or (ii) the Supplemental Guarantee, in either such case, constitutes "security" within the meaning of this Section 3.02(b) or paragraph 3(b) of any Assignment and Certification delivered to the Board).

                           SECTION 4. CLAIM PROCEDURES

         4.01 Failure to Pay. In the event that (i) the Borrower for any reason fails to pay in full any installment of principal (other than any proposed voluntary prepayment) of or interest on Tranche A of the Loan or any Tranche A Note for more than thirty (30) calendar days after the due date of such installment; and (ii) a period of fifteen (15) calendar days has elapsed since written demand for payment was made by the Agent on the Borrower (which demand may be omitted only if and to the extent that the making thereof would be prohibited by any applicable law), then the Agent, on behalf of the Tranche A Lenders, may make demand on the Board under this Agreement for payment (subject to Sections 2.03, 2.04 and 2.05) of the Guaranteed Amount.

         4.02 Demand on the Board. The Agent's demand on the Board must: (i) be in writing and delivered in accordance with Section 6.02; (ii) be made only by the Agent; (iii) identify the installment(s) of principal and/or interest unpaid as of the date of such demand; (iv) include a copy of the Agent's written demand for payment on the Borrower (or in the event that such demand was omitted in accordance with Section 4.01, evidence of the applicable prohibition); (v) include an Assignment and Certification in the form of Annex A; and (vi) be made, subject to Section 2.07, not later than sixty (60) calendar days from the due date of the unpaid installment(s) of principal and/or interest on which the Agent's demand for payment is based.

         4.03 Assignment to the Board. On and as of the date on which the Board pays the Guaranteed Amount in accordance with Section 4.05, the Board shall become subrogated to, and the Tranche A Lenders shall be deemed to have assigned to the Board, without recourse and without need of any further action, each and every Tranche A Lender's right, title and interest (i) in and to the principal of and interest on Tranche A of the Loan and (ii) under the Loan Documents to the extent and only to the extent of each such Tranche A Lender's pro rata share of

Tranche A represented by the Guaranteed Amount paid by the Board to the Agent for such Tranche A Lender's account (and, for the avoidance of doubt, does not extend to any penalties, fees, indemnified amounts, costs, expenses or any other amounts payable to such Tranche A Lender under the Loan Documents). To such extent, the Board shall have the right to enforce or participate in any claim (including, without limitation, any claim in bankruptcy), right or remedy that the Tranche A Lenders then have or may thereafter acquire against the Borrower under the Loan Documents. In addition to the Assignment and Certification required to be delivered under Section 4.02, the Agent and the Tranche A Lenders shall, upon request by the Board, promptly execute and deliver such documents and take such other actions as the Board may reasonably request to evidence or give effect to such subrogation and assignment, it being understood and agreed that the execution and delivery of any such document or the taking of any such action (i) shall not be a condition to the Board's obligation to pay the Guaranteed Amount in accordance with this Section 4 and (ii) shall be at the Board's expense.

         4.04 Conditions of Guarantee. The Board hereby waives diligence, presentment, protest and any requirement that the Agent or the Tranche A Lenders exhaust any right or take any action against or give notice to the Borrower or the Board, except for the written demands for payment by the Agent on the Borrower and the Board required under Sections 4.01 and 4.02, respectively.

         4.05     Payment by the Board.

         (a) Within forty-five (45) Business Days after the date on which the Agent shall have properly documented its demand on the Board for payment pursuant to Section 4.02 (the "Demand Date"), the Board shall, subject to Sections 2.03, 2.04 and 2.05, pay the Guaranteed Amount to the Agent for the benefit of the Tranche A Lenders in a single payment calculated as of the date of actual payment thereof by the Board.

         (b) Payment of the Guaranteed Amount due under this Agreement shall be made by the Board to the Agent, for the benefit of the Tranche A Lenders, and such payment to the Agent shall discharge fully and completely the Board's liability under this Agreement. After the Demand Date, any funds received by the Agent, any Tranche A Lender or the Board from or on behalf of the Borrower in respect of any of the Borrower's obligations under the Loan Documents shall be applied in accordance with the terms of the Loan Agreement.

         (c)      If the Guarantee terminates pursuant to Section 2.03, 2.04 or
2.05 with respect to one or more installments of principal and/or interest or with respect to any Tranche A Lender's interest therein, all installments of principal and/or interest, or any Tranche A Lender's interest therein, as to which the Guarantee has terminated shall be deemed to have been paid in full when and as due for the purposes of determining the amount payable by the Board under this Section 4.05.

         4.06 Board Payment Does Not Discharge Borrower. Any statute or judicial decision to the contrary notwithstanding, no payment by the Board to the Agent on behalf of the Tranche A Lenders under this Agreement shall, or shall be deemed to, reduce, discharge, satisfy or terminate any obligation of Borrower or any other party under the Loan Documents.

                      SECTION 5. UNDERTAKINGS OF THE AGENT

         The Agent agrees that so long as the Board remains liable under this
Agreement:

         5.01     Notices.

         (a) The Agent shall notify the Board promptly but in no event later than seven (7) Business Days after the occurrence of an Event of Default arising by reason of a failure by the Borrower to make any scheduled payment of principal of or interest on the Loan when due in accordance with the terms of the Loan Agreement.

         (b) The Agent shall notify the Board promptly but in no event later than thirty (30) calendar days after (i) receipt of a notice of any other Event of Default under and in accordance with the provisions of the Loan Agreement, (ii) receipt of any prepayment of the Loan made by or on behalf of the Borrower under the Loan Agreement, and (iii) the return by the Agent of any payment previously made by the Borrower to the Agent or the Agent's receipt of any notice from a Tranche A Lender of such Tranche A Lender's return of any payment previously made by the Borrower, in either case, under the circumstances described in Section 2.07.

         5.02 Register. The Agent shall establish and maintain a register for recording with respect to the Loan (i) the date and amount of each payment on the Loan made by or on behalf of, or collected from, the Borrower, (ii) the amounts of each such payment applied in accordance with the terms of the Loan Agreement to each of principal, interest, fees and expenses under each of Tranche A and Tranche B, and (iii) the date and amount of each payment made by the Board hereunder. At any time upon request by the Board delivered in accordance with Section 6.02, the Agent shall make such register (or a copy thereof), certified by the Agent as true, complete and correct in all material respects, available to the Board.

         5.03 Prohibited Amendments. Neither the Agent nor the Lenders shall, without the prior written consent of the Board (whether given by the Board under this Agreement or the Loan Agreement), agree to any material amendment, written modification or written waiver of the terms of the Loan Documents.

         5.04     Prohibited Transfers.

         (a) The Agent shall not, without the Board's prior written consent, assign or otherwise transfer any of its rights, duties or responsibilities as Agent under this Agreement, except that the foregoing shall not restrict an assignment or transfer by operation of law.

         (b) The Lenders shall not assign, convey, sell or otherwise transfer any of their respective rights, interest or obligations under this Agreement or any Loan Document without the prior written consent of the Board (such consent, in the case of an assignment to an affiliate of Citibank, N.A. that is a "lender" (as defined in the Act), not to be unreasonably withheld); provided, however, that nothing in this Agreement shall prohibit (i) any Lender from pledging and/or assigning its rights, interests and obligations under the Loan Documents and this Agreement to any Federal Reserve Bank and, in such instances, the Federal Reserve Bank, as pledgee or assignee, shall have all such rights and interests, including in the Guarantee or (ii)

Govco Incorporated ("Govco") from assigning its rights, interests and obligations as Tranche A Lender under the Loan Documents and this Agreement to the Alternate Tranche A Lender. Nothing in this Agreement shall be construed as limiting any Lender's rights under the provisions of Section 1300.23 of the Regulations.

         5.05 Indemnification. In the event that (i) the Agent fails to perform any of its obligations under this Agreement (which failure shall not, except as provided in Section 2.03, 2.04 or 2.05, limit or otherwise affect the obligations of the Board under Section 2) or fails to perform any of its material obligations or covenants to the Board under the Loan Agreement, or (ii) any representation of the Agent or any Lender set forth in Section 3 or any certification of the Agent or any Lender set forth in the Application proves to have been incorrect in any material respect when made, then the Agent or such Lender, as the case may be, shall be liable to the Board for all actual damages suffered and costs incurred by the Board as the result thereof, and shall indemnify the Board for such damages and costs (including, without limitation, counsel fees and expenses incurred by the Board in enforcing its rights under this Section 5.05); provided, however, that, pursuant to the provisions of a letter agreement in favor of the Board entered into by Citicorp North America, Inc. on the date hereof, any such liability or indemnification obligation in respect of any claim against Govco as Tranche A Lender shall constitute a liability or indemnity obligation solely of Citicorp North America, Inc. rather than Govco and Govco shall have no liability or indemnification obligation in respect hereof. None of the Agent, any Lender or Citicorp North America, Inc. shall, however, be liable for any incidental or consequential damages. The Board may enforce its rights hereunder, and pursue all remedies available with respect thereto, in any court of competent jurisdiction. Anything to the contrary contained herein notwithstanding, the obligation of the Agent, the Lenders and Citicorp North America, Inc. to indemnify the Board shall survive the termination of this Agreement and the payment of all or any portion of the Guaranteed Amount.

         5.06 Multiple Lenders. Each representation, warranty, certification, covenant or other obligation of any Lender made or given in this Agreement, the other Loan Documents or the Application shall be deemed a several representation, warranty, certification, covenant or other obligation of each Lender such that no Lender shall be liable for the acts or omissions of any other Lenders, and the obligation of the Board to any Tranche A Lender shall not be affected by the acts or omissions of any other Lender (including, without limitation, the failure by the Tranche B Lender to comply with or perform any of its obligations hereunder or under any other Loan Document or the breach or incorrectness of any representation, warranty or certification made by the Tranche B Lender herein, in any other Loan Document or in the Application).

                            SECTION 6. MISCELLANEOUS

         6.01 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE FEDERAL LAW OF THE UNITED STATES OF AMERICA IF AND TO THE EXTENT SUCH FEDERAL LAW IS APPLICABLE, AND OTHERWISE IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         6.02 Notices. Except as otherwise specified, all notices given hereunder shall be in writing, shall include the applicable Board guarantee number and shall be given by mail, telecopier or personal delivery and deemed to be given for the purposes of this Agreement on the day that such notice is received by the intended recipient thereof. Unless otherwise specified in a notice delivered in accordance with this Section 6.02, all notices shall be delivered: (i) to the Agent or to the Board at the address specified beneath its name on the signature page hereto; and (ii) to the Lenders or any individual Lender, in care of the Agent at the Agent's address.

         6.03 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

         6.04 Entire Agreement. This Agreement contains the entire agreement among the parties hereto regarding the subject matter hereof. In the event that any term of the Loan Agreement or any Tranche A Note conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

         6.05 Amendment or Waiver. This Agreement may not be changed, discharged or terminated (except as expressly provided herein) without the written consent of the parties hereto, and no provision hereof may be waived without the written consent of the party to be bound thereby.

         6.06 Counterparts. This Agreement may be signed in separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         6.07 Severability. To the extent permitted by applicable law, the illegality or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement.

            [The Remainder of this Page is Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, in duplicate, as of the date first above written.

                                         AIR TRANSPORTATION

CITIBANK, N.A.,                          STABILIZATION BOARD
as Agent

By:_____________________________         By:_____________________________
   (Signature)                              (Signature)

Name:___________________________         Name:___________________________
     (Print)

Title:____________________________       Title:

2 Penns Way Suite 200                    1120 Vermont Avenue, Suite 970
New Castle, DE 19720                     Washington, D.C. 20005
Attention: Kathleen Racer                Attention: Executive Director
Phone: (302) 894-6002                    Telephone: (202) 622-3550
Facsimile: (302) 894-6120                Telefax: (202) 622-3420

Copy to:                                 Copy to:
                                         United States Department of the
                                          Treasury
388 Greenwich Street                     1500 Pennsylvania Avenue, N.W.
20th Floor                               Washington, D.C. 20220
New York, New York 10013                 Attention:  Deputy Assistant Secretary
Attention: Barbara Kobelt                (Government Financial Policy)
Phone: (212) 816-1063                    Telephone:  (202) 622-7073
Facsimile: (212) 816-0263                Telefax: (202) 622-0387

GOVCO INCORPORATED,                           CITIBANK, N.A.,
as Primary Tranche A Lender                   as a Tranche A Lender
                                              By:_____________________________
By: Citicorp North America, Inc.,                (Signature)
    its Attorney-in-fact and Administrative   Name:___________________________
       Agent                                       (Print)
                                              Title:____________________________

By:_____________________________              388 Greenwich Street
  (Signature)                                 20th Floor
Name:___________________________              New York, New York 10013
     (Print)                                  Attention: Barbara Kobelt
Title:____________________________            Phone: (212) 816-1063
                                              Facsimile: (212) 816-0263

388 Greenwich Street, 20th Floor
New York, NY 10013
Attention: Sean Portrait, Govco
Administrator
Phone: (212) 816-5717
Facsimile: (212) 816-0584

CITICORP USA, INC.,
as a Tranche B Lender
By:_____________________________
   (Signature)

Name:___________________________
     (Print)

Title:____________________________
Citicorp USA, Inc.
2 Penns Way Suite 100
New Castle, DE 19720
Attention:  Kathleen Racer
Telephone: (302) 894-6002
Facsimile: (212) 994-0849

Copy to:

Citicorp USA, Inc.
388 Greenwich Street
20th Floor
New York, NY 10013
Attention: Barbara Kobelt
Telephone: (212) 816-1063
Facsimile: (212) 816-0263

                                   SCHEDULE I

                  The Guarantee Fee shall be paid in advance on the date hereof and on each Interest Payment Date (other than the Loan Maturity Date) in respect of the Interest Period beginning on each such date. The Guarantee Fee shall be payable on the principal amount of Tranche A scheduled to be outstanding during each such succeeding Interest Period (after giving effect to any payment of principal of Tranche A of the Loan on such date and any prior prepayment of principal) at the rate per annum specified below for such Interest Period. Each such installment of the Guarantee Fee shall be computed on the basis of a year of 360 days and actual number of days in the applicable Interest Period.

                  In the event that, during any Interest Period, the Loan is prepaid in whole or in part in accordance with Section 2.5 or Section 2.6 of the Loan Agreement, then the Borrower shall receive a credit against the next installment of the Guarantee Fee, if any, in an amount equal to the product of
(i) the amount of such prepayment, (ii) the number of days from and including the date of prepayment to but excluding the next Interest Payment Date, and
(iii) a fraction the numerator of which is the percentage rate per annum specified below for such Interest Period and the denominator of which is 360.

                  The Agent shall calculate the amount of each such installment of the Guarantee Fee and notify the Board and the Borrower thereof in writing, together with the Agent's calculation, not less than ten (10) Business Days prior to each Interest Payment Date.

INTEREST PERIODS ENDING ON OR ABOUT           PERCENTAGE RATE PER ANNUM
-----------------------------------------------------------------------
   June 12 and December 12, 2004                         4.50
-----------------------------------------------------------------------
   June 12 and December 12, 2005                         5.00
-----------------------------------------------------------------------
   June 12 and December 12, 2006                         5.50
-----------------------------------------------------------------------
   June 12 and December 12, 2007                         6.00
-----------------------------------------------------------------------
   June 12 and December 12, 2008                         6.50
-----------------------------------------------------------------------

                                     ANNEX A

                               FORM OF ASSIGNMENT

                          ASSIGNMENT AND CERTIFICATION

         This Assignment and Certification is made pursuant to the terms of the Guarantee Agreement dated as of December 30, 2003 (the "Agreement") among Citibank, N.A., as Agent, Citicorp USA, Inc. as Tranche B Lender, the Tranche A Lenders identified therein, and the Air Transportation Stabilization Board. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned in the Agreement.

         1. Assignment. For value received, each Tranche A Lender hereby assigns to the Board, without recourse, all of its right, title and interest (i) in and to the principal of and interest on Tranche A of the Loan and (ii) under the Loan Documents to the extent and only to the extent of each such Tranche A Lender's pro rata share of Tranche A represented by the Guaranteed Amount paid by the Board to the Agent for such Tranche A Lender's account (and, for the avoidance of doubt, does not extend to any penalties, fees, indemnified amounts, costs, expenses or any other amounts payable to such Tranche A Lender under the Loan Documents).

         2. Certifications. The Agent and each Tranche A Lender hereby certifies that (a) the Guaranteed Amount demanded to be paid by the Board to the Agent for each such Tranche A Lender's account is properly calculated and due and owing to such Tranche A Lender under the terms of the Agreement and (b) it has not, without the prior written consent of the Board:

                  (i) agreed to any material amendment, written modification or written waiver in violation of Section 5.03 of the Agreement; or

                  (ii) assigned, conveyed, sold or otherwise transferred any interest in or right or obligation under this Agreement or any Loan Document in violation of Section 5.04 of the Agreement; or

                  (iii) accelerated or caused the Agent to accelerate all or any part of the Loan or any Tranche A Note in violation of Section 2.05 of the Agreement; or

                  (iv) obtained any security (other than as permitted or otherwise referenced under Section 3.02 of the Agreement) for payment of all or any part of the Borrower's obligations under the Loan Agreement or any Tranche A Note;

it being expressly understood and agreed that the failure of the Agent or any Tranche A Lender to make any such certification or for any such certification of the Agent or any Tranche A Lender to be incorrect, shall not affect the obligation of the Board under Section 2 of the Agreement in respect of any other Tranche A Lender.

         3. Acknowledgement. The Agent and each Tranche A Lender acknowledges and agrees that this Assignment and Certification is subject to the terms of the Agreement, including, without limitation, the following:

                  (a) Any funds received by the Agent, any Tranche A Lender or the Board from or on behalf of the Borrower in respect of any of the Borrower's obligations under the Loan Agreement shall be applied in accordance with the terms of the Loan Agreement.

                  (b) The Agent and the Tranche A Lenders shall, upon request by the Board, execute and deliver such documents and take such other actions as the Board may reasonably request to establish, preserve or enforce the rights, title and interest of the Board in, to and under the Loan Documents, and any right or remedy that the Board has or may acquire against the Borrower thereunder, it being understood and agreed that the execution and delivery of any such document or the taking of any such action (i) shall not be a condition to the Board's obligation to pay the Guaranteed Amount and (ii) shall be at the expense of the Board.

         IN WITNESS WHEREOF, the Agent and the Tranche A Lenders have each caused this instrument to be duly executed and delivered this ____ day of __________, ____.

______________________________________________
as Agent

By:___________________________________________
(Signature)

(SEAL) Name: _________________________________
(Print)

Attest: ________________ Title:_______________
Secretary

[GOVCO INCORPORATED][CITIBANK, N.A.]
as a Tranche A Lender

By:___________________________________________
(Signature)

(SEAL) Name: _________________________________
(Print)

Attest: ________________ Title:_______________
Secretary

                                    EXHIBIT E

                         FORM OF SUPPLEMENTAL GUARANTEE

                        SUPPLEMENTAL GUARANTEE AGREEMENT

                  SUPPLEMENTAL GUARANTEE AGREEMENT, dated as of December 30, 2003 (as amended, modified or supplemented from time to time, this "Supplemental Guarantee"), between INTERNATIONAL LEASE FINANCE CORPORATION, a corporation incorporated under the laws of California (the "Supplemental Guarantor"), CITICORP USA, INC., as Tranche B Lender under and as defined in the Loan Agreement described below, and CITIBANK, N.A., as Agent under and as defined in the Loan Agreement described below.

                  WHEREAS, World Airways, Inc. has entered into a Loan Agreement dated December 30, 2003 with Govco Incorporated, as Primary Tranche A Lender, Citicorp North America, Inc., as Govco Administrative Agent, Citibank, N.A., as Alternate Tranche A Lender, Citicorp USA, Inc., as Tranche B Lender, Phoenix American Financial Services, Inc., as Loan Administrator, Citibank, N.A., as Collateral Agent and as Agent, and the Air Transportation Stabilization Board (as amended, modified or supplemented from time to time, the "Loan Agreement");

                  WHEREAS, it is a condition precedent to the obligation of the Tranche B Lender to make Tranche B of the Loan under the Loan Agreement that the Supplemental Guarantor executes and delivers to the Agent and the Tranche B Lender this Supplemental Guarantee;

                  WHEREAS, the Supplemental Guarantor desires to induce the Tranche B Lender to make Tranche B of the Loan under the Loan Agreement and in furtherance thereof is willing to execute and deliver this Supplemental Guarantee to the Agent and the Tranche B Lender;

                  NOW, THEREFORE, for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Defined Terms. Capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Loan Agreement.

                  2. Guarantee. The Supplemental Guarantor does hereby absolutely, irrevocably and unconditionally guarantee, as a primary obligor and not merely as a surety, to the Agent, on behalf of the Tranche B Lender, payment in full of the following amounts (collectively, as of any date of determination thereof, the "Supplemental Guaranteed Amount"):

                  (a) the outstanding principal amount of Tranche B of the Loan;

                  (b) interest due and unpaid on the outstanding principal amount of Tranche B of the Loan accrued at the Applicable Tranche B Interest Rate (or if an alternative rate becomes applicable in accordance with Section
2.10 of the Loan Agreement, such alternative rate) to the scheduled payment dates therefor; and

                  (c) interest on any due and unpaid amounts described in Clauses 2(a) and 2(b) above, accrued at the Applicable Tranche B Interest Rate from the scheduled payment dates therefor to the date of actual payment of such amounts hereunder.

                  3. Payment. (a) In the event that the Borrower for any reason fails to pay in full any installment of principal (other than any proposed voluntary prepayment) of or interest on Tranche B of the Loan or any Tranche B Note for more than thirty (30) calendar days after the due date of any such installment and a period of fifteen (15) calendar days has elapsed since written demand for payment was made by the Agent on the Borrower (which demand may be omitted only if and to the extent that the making thereof would be prohibited by any applicable law), then, the Agent, on behalf of the Tranche B Lender, shall be entitled to make a demand on the Supplemental Guarantor under this Supplemental Guarantee for payment of the Supplemental Guaranteed Amount. Within forty-five (45) Business Days after the receipt of a demand for payment from the Agent in accordance with Clause 3(c) below, the Supplemental Guarantor shall pay to the Agent, on behalf of the Tranche B Lender, the Supplemental Guaranteed Amount (whether or not then due and payable by the Borrower under the Loan Agreement) in full in a single payment. Except as set forth in Clause 7 hereof, the Agent shall be entitled to a single payment of the Supplemental Guaranteed Amount and multiple drawings may not be made hereunder. All payments to be made by the Supplemental Guarantor under this Supplemental Guarantee shall be made in Dollars, in immediately available funds, at the principal office of the Agent currently located at 399 Park Avenue, New York City, account number 3041-9849, reference: World Airways, Inc. (or such other account of the Agent in New York City as the Agent may so specify to the Supplemental Guarantor in writing not less than two (2) Business Days prior to any date for the payment by the Supplemental Guarantor hereunder), without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of, any Indemnified Taxes. If any Indemnified Taxes shall be required by law to be deducted or withheld from any payment to the Agent hereunder, the Supplemental Guarantor shall increase the amount paid so that the Agent receives, after deduction or withholding on account of such Indemnified Taxes, the full amount of the payment provided for in this Supplemental Guarantee.

                  (b) In the event that the Supplemental Guarantor fails to make a claim payment within forty-five (45) Business Days after the date on which the Agent has made a demand for payment pursuant to Clause 3(a) above, thereby failing to comply with its obligations under Clause 3(a), for each additional day after the forty-fifth (45th) Business Day up to the day on which the Supplemental Guarantor makes such claim payment, the Supplemental Guarantor will pay to the Agent, for the benefit of the Tranche B Lender, an additional amount equal to the difference between: (i) interest accrued on the defaulted installment(s) of principal and/or interest at the Applicable Tranche B Interest Rate as provided herein and (ii) interest on such installments(s) calculated at a rate per annum equal to the sum of: (x) one percent (1%) and (y) the higher of the Applicable Tranche B Interest Rate or the Federal Funds Rate. "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such a day is not a Business Day, for the next preceding Business Day) by the Board of Governors of the Federal Reserve System in Statistical Release H.15 (519) or any successor publication thereto, or, if such rate is not published for any day which is a Business Day, the rate specified as the "offered" Federal funds rate on such day in The Wall Street Journal (Eastern Edition, U.S.) under the table entitled "Money Rates."

                  (c) The Agent's demand on the Supplemental Guarantor must: (i) be in writing and submitted to the Supplemental Guarantor, addressed as provided in Annex A; (ii) be made only by the Agent; (iii) identify the installment(s) of principal and/or interest unpaid as of the date of such demand; (iv) include a copy of the Agent's written demand for payment on the Borrower (or in the event that such demand was omitted in accordance with Clause 3(a) of this Supplemental Guarantee, evidence of the applicable prohibition); (v) be made on or after the date of a demand under the Board Guarantee; and (vi) (subject to Clause 7 of this Supplemental Guarantee) be made not later than sixty (60) calendar days from the due date of the unpaid installment(s) of principal and/or interest on which the Agent's demand for payment is based.

                  4. Distribution of Payments. The Agent agrees to pay the Supplemental Guarantor each sum to which it receives for distribution under clause "fourth" and/or "fifth" of Section 2.9(d) or clause "second", "third" and/or "fifth" of Section 2.9(e) of the Loan Agreement in the manner, at the time and in the order of priority specified therein. After the Supplemental Guarantor has paid the Supplemental Guaranteed Amount in full, if the Agent shall receive any funds for distribution to the Tranche B Lender under clauses "second" and/or "third" of Section 2.9(d) of the Loan Agreement or clauses "third" and/or "fourth" of Section 2.9(e) of the Loan Agreement, the Agent shall pay such amounts to the Supplemental Guarantor (as reimbursement to the Supplemental Guarantor for its payment of the Supplemental Guaranteed Amount hereunder) in the manner, at the time and in the order of priority specified in
Section 2.9(d) or (e), as applicable, of the Loan Agreement as if the Supplemental Guarantor were the Tranche B Lender. For clarity, payment of the Supplemental Guaranteed Amount in respect of principal shall entitle the Supplemental Guarantor to proportionate distributions in respect of interest on such principal amount, in addition to its fee. If any Taxes shall be required by law to be deducted or withheld from or in respect of any sum payable under this Clause 4 to the Supplemental Guarantor, the Agent shall make such deduction or withholding and shall pay the full amount of such Taxes to the relevant taxing authority or other authority in accordance with applicable law, but shall not be obligated to pay any additional sum to the Supplemental Guarantor for or on account of such Taxes.

                  5. Obligations Unconditional. The obligations of the Supplemental Guarantor hereunder are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Loan Agreement, any other Loan Document or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the obligations of the Borrower under any Loan Document or any agreement or instrument referred to therein, including, without limitation, the Board Guarantee, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of the parties hereto that the obligations of the Supplemental Guarantor hereunder shall be, to the fullest extent permitted by applicable law, absolute and unconditional under any and all circumstances.

                  6. Waiver. The Supplemental Guarantor waives (i) notice of the creation, renewal, extension or accrual of the obligations and of the acceptance of this Supplemental Guarantee, (ii) except in each case as provided in Clause 3 hereof, promptness, disclosure of change in risk, diligence, notice of default, presentment, demand for payment or performance and protest and dishonor, (iii) requirement of any proof of claim or entitlement before recovery can be made hereunder by the Agent or Tranche B Lender, (iv) any right to require the Agent or Tranche B Lender to look to the Borrower or any other Person (including, without limitation, the Board) or any security for satisfaction of any obligation hereunder, and (v) all defenses and discharges of a guarantor or surety, other than full performance of the Supplemental Guarantor's obligations hereunder. The Supplemental Guarantor's obligations hereunder are absolute, unconditional, irrevocable and continuing and not merely for a claim of collection. The payment in full by the Supplemental Guarantor of the Supplemental Guaranteed Amount shall give rise to (a) a right of subrogation to the Tranche B Lender's right, title and interest (i) in and to the principal of and interest on Tranche B of the Loan and (ii) under the Loan Documents with respect to Tranche B of the Loan to the extent and only to the extent of the Tranche B Lender's share thereof represented by the Supplemental Guaranteed Amount paid by the Supplemental Guarantor to the Agent for the Tranche B Lender's account (and, for the avoidance of doubt, does not extend to any penalties, fees, indemnified amounts, costs, expenses or any other amounts payable to the Tranche B Lender under the Loan Documents) and (b) a right to have the Tranche B Lender assign to the Supplemental Guarantor all of such right, title and interest in the manner provided in Clause 11(a) hereof, subject to any applicable restrictions in the Loan Agreement, if the Supplemental Guarantor so requests.

                  7. Reinstatement. Notwithstanding the provisions of Clause 3(c) hereof, this Supplemental Guarantee shall continue to be binding on the Supplemental Guarantor with respect to any payment, or any part thereof, by or on behalf of the Borrower that is rescinded or must otherwise be returned by the Agent or Tranche B Lender if such rescission or return of payment has been compelled by law as the result of the bankruptcy or insolvency of the Borrower or if such rescission or return of payment is a result of any law, regulation or decree applicable to the Borrower. A demand on the Supplemental Guarantor for payment pursuant to this Supplemental Guarantee of any such returned amount must be made promptly but in no event later than thirty (30) days after the Agent or the Tranche B Lender has been compelled to return such amount.

                  8. No Discharge of Borrower. Any statute or judicial decision to the contrary notwithstanding, each of the parties agrees, to the fullest extent permitted by applicable law, that no payment by the Supplemental Guarantor to the Agent on behalf of the Tranche B Lender under this Supplemental Guarantee shall reduce, discharge, satisfy, modify or terminate any obligation of the Borrower under any of the Loan Documents or any agreement or instrument referred to therein.

                  9. Representations, Warranties and Covenants. (a) The Supplemental Guarantor hereby represents and warrants to the Agent and the Tranche B Lender as follows:

                  (i) The Supplemental Guarantor (A) is duly incorporated and validly existing under the laws of California, (B) is in good standing under such laws and (C) has full power and authority to execute, deliver and perform its obligations under this Supplemental Guarantee;

                  (ii) The Supplemental Guarantor's execution, delivery, and performance of this Supplemental Guarantee have not resulted, nor will result, in a breach of any provision of (A) the Supplemental Guarantor's organizational documents, (B) any statute, law, writ, order, rule or regulation of any Governmental Authority applicable to the Supplemental Guarantor, (C) any judgment, injunction, decree or determination applicable to the Supplemental Guarantor or (D) any contract, indenture, mortgage, loan agreement, note, lease or other instrument by which the Supplemental Guarantor may be bound or to which any of the assets of the Supplemental Guarantor are subject;

                  (iii) This Supplemental Guarantee (A) has been duly and validly authorized, executed, and delivered by the Supplemental Guarantor and (B) constitutes the legal, valid, and binding obligation of the Supplemental Guarantor, enforceable against the Supplemental Guarantor in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law);

                  (iv) The Supplemental Guarantor has made, independently and without reliance on the Agent or the Tranche B Lender or any of their respective Affiliates, its own analysis of the Borrower, the Loan Agreement and the other instruments and documents referenced therein (including, without limitation, its own credit analysis of the Borrower and its own legal review of the Loan Agreement and the other instruments and documents referenced therein) for the purpose of entering into this Supplemental Guarantee, and the Supplemental Guarantor has had access to such documents and information as it has deemed to be appropriate and sufficient for such purpose;

                  (v) The Supplemental Guarantor acknowledges that the Agent and Tranche B Lender currently may possess certain information concerning the Loan Documents, the Loan, the Borrower or their affiliates which is not known to the Supplemental Guarantor and which may be material to a decision to enter into this Supplemental Guarantee (the "Supplemental Guarantor Excluded Information"), that the Supplemental Guarantor has determined to enter into this Supplemental Guarantee notwithstanding its lack of knowledge of the Supplemental Guarantor Excluded Information, and that the Agent and Tranche B Lender shall have no liability to the Supplemental Guarantor. The Supplemental Guarantor hereby waives and releases any claims which it might have against any Indemnitee (as defined in Clause 16) under any applicable law with respect to the non-disclosure of the Supplemental Guarantor Excluded Information; and

                  (vi) The Supplemental Guarantor is not debarred, suspended, ineligible or voluntarily excluded (as such terms are defined in the Definitions and Coverage sections of the rules implementing Executive Order 12549) from participating in the transactions contemplated by this Supplemental Guarantee and the Loan Agreement.

                  (b) The Supplemental Guarantor hereby covenants with the Agent and Tranche B Lender as follows:

                  (i) The Supplemental Guarantor has reviewed the General Certifications attached as Exhibit I hereto and confirms that it complies with and agrees to continue to comply with the limitations applicable to it outlined in such General Certifications;

                  (ii) The Supplemental Guarantor agrees to comply with all of the terms, requirements and conditions applicable to it under the Act and the Regulations, or as may otherwise be imposed by, or agreed by the Supplemental Guarantor with, the Board in connection with the transactions contemplated by the Loan Agreement and in accordance with the Act and Regulations, and shall promptly furnish the Board and the Loan Administrator all such information relating to the Supplemental Guarantor in connection with the transactions contemplated by the Loan Agreement as may be requested by the Board or the Loan Administrator in accordance with the Act and Regulations. The Supplemental Guarantor shall execute such documents and take such actions with respect to the Supplemental Guarantor in connection with the transactions contemplated by the Loan Agreement in accordance with the terms, requirements and conditions applicable to it under the Act and the Regulations as the Board or the Loan Administrator may request; and

                  (iii) The Supplemental Guarantor has reviewed the Loan Agreement and agrees to be bound by the provisions thereof (including, but not limited to, Sections 10.16 and 10.18 thereof) applicable to the Supplemental Guarantor.

                  10. No Representation by Agent or Tranche B Lender. None of the Agent, the Tranche B Lender or any of their respective Affiliates shall be responsible to the Supplemental Guarantor for any statements, warranties or representations (whether oral or written) made by any other Person in or in connection with this Supplemental Guarantee, the Loan Agreement, any other Loan Document, the Application, the Board Guarantee or any other document referred to herein or therein. The Supplemental Guarantor agrees that it will, independently and without reliance upon the Agent, the Tranche B Lender or any of its Affiliates and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in respect of the Borrower. None of the Agent, the Tranche B Lender or any of their respective Affiliates have any duty or responsibility, either initially or on a continuing basis, to provide the Supplemental Guarantor with any credit or other information with respect to the Borrower or any other Person whether coming into its possession as of the date of this Supplemental Guarantee or at any time thereafter, or, except as provided in Section 9.5(a) of the Loan Agreement, to notify the Supplemental Guarantor of any Default or Event of Default. The Loan Agreement and all instruments and documents delivered in connection therewith have been reviewed and approved by, and are otherwise in form and substance satisfactory, to the Supplemental Guarantor, and the Supplemental Guarantor has not relied on the Agent, the Tranche B Lender or any of their respective Affiliates as to any legal or factual matter in connection herewith or therewith or in connection with the transactions contemplated hereunder or thereunder.

                  11. Credit Support. (a) If at any time the Supplemental Guarantor's long term unsecured debt rating falls both below Baa3 by Moody's and BBB- by S&P, the Supplemental Guarantor hereby agrees to deposit into an account (the "Account") with Citibank, N.A. (in such capacity, the "Depositary Bank") at its principal office in New York City within three (3) Business Days after the occurrence of such event an amount (the "Required Amount") equal to the sum of
(x) the then outstanding principal amount of Tranche B of the Loan and (y) interest on the then outstanding principal amount of Tranche B of the Loan calculated at the Applicable Tranche B Interest Rate (or if an alternative rate is then applicable in accordance with Section 2.10 of the Loan Agreement, such alternative rate) for a period of six 30-day months. In the event the Borrower makes a payment of principal of, or interest on, the Loan in accordance with the terms of the Loan Agreement, thereby reducing the outstanding principal amount of, or accrued interest on, the Loan, on the date that is 180 days after the date of such principal or interest payment, the Agent shall direct the Depositary Bank to withdraw from the Account an amount equal to the excess of sums standing to the credit of the Account over the then Required Amount and transfer such amount to the Supplemental Guarantor. In lieu of making such deposit into the Account, but subject to any applicable restrictions in the Loan Agreement, the Supplemental Guarantor may purchase the Tranche B Note for the purchase price equal to the outstanding principal amount of Tranche B of the Loan, together with accrued and unpaid interest thereon to the date of such purchase, without premium, but including any other amounts then due and payable to the Tranche B Lender under the Loan Agreement and the other Loan Documents. The Tranche B Lender agrees that it will, upon payment from the Supplemental Guarantor of such purchase price, sell, assign, transfer and convey to the Supplemental Guarantor (without recourse, representation or warranty of any kind, except that such right, title and interest is not then subject to any participation and is being transferred free and clear of all Liens attributable to the Tranche B Lender or any of its Affiliates) all of the right, title and interest of the Tranche B Lender in the Loan Agreement and the other Loan Documents (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an indemnity or similar obligation of any Obligor not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the Supplemental Guarantor agrees that it will assume all of the Tranche B Lender's obligations under the Loan Agreement and the other Loan Documents accruing after the date of transfer. All costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred in connection with such purchase shall be the responsibility of the Supplemental Guarantor.

                  (b) The Supplemental Guarantor hereby grants to the Agent a security interest in and to the Account (when and if established) and all sums and other property (whether cash, investment property, securities, investments or other assets) at any time and from time to time credited thereto and the proceeds thereof (collectively, the "Collateral") to secure the prompt payment in full when due of all amounts payable by the Supplemental Guarantor hereunder and the performance in full when due of each of the obligations of the Supplemental Guarantor hereunder. In furtherance of the foregoing, the Depositary Bank hereby agrees with each other party hereto that (i) the Account will be maintained in the name of the Agent as a "securities account" (as defined in Section 8-501(a) of the Uniform Commercial Code as in effect in the State of New York ("NYUCC")) of which the Depositary Bank is the "securities intermediary" (as defined in Section 8-102(a)(14) of the NYUCC) and in respect of which the Depositary Bank agrees the Agent is the "entitlement holder" (as defined in Section 8-102(a)(7) of the NYUCC) of the "securities entitlement" (as defined in Section 8-102(a)(17) of the NYUCC) with respect to each "financial asset" (as defined in Section 8-102(a)(9) of the NYUCC) credited to such Account, (ii) each item of property (whether cash, investment property, securities, instruments or other assets) credited to the Account will be treated by the Depositary Bank as a "financial asset" (as defined in Section 8-102(a)(9) of the NYUCC) under Article 8 of the NYUCC), (iii) its "securities intermediary's jurisdiction" (as determined in accordance with Section 8-110(e) of the NYUCC) with respect to the Account is the State of New York, and (iv) all securities and other property underlying any financial assets credited to the Depositary Bank shall be registered in the name of the Depositary Bank or endorsed to the Depositary Bank or in blank, and in no case whatsoever will any financial asset credited to the Account be registered in the name of the Supplemental Guarantor, payable to the order of the Supplemental Guarantor or specially endorsed to the Supplemental Guarantor except to the extent the foregoing have been specially endorsed by the Supplemental Guarantor to the Depositary Bank or in blank. Nothing herein shall imply or impose upon the Depositary Bank any duties or obligations other than those expressly set forth herein and those applicable to a "securities intermediary" under the NYUCC (and the Depositary Bank shall be entitled to all of the protections available to a "securities intermediary" under the NYUCC). Without limiting the foregoing, nothing herein shall imply or impose upon the Depositary Bank any duties of a fiduciary nature. The Agent shall at all times be empowered at any time and from time to time to direct the Depositary Bank to invest all sums credited to the Account in Cash Equivalents identified in (x) clauses (i)(a) and (b) of the definition of that term having a maturity of not greater than three (3) months or (y) clause (iv) of the definition of that term issued by Citibank, N.A. having a maturity of not greater than three (3) months selected by the Agent with maturities no later than the earlier of the Business Day immediately preceding the Interest Payment Date next following the date of such investment. Any investment earnings shall be credited to the Account and any losses shall be charged against the principal amount invested, in each case net of the Agent's and the Depositary Bank's reasonable fees and expenses in making such investments. If the Supplemental Guarantor shall fail to pay in full when due any demand for payment made by the Agent on the Supplemental Guarantor in accordance with the terms and conditions hereof, the Agent may, without otherwise limiting its rights or the obligations of the Supplemental Guarantor hereunder, direct the Depositary Bank to sell all cash, investment property, securities, instruments or other assets then credited to the Account and thereupon the Agent may withdraw the same and apply all such sums and any other monies then standing to the credit of the Account, in satisfaction of any and all past-due sums payable by the Supplemental Guarantor hereunder and in addition the Agent shall have all the rights and remedies of a secured party under the NYUCC or otherwise available to the Agent hereunder and under applicable law.

                  (c) The Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect. The Supplemental Guarantor agrees that at any time and from time to time, at the expense of the Supplemental Guarantor, the Supplemental Guarantor will promptly execute and deliver all further instruments and documents, including without limitation UCC financing statements, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral. This Supplemental Guarantee shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of the obligations of the Supplemental Guarantor hereunder. On the date that is 90 days after the payment in full of the obligations of the Supplemental Guarantor hereunder, the security interest granted hereby shall terminate and, the Agent shall direct the Depositary Bank to transfer to the Supplemental Guarantor all sums then standing to the credit of the Account.

                  12. Responsibility. The Agent shall have no responsibility to the Supplemental Guarantor, except as expressly provided herein, in the Loan Agreement and in any other Loan Document to which it is a party; provided, however, that the Agent shall not be required to take any action which exposes the Agent to liability or which is contrary to the Loan Agreement, any other Loan Document or any instrument or document furnished pursuant thereto or any applicable law. The Agent shall be entitled to rely upon any note, notice, consent, affidavit, letter, telegram, teletype message, facsimile transmission, statement, order or other document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and, in respect of legal matters, upon the opinion of counsel selected by the Agent..

                  13. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents, employees or Affiliates shall be liable to the Supplemental Guarantor for any action taken or omitted to be taken by it or by such directors, officers, agents, employees or Affiliates under or in connection with this Supplemental Guarantee, the Loan Agreement or any other instrument or document furnished pursuant thereto, except for its own gross negligence or willful misconduct (as actually and finally determined by a court of competent jurisdiction) and only to the extent of any direct (as opposed to special, indirect, consequential or punitive) damages. Without limiting the generality of the foregoing, the Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to the Supplemental Guarantor for any action taken or omitted to be taken in good faith by it in accordance with the advice of such experts, (ii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Agreement or any instrument or document furnished pursuant thereto on the part of the Borrower or to inspect the property (including the books and records) of the Borrower or any of its Subsidiaries, (iii) shall not be responsible to the Supplemental Guarantor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, and (iv) shall incur no liability under or in respect to this Supplemental Guarantee by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, facsimile transmission, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties. The Supplemental Guarantor agrees that the Tranche B Lender may, in its sole discretion, without prior notice to the Supplemental Guarantor, agree to the modification, amendment or waiver of any of the terms of any of the Loan Documents. The immediately preceding sentence shall not be construed to limit any of the Supplemental Guarantor's rights under Section 10.1(a) of the Loan Agreement.

                  14. Agent and Affiliates. The Supplemental Guarantor acknowledges and agrees that the Agent and its Affiliates may, unrelated to its role as Agent under this Supplemental Guarantee and the Loan Agreement, accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower, all as if it were not the Agent.

                  15. Right to Indemnity. Except for action expressly required of the Agent hereunder, the Agent shall be fully justified in failing or refusing to take any action hereunder or under the Loan Agreement or on behalf of the Supplemental Guarantor unless it shall first be indemnified to its satisfaction by the Supplemental Guarantor against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  16. Indemnification. The Supplemental Guarantor hereby agrees to indemnify the Agent, the Tranche B Lender and their respective Affiliates, directors, officers, employees, advisors and representatives thereof (collectively called the "Indemnitees"), from and against any and all costs, losses, liabilities, claims, damages or expenses (excluding Taxes) which may be incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of (a) the Supplemental Guarantor's breach of any of its representations, warranties, covenants or agreements contained herein or the Supplemental Guarantor's breach of any of its obligations in any Loan Document,
(b) any action taken by any Indemnitee solely in connection with this Supplemental Guarantee, or (c) any action taken by the Supplemental Guarantor relating to the Loan, the Loan Agreement or any other Loan Document (other than this Agreement, except as provided in clause (a) above) (including, without limitation, with respect to the exercise or enforcement of any of the rights of the Supplemental Guarantor, or, by subrogation, of the Tranche B Lender, under any Loan Document); provided, however, that the Supplemental Guarantor shall not be liable for any portion of such costs, losses, liabilities, claims, damages or expenses resulting from the Agent's or any other Indemnitee's gross negligence or willful misconduct (as actually and finally determined by a final, non-appealable judgment of a court of competent jurisdiction); provided, further, that, except for such costs, losses, liabilities, claims, damages or expenses relating to or arising out of any event described in clause (c) above, the Supplemental Guarantor shall only be liable to the extent of any direct (as opposed to special, indirect, consequential or punitive) damages . Without limiting the foregoing, the Supplemental Guarantor agrees to pay on demand all costs and expenses of the Agent and the Tranche B Lender (including, without limitation, fees and expenses of legal counsel) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Supplemental Guarantee. The Supplemental Guarantor's obligation to indemnify the Indemnitees under this Clause 16 shall survive the termination of this Supplemental Guarantee and the payment of all or any portion of the Supplemental Guaranteed Amount.

                  17. Notices. Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Supplemental Guarantee, and shall be personally delivered, sent by facsimile, sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address, or facsimile number set forth for the applicable party in Annex A hereto, or to such other address, facsimile or other number as such party hereto may hereafter specify by notice to the other parties hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received, or, if made, given, furnished or filed (a) by facsimile, when confirmed, or (b) by registered or certified mail, upon delivery.

                  18. Governing Law; Submission to Jurisdiction; Venue. (a) This Supplemental Guarantee shall in all respects be governed by and construed in accordance with the laws of the State of New York.

                  (b) The Supplemental Guarantor hereby irrevocably agrees, accepts and submits itself to the non-exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York, in connection with any legal action, suit or proceeding with respect to any matter relating to or arising out of or in connection with this Supplemental Guarantee.

                  (c) The Supplemental Guarantor hereby irrevocably consents and agrees that service of process in any suit, action or proceeding as to which it submits to jurisdiction as set forth in paragraph (b) above may be made by mailing copies hereof by registered or certified mail, postage prepaid, at the address set forth on Annex A hereto. The Supplemental Guarantor hereby agrees that service upon it, or any of its agents, in each case in accordance with this Clause 18(c), shall constitute valid and effective personal service upon it, and the Supplemental Guarantor hereby agrees that the failure of any of its agents to give to it any notice of such service shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based hereon.

                  (d) The Supplemental Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, the right to assert, and agrees not to assert, by stay of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Supplemental Guarantee may not be enforced in or by such courts.

                  (e) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL GUARANTEE.

                  19. Amendments, Etc. No provision hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the parties hereto.

                  20. Successors and Assigns. This Supplemental Guarantee shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Supplemental Guarantor, the Agent and the Tranche B Lender; provided, however, that the Supplemental Guarantor shall not assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the Agent, except that no consent shall be required for an assignment or delegation to AIG, Inc. or any of its Subsidiaries so long as such Person (i) has a long-term unsecured debt rating of at least A1 from Moody's and at least AA- from Standard & Poor's, (ii) expressly assumes all of the obligations of the Supplemental Guarantor hereunder (including, without limitation, Clause 11 hereof) pursuant to an agreement in form and substance reasonably satisfactory to the Tranche B Lender, (iii) makes each of the representations and warranties made by the Supplemental Guarantor pursuant to Clause 9 hereof (except that, if the jurisdiction of organization of such Person is not California, the reference to California in subclause (i)(A) thereof will be changed to indicate such jurisdiction of organization), (iv) provides a legal opinion from counsel reasonably satisfactory to the Tranche B Lender as to the enforceability of such assumption and such other matters as the Tranche B Lender may reasonably request, (v) pays all of the costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred in connection with such assignment or delegation; provided, further, that so long as the Supplemental Guarantor has not failed to make a payment when due by it hereunder, the Tranche B Lender shall not assign, transfer or participate any interest in the Tranche B Loan or this Supplemental Guarantee without the Supplemental Guarantor's prior written consent (which shall not be unreasonably withheld or delayed).

                  21. No Implied Third Party Beneficiaries. This Supplemental Guarantee shall not be deemed to create any right in any Person except the Supplemental Guarantor, the Agent and the Tranche B Lender (and their respective successors and permitted assigns), and shall not be construed in any respect to be a contract in whole or in part for the benefit of any other Person.

                  22. No Waiver, Remedies. No failure on the part of the Agent or the Tranche B Lender to exercise, and no delay in exercising, any right hereunder shall, to the fullest extent permitted by applicable law, operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are, to the fullest extent permitted by applicable law, cumulative and not exclusive of any remedies provided by law.

                  23. Further Assurances. Each of the parties hereto agrees to execute and deliver, or cause to be executed and delivered, all such instruments, and to take all such actions, as the other parties may reasonably request in order to effectuate the intent and purposes of this Supplemental Guarantee.

                  24. Integration. This Supplemental Guarantee constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written.

                  25. Counterparts. This Supplemental Guarantee may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  26. Severability. To the extent permitted by applicable law, the illegality or unenforceability of any provision of this Supplemental Guarantee shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Supplemental Guarantee.

            [The Remainder of this Page is Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Guarantee Agreement to be duly executed as of the date first hereinabove set forth.

                                 INTERNATIONAL LEASE FINANCE CORPORATION, as Supplemental Guarantor

                                 By:____________________________________________
                                    Name:
                                    Title:

                                 CITICORP USA, INC.,
                                 as Tranche B Lender

                                 By:____________________________________________
                                    Name:
                                    Title:

                                 CITIBANK, N.A.,
                                 as Agent

                                 By:____________________________________________
                                    Name:
                                    Title:

                                     ANNEX A

                               NOTICE INFORMATION

Supplemental Guarantor:

Until February 29, 2004:

International Lease Finance Corporation
1999 Avenue of the Stars, 39th Floor
Los Angeles, CA 90067
Phone: 310-788-1999
Facsimile: 310-788-1990

On and after March 1, 2004:

International Lease Finance Corporation
10250 Constellation Boulevard, 34th Floor
Los Angeles, CA 90067, U.S.A.
Attention: Legal Department
Phone: 310-788-1999
Facsimile: 310-788-1990

Agent:

Citibank, N.A.
2 Penns Way Suite 100
New Castle, DE 19720
Attention:  Kathleen Racer
Telephone:  302-894-6002
Facsimile: 212-994-0849

With a copy to:

Citibank, N.A.
388 Greenwich Street
20th Floor
New York, NY 10013
Attention: Barbara Kobelt
Telephone: 212-816-1063
Facsimile: 212-816-0263

Tranche B Lender:

Citicorp USA, Inc.
2 Penns Way Suite 100
New Castle, DE 19720
Attention:  Kathleen Racer - Global Loan Operations
Telephone:  302-894-6002
Facsimile: 212-994-0849

With a copy to:

Citicorp USA, Inc.
388 Greenwich Street
20th Floor
New York, NY 10013
Attention: Barbara Kobelt
Telephone: 212-816-1063
Facsimile: 212-816-0263

                                    EXHIBIT I

GENERAL CERTIFICATIONS

(1) RESTRICTIONS AND DISCLOSURE OF LOBBYING ACTIVITIES

The Borrower and Lender each state, to the best of his or her knowledge and belief, that if any funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with this commitment providing for the United States to insure or guarantee a loan, the undersigned shall complete and submit Standard Form-LLL, "Disclosure Form to Report Lobbying," in accordance with its instructions.

Submission of this statement is a prerequisite for making or entering into this transaction imposed by section 1352, title 31, U.S. Code. Any person who fails to file the required statement shall be subject to a civil penalty of not less than $11,000 and not more than $110,000 for each such failure.

(2) CERTIFICATION REGARDING DEBARMENT, SUSPENSION, AND OTHER RESPONSIBILITY MATTERS - PRIMARY COVERED TRANSACTIONS

This certification is required by the regulations implementing Executive Order 12549, Debarment and Suspension, 31 C.F.R. Section 19.510 Participants' responsibilities. The regulations were published as part 19 of 31 C.F.R. Copies of the regulations may be obtained by contacting the Board. The inability of a person to provide the certification required below will not necessarily result in denial of participation in this covered transaction. The prospective participant shall submit an explanation of why it cannot provide the certification set out on this form. The certification or explanation will be considered in connection with Board's determination whether to enter into this transaction. However, failure of the prospective primary participant to furnish a certification or an explanation shall disqualify such person from participation in this transaction.

The certification in this clause is a material representation of fact upon which reliance will be placed when the Board determines to enter into this transaction. If it is later determined that the prospective primary participant knowingly rendered an erroneous certification, in addition to other remedies available to the Federal Government, the Board may terminate this transaction for cause.

The terms "covered transaction", "debarred", "suspended", "ineligible", "lower tier covered transaction", "participant", "person", "primary covered transaction", "principal", and "voluntarily excluded", as used in this clause, have the meanings set out in Definitions and Coverage sections of rules implementing Executive Order 12549. You may contact the person to which this proposal is submitted for assistance in obtaining a copy of those regulations.

The prospective primary participant agrees by submitting this form that, should the proposed covered transaction be entered into, it shall not knowingly enter into a lower tier covered transaction with a person who is debarred, suspended, ineligible, or voluntarily excluded from participation in this covered transaction, unless authorized by the department or agency entering into this transaction.

The prospective primary participant further agrees by submitting this form that it will include the clause titled "Certification Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion - Lower Tiered Transactions", provided by the department or agency entering into this covered transaction, without modification, in all lower tier covered transactions and in all solicitations for lower tier covered transactions.

A participant in a covered transaction may rely upon a certification of a prospective participant in a lower tier covered transaction that is not debarred, suspended, ineligible, or voluntarily excluded from the covered transaction, unless it knows that the certification is erroneous.
A participant may decide the method and frequency by which it determines the eligibility of its principals. Each participant may, but is not required to, check the Non-procurement List.

Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render in good faith the certification required by this clause. The knowledge and information of a participant is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

Except for transactions authorized under the regulations, if a participant in a covered transaction knowingly enters into a lower tier covered transaction with a person who is suspended, debarred, ineligible, or voluntarily excluded from participation in this transaction, in addition to other remedies available to the Federal Government, the department or agency may terminate this transaction for cause or default.

(A) The prospective primary participant certifies to the best of its knowledge and belief, that it and its principals:

         (1) are not presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from covered transactions by any Federal department or agency:

         (2) have not within a three year period preceding this proposal been convicted of or had a civil judgment rendered against them for commission of a fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public offense in connection with obtaining, attempting to obtain, or performing a public (Federal, State, or local) transaction or contract under a public transaction, violation of Federal, or State antitrust statutes or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making a false statement, or receiving stolen property,

         (3) are not presently indicted for or otherwise criminally or civilly charged by a Government entity (Federal, State, or local) with commission of any of the offenses enumerated in paragraph A.2. of this certification, and

         (4) have not within a three-year period preceding this application or proposal had one or more public transactions (Federal, State, or local) terminated for cause or default.

(B) Where the prospective primary participant is unable to certify to any of the statements in this certification, such prospective participant shall attach an explanation to this proposal.

                                    EXHIBIT F

                            FORM OF WARRANT AGREEMENT

Filed Separately.

                                    EXHIBIT G

                           FORM OF SECURITY AGREEMENT

Filed Separately.

                                    EXHIBIT H

                      FORM OF COLLATERAL VALUE CERTIFICATE

                  Reference is made to the Loan Agreement dated as of December 30, 2003 among World Airways, Inc. (the "Borrower"); Govco Incorporated, as Primary Tranche A Lender; Citibank, N.A., as Alternate Tranche A Lender, Collateral Agent and Agent; Citicorp USA, Inc., as Tranche B Lender, Citicorp North America, Inc., as Govco Administrative Agent; Phoenix American Financial Services, Inc., as Loan Administrator; and Air Transportation Stabilization Board (as the same may be amended, restated or supplemented or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

                  The undersigned, being the _________________ of Borrower, does hereby certify as of the date hereof, that the Collateral Value is as follows:

Spare Parts

          (Appraised Value based on the Appraisal Report(s) attached hereto as Appendix I)          $[  ]

Less Ineligible Assets, as identified and described on Schedule I hereto
                                                                                                   ($[  ])
----------------------------------------------------------------------------------------------------------

Other Appraised Collateral (other than Spare Parts), if any

         (Appraised Value based on the Appraisal Report(s) attached hereto as Appendix II)          $[  ]

Less Ineligible Assets, as identified and described on Schedule II hereto
                                                                                                   ($[  ])
----------------------------------------------------------------------------------------------------------

Accounts Receivable pursuant to the Air Mobility Command Agreement

         (Book value as of the end of the most recently ended fiscal quarter x 90%:
          $__________________ x .90)
                                                                                                    $[  ]

Less Ineligible Assets, as identified and described on Schedule III hereto
                                                                                                   ($[  ])
----------------------------------------------------------------------------------------------------------

All other Accounts Receivable

         (Book value as of the end of the most recently ended fiscal quarter x 70%:
         $__________________ x .70)                                                                 $[  ]

Less Ineligible Assets, as identified and described on Schedule IV hereto                          ($[  ])
----------------------------------------------------------------------------------------------------------

Total Collateral Value                                                                              $[  ]
----------------------------------------------------------------------------------------------------------

                  In addition, the undersigned hereby certifies as of the date hereof as follows:

                  None of the Collateral included in the calculation of the Collateral Value is subject to any event of loss, damage or other casualty not disclosed in a schedule referenced above.

                                    [AND/OR]

                  To the knowledge of the undersigned, no [other] event has occurred and no [other] condition exists, that has affected, or would reasonably be expected to affect, in a materially adverse way, the value of such Collateral, in any such case, whether insured or not.

                                    [AND/OR]

                  An event has occurred or condition now exists that has affected, or would reasonably be expected to affect, in a materially adverse way, the value of the Collateral identified on Schedule V hereto (as described thereon), in any such case, whether insured or not.

                  [NO VALUE DIFFERENTIAL EXISTS] OR [A VALUE DIFFERENTIAL OF $_______ EXISTS.].

                  The undersigned hereby certifies that all statements made in this Collateral Value Certificate are true and correct as of the date hereof.

                                              WORLD AIRWAYS, INC.

                                              By: ______________________________

                                              Name:
                                              Title:

                                    EXHIBIT I

                          FORM OF SUBSIDIARY GUARANTEE

                              SUBSIDIARY GUARANTEE

                  SUBSIDIARY GUARANTEE, dated as of December 30, 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time, this "Subsidiary Guarantee"), made by World Airways Parts Company, LLC, a Delaware limited liability company (the "Subsidiary Guarantor"), in favor of the Guaranteed Parties (as defined below).

                  All capitalized terms used herein and not otherwise defined herein shall have the meanings provided for such terms in the Loan Agreement, dated as of December 30, 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") among World Airways, Inc., a Delaware corporation, as Borrower; Govco Incorporated, a Delaware corporation, as Primary Tranche A Lender; Citibank, N.A. as Alternate Tranche A Lender, Collateral Agent and Agent; Citicorp USA, Inc. as Tranche B Lender; Citicorp North America, Inc. as Govco Administrative Agent; Phoenix American Financial Services, Inc., as Loan Administrator; and Air Transportation Stabilization Board, created pursuant to Section 102 of the Act (as defined therein) (the "Board").

                                   WITNESSETH:

                  WHEREAS, the Obligors, the Lenders, the Govco Administrative Agent, the Loan Administrator, the Agent and the Board have entered into the Loan Agreement, pursuant to which the Lenders have made available the Borrowing to the Borrower; and

                  WHEREAS, in order to induce the Lenders and the Govco Administrative Agent to enter into the Loan Agreement and the Board to guarantee the Loan, the Subsidiary Guarantor is willing to execute and deliver this Subsidiary Guarantee.

                  NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subsidiary Guarantor hereby agrees as follows:

         SECTION 1. Guarantee. (a) The Subsidiary Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all (i) Obligations of the Borrower to the Agent, the Lenders, the Supplemental Guarantor, the Govco Administrative Agent, the Loan Administrator or the Board (together with their respective permitted successors and assigns, each individually, a "Guaranteed Party" and collectively, the "Guaranteed Parties") arising under or in respect of the Loan Documents or the Notes (collectively, the "Agreements") now or hereafter existing or arising, whether for principal, interest, fees, expenses or otherwise, including for amounts owed to the Board or any of its permitted successors and assigns as a result of a payment under the Board Guarantee, and
(ii) any and all expenses (including reasonable counsel fees and expenses) actually incurred by any Guaranteed Party in enforcing any rights under this Subsidiary Guarantee (all of the foregoing, collectively, the "Guaranteed Obligations"). It is the intention of the parties hereto that in no event shall the Subsidiary Guarantor's obligations under this Subsidiary Guarantee constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction. Therefore, in the event that this Subsidiary Guarantee would, but for the preceding sentence, constitute or result in such violation, then the liability of the Subsidiary Guarantor under this Subsidiary Guarantee shall be reduced to the maximum amount permissible under the applicable fraudulent conveyance or similar laws. The Subsidiary Guarantor agrees that in the event that any payment shall be required to be made by it under this Subsidiary Guarantee and by the Parent pursuant to the Parent Guarantee or any other Subsidiary pursuant to other Subsidiary Guarantees (as applicable), it will contribute, to the maximum extent permitted by applicable fraudulent conveyance or similar laws, in order that such contribution will not result in a fraudulent transfer or conveyance, such amount to the Parent and/or such other Subsidiaries so as to maximize the aggregate amount paid to the Agent, the Lenders and the Board under this Subsidiary Guarantee, the Parent Guarantee and the Notes. Any and all payments by the Subsidiary Guarantor hereunder shall be made free and clear of and without deduction for any set-off or counterclaim, or Taxes as and to the extent provided in Section 2.12 of the Loan Agreement as if each reference to the "Borrower" therein were a reference to the Subsidiary Guarantor.

                  (b) The Subsidiary Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Agent as agent for the Guaranteed Parties whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section
7.1 of the Loan Agreement or otherwise, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Agent as agent for the Guaranteed Parties, or to its order, on demand, in lawful money of the United States.

         SECTION 2. Guarantee Continuing and Absolute. (d) The Subsidiary Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Agreements, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the obligations of the Borrower or the rights of the Agent or any Guaranteed Party with respect thereto. This is a continuing guarantee of payment and not of collection, and the liability of the Subsidiary Guarantor under this Subsidiary Guarantee shall be absolute and unconditional, in accordance with the terms hereof and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (whether taking place or occurring with or without notice to or the consent of the Subsidiary Guarantor which notice is hereby waived by the Subsidiary Guarantor), including, without limitation: (i) any lack of validity or enforceability of the Agreements or any other agreement or instrument relating to the Agreements; (ii) any change in the time, place or manner of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to, or any departure from, the Agreements, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower; (iii) any taking, any exchange, release or non-perfection of any collateral, or any taking, release, or amendment or waiver of, or consent to, departure from any other guarantee, for all or any of the Guaranteed Obligations or any failure by the Agent or any of the Guaranteed Parties to take any steps to preserve or perfect its rights to or in any collateral securing the obligations of the Borrower under the Agreements or the Subsidiary Guarantor hereunder; (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any part of the Guaranteed Obligations or any other assets of the Obligors, or any of their Subsidiaries; (v) any change, restructuring or termination of the corporate structure or existence of the Subsidiary Guarantor, the Obligors, or any of their respective Subsidiaries;
(vi) the voluntary or involuntary liquidation, sale or other disposition of all or any portion of the assets of the Obligors, or the receivership, insolvency, bankruptcy, reorganization or similar proceeding affecting the Obligors or any of their assets; (vii) any termination of or change in any relationship between the Subsidiary Guarantor and the Borrower or Parent; (viii) any change of circumstances, whether or not foreseeable and whether or not such change does or might vary the risk of the Subsidiary Guarantor hereunder; (ix) any exercise, delay in the exercise or waiver of, forbearance or other indulgence with respect to, or any election not to, or failure to, exercise, any right, remedy or power available to the Agent or any of the Guaranteed Parties hereunder or under any of the Agreements; or (x) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower, Parent or the Subsidiary Guarantor.

                  (b) This Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent and the Guaranteed Parties for any reason including upon the insolvency, bankruptcy or reorganization of the Borrower, Parent or the Subsidiary Guarantor or otherwise, all as though such payment had not been made and the Subsidiary Guarantor agrees to indemnify the Agent and each Guaranteed Party for all costs and expenses incurred by the Agent or the Guaranteed Party in connection with such rescission or return. To the extent permitted by applicable law, the Subsidiary Guarantor hereby expressly waives the benefit of any applicable statute of limitations and agrees that it shall be liable hereunder whenever such rescission or return of payment occurs.

                  (c) The Subsidiary Guarantor further agrees that this is a guarantee of payment and not of collection. The Agent may require payment by the Subsidiary Guarantor and enforce the obligations of the Subsidiary Guarantor hereunder without first being required to enforce any claim against the Borrower or resort to any security or other credit support for the Guaranteed Obligations.

         SECTION 3. Waiver.

                  (a) To the extent permitted by applicable law, the Subsidiary Guarantor hereby waives (i) promptness, diligence, notice of acceptance and, except to the extent expressly provided for under any of the other Loan Documents, any other notice with respect to any of the Guaranteed Obligations and this Subsidiary Guarantee, including any notice of default, demand, dishonor, presentment or protest, (ii) all defenses and discharges of a guarantor or surety, including all defenses based on or arising out of any defense of the Borrower or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Guaranteed Obligations, and (iii) any requirement that the Agent or any Guaranteed Party protect, secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right or take any action against the Borrower, or any other person or entity or any collateral.

                  (b) The Guaranteed Parties may, at their election, foreclose on any security held by them or for their benefit in one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to them against the Borrower or any other guarantor, without affecting or impairing in any way the liability of the Subsidiary Guarantor hereunder except to the extent the Guaranteed Obligations have been fully, finally and indefeasibly paid in cash. The Subsidiary Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Subsidiary Guarantor against the Borrower or any other guarantor, as the case may be, or any security.

         SECTION 4. Subordination of Subrogation. The Subsidiary Guarantor hereby irrevocably agrees to subordinate any Subrogation Rights (as defined below) to the rights of the Agent or any Guaranteed Party to recover from the Borrower all Obligations, including for amounts owed to the Board or any of its permitted successors and assigns as a result of a payment under the Board Guarantee. "Subrogation Rights" shall mean any and all rights of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of the Agent or the Guaranteed Parties or any collateral which any Guaranteed Party or the Agent now has or hereafter acquires in connection with the payment, performance or enforcement of the Subsidiary Guarantor's obligations under this Subsidiary Guarantee, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. To effectuate such subordination, the Subsidiary Guarantor hereby agrees that it shall not be entitled to exercise any Subrogation Rights or to receive any payment by the Borrower in respect of any Guaranteed Obligations until all of the Guaranteed Obligations have been indefeasibly paid in full. If any amount shall be paid to the Subsidiary Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full or any commitment of any Lender under any of the Agreements shall not have been irrevocably terminated, such amount shall be deemed to have been paid to the Subsidiary Guarantor for the benefit of, and held in trust for, the Agent for the benefit of the Guaranteed Parties, and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Agreements and that the subordination set forth in this Section is knowingly made in contemplation of such benefits.

         SECTION 5. Representations and Warranties. The Subsidiary Guarantor represents and warrants that all representations and warranties made with respect to it in the Loan Agreement and each other Loan Document are true and correct.

         SECTION 6. Certain Covenants.

                  (a) Subject to the provisions of the Loan Agreement, the Subsidiary Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of the Borrower and the rights (charter and statutory) and franchises of the Subsidiary Guarantor and the Borrower.

                  (b) The Subsidiary Guarantor shall comply with the terms and conditions of the Agreements applicable to it as if it were a party to the Agreements.

                  (c) The Subsidiary Guarantor shall not consolidate or merge into any other Person or sell, convey, transfer or lease all or substantially all of its assets to any Person unless, if the Subsidiary Guarantor is not the surviving entity, such Person executes an agreement in form and substance satisfactory to the Guaranteed Parties pursuant to which it assumes all of the obligations of the Subsidiary Guarantor under this Subsidiary Guarantee.

         SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Loan Agreement.

         SECTION 8. No Waiver; Remedies Cumulative: Enforcement. (a) No failure or delay on the part of any Guaranteed Party in exercising any right, power or privilege hereunder and no course of dealing between the Subsidiary Guarantor and the Agent or any other Guaranteed Party shall operate as a waiver of any such right, power or privilege; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Guaranteed Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Guaranteed Party would otherwise have on any future occasion. Each and every right, power and remedy of the Agent and Guaranteed Parties provided for in this Subsidiary Guarantee, any document executed in connection with the Agreements, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Agent of any one or more of the rights, powers or remedies provided for in this Subsidiary Guarantee, any other document executed in connection with the Agreements or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Agent of all such other rights, powers or remedies, and no failure or delay on the part of the Agent to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Subsidiary Guarantor in any case shall entitle the Subsidiary Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent to any other or further action in any circumstances without notice or demand.

                  (b) Notwithstanding any other provision hereof to the contrary, each of the parties hereto and the Guaranteed Parties agrees (i) that this Subsidiary Guarantee may be enforced only by the action of the Agent; and
(ii) that the rights and responsibilities of the Agent under this Subsidiary Guarantee with respect to the taking of any action hereunder or the exercise or non-exercise by the Agent of any right, power or remedy hereunder or arising hereunder, including with respect to the enforcement of this Subsidiary Guarantee, may be exercised by the Agent only with the consent of and shall be exercised by the Agent upon the instructions of the Board, or if the Board Guarantee is no longer in effect and all obligations to the Board thereunder and under the Loan Documents have been satisfied in full, the Requisite Lenders, in each case, in accordance with the applicable terms of the Board Guarantee and the Loan Agreement.

                  (c) Any payments made hereunder shall be allocated in accordance with the provisions of the Loan Agreement.

         SECTION 9. Continuing Guarantee; Transfer of Obligations. This Subsidiary Guarantee is a continuing guarantee and shall (i) remain in full force and effect until the indefeasible payment in full of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guarantee, (ii) be binding upon the Subsidiary Guarantor, its successors and assigns, and (iii) inure to the benefit of the Guaranteed Parties and their permitted successors, transferees and assigns and be enforceable by the Agent on their behalf; provided that the Subsidiary Guarantor may not assign or transfer this Subsidiary Guarantee or any of its interests or obligations hereunder. Without limiting the generality of the foregoing clause (iii), the rights of the Guaranteed Parties to assign, and their obligations with respect to assignments of, any of their rights or obligations under the Agreements, including any assignment of or under the Board Guarantee, shall be determined solely in accordance with the applicable terms of the Agreements and the Board Guarantee.

         SECTION 10. Governing Law. This Subsidiary Guarantee and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the law of the State of New York; provided, that the rights and obligations of the Board hereunder shall be governed by, and construed in accordance with, the Federal law of the United States of America, if and to the extent such Federal law is applicable, and otherwise in accordance with the law of the State of New York.

         SECTION 11. Submission to Jurisdiction; Service of Process.

                  (a) Any legal action or proceeding with respect to this Subsidiary Guarantee may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery hereof, the Subsidiary Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (b) The Subsidiary Guarantor hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Subsidiary Guarantee by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Subsidiary Guarantor in accordance with the provisions of Section
7. The Subsidiary Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (c) Nothing contained in this Section 11 shall affect the right of the Agent or any Guaranteed Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Subsidiary Guarantor in any other jurisdiction.

         SECTION 12. Waiver of Trial by Jury. THE SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE EXTENT ALLOWED BY LAW, ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS SUBSIDIARY GUARANTEE OR THE OTHER LOAN DOCUMENTS.

         SECTION 13. Waivers and Amendments. None of the terms or provisions of this Subsidiary Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Subsidiary Guarantor and acknowledged and agreed to by the Agent and the Board, or if the Board Guarantee is no longer in effect and all obligations to the Board thereunder and under the Loan Documents have been satisfied in full, by the Subsidiary Guarantor and acknowledged and agreed to by the Agent, acting on instructions of the Requisite Lenders; provided that any provision of this Subsidiary Guarantee may be waived by a written instrument executed by the Agent and the Board, or if the Board Guarantee is no longer in effect and all obligations to the Board thereunder and under the Loan Documents have been satisfied in full, the Agent, acting on instructions of the Requisite Lenders. Any such amendment, supplement, modification or waiver shall be binding upon the Subsidiary Guarantor, the Agent and all future holders of the Guaranteed Obligations.

         SECTION 14. Severability. In case any provision in or obligation under this Subsidiary Guarantee or the Guaranteed Obligations shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations in such jurisdiction, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 15. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Agent, the Board and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, but subject to Section 10.5 of the Loan Agreement, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such party to or for the credit or the account of the Subsidiary Guarantor against any or all of the obligations of the Subsidiary Guarantor now or hereafter existing under this Subsidiary Guarantee and the other Loan Documents held by such party, irrespective of whether or not such party shall have made any demand under this Subsidiary Guarantee or any other Loan Document and although such obligations may be unmatured. The rights of each such party under this Section 15 are in addition to other rights and remedies (including other rights of setoff) which such party may have.

         SECTION 16. Further Assurances. The Subsidiary Guarantor shall from time to time, at its own cost and expense, do and perform such other and further acts and duly execute and delivery such further documents and assurances as may be required by applicable laws or reasonably requested by the Board or the Agent to establish, maintain and protect the respective rights and remedies of each such party and to carry out the intent and purpose of this Subsidiary Guarantee or any other Loan Document.

         SECTION 17. Rules of Interpretation. The rules of interpretation specified in the Loan Agreement shall be applicable to this Subsidiary Guarantee.

         SECTION 18. Counterparts. This Subsidiary Guarantee may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Subsidiary Guarantee by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

                  (Remainder of page intentionally left blank)

                  IN WITNESS WHEREOF, the Subsidiary Guarantor has duly executed this Subsidiary Guarantee as of the day and year first above written.

                                              WORLD AIRWAYS PARTS COMPANY, LLC

                                              By:_______________________________
                                                 Name:
                                                 Title:

Accepted:

AIR TRANSPORTATION STABILIZATION
BOARD

By: ___________________________________
    Name:
    Title:

CITIBANK, N.A., as Agent

By: ___________________________________
    Name:
    Title:

                                    EXHIBIT J

                      FORM OF REGISTRATION RIGHTS AGREEMENT

Filed Separately.

                                    EXHIBIT K

                          FORM OF OFFICER'S CERTIFICATE

                  I, ______________, certify that I am the duly elected, qualified and acting [title] of [World Airways, Inc.] [Parent] (the "Company"), and that, as such, I am authorized to execute and deliver this Officer's Certificate on behalf of the Company. This Officer's Certificate is being delivered pursuant to Section 5.1(b)(iii) of that certain Loan Agreement, dated as of December 30, 2003 (the "Loan Agreement"), among World Airways, Inc., a Delaware corporation , as Borrower; Govco Incorporated, a Delaware corporation, as Primary Tranche A Lender; Citibank, N.A. as Alternate Tranche A Lender, Collateral Agent and Agent; Citicorp USA, Inc., as Tranche B Lender, Citicorp North America, Inc. as Govco Administrative Agent; Phoenix American Financial Services, Inc., as Loan Administrator; and Air Transportation Stabilization Board. Capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the Loan Agreement.

                  I hereby further certify in my capacity as [title] of the Company and as of the date hereof that:

                  1. Exhibit I attached hereto demonstrates, in reasonable detail, the Company's [compliance] [non-compliance] with the financial covenants set forth in Sections 6.3 and 6.4 of the Loan Agreement.

                  2. I have reviewed the terms of the Loan Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Company during the accounting period covered by the financial statements delivered herewith and that such review has [not disclosed the existence during or at the end of such accounting period, and I do not have any knowledge of the existence as of the date hereof, of any condition or event that constitutes an Event of Default or Default] [disclosed a condition or event that constitutes an Event of Default or Default.
Exhibit II hereto contains a description in reasonable detail of the nature of the Event of Default or Default and an explanation of the actions that the Company has taken, is currently taking, and/or proposes to take with respect to such Event of Default or Default].

                  3. [No changes] [The following change(s)] in GAAP or the application thereof has occurred since the date of delivery of the most recent financial statements of the Company pursuant to Sections 5.1(b)(i) and (ii) of the Loan Agreement.

                  [Explanation of GAAP change, if applicable]

                  IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the ____ day of ______, 200_.

                                              __________________________________
                                              Name:
                                              Title:

                                    EXHIBIT L

                       FORM OF COLLATERAL ACCESS AGREEMENT

                           COLLATERAL ACCESS AGREEMENT

         WHEREAS, [LANDLORD], a [STATE] [ENTITY TYPE] (hereinafter "Landlord") is the Landlord and [TENANT], a [STATE] [ENTITY TYPE], is the tenant (hereinafter the "Tenant") pursuant to a lease dated _______________________ (together with any modifications, supplements, renewals and amendments, hereinafter the "Lease") covering a portion or all of the real property located at [ADDRESS] (hereinafter the "Property"); and

         WHEREAS, Tenant, the lenders signatory thereto (the "Lenders") and [COLLATERAL AGENT], as agent for itself and the Lenders ("Collateral Agent") have entered into certain financing agreements, pursuant to which the Lenders have made and will make certain loans (together with any modifications, refinancing, replacements, supplements, renewals and amendments, hereinafter the "Loan") to be secured by a security interest in personal property of Tenant or its affiliates which is or may be located on the Property (the "Personal Property").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Landlord and Collateral Agent hereby covenant and agree as follows:

         1. Landlord acknowledges that (i) the Lease is in full force and effect and constitutes the legal, valid and binding obligation of Landlord enforceable against Landlord in accordance with its terms, (ii) this Agreement constitutes the legal, valid and binding obligation of Landlord enforceable against Landlord in accordance with its terms, and (iii) Landlord is not aware of any existing default under the Lease.

         2. Landlord waives any lien, interest, claim, right or title in the Personal Property, which Landlord now has or may hereafter acquire, whether by statute, agreement or otherwise, and agrees that the Personal Property is and shall remain personal property and shall not constitute fixtures, notwithstanding any attachment to real property or any other applicable law or doctrine relating to fixtures.

         3. Landlord agrees to give Collateral Agent notice of Tenant default under the Lease and Collateral Agent shall have the same grace or cure period (the "Notice Period") afforded to Tenant thereunder. During the Notice Period, Collateral Agent shall have the right, without the obligation, to cure any event of default under the Lease. Any of the foregoing done by Collateral Agent shall be effective to cure an event of default as if the same had been done by Tenant and shall not be deemed an assumption of the Lease or any of Tenant's obligations thereunder by Collateral Agent. Landlord agrees that Collateral Agent shall not have any obligations to Landlord under the Lease or otherwise or any obligation to assume the Lease or any obligations thereunder.

         4. (a) Upon the occurrence and during the continuation of an Event of Default with respect to the Loan, each of Landlord and Tenant hereby agree that Collateral Agent or its designee may enter upon the Property to do any or all of the following with respect to the Personal Property: assemble, have appraised, display, sever, remove, maintain, prepare for sale or lease, advertise, inspect, repair, lease, transfer and/or sell (at public auction or private sale). Landlord agrees not to restrict or otherwise interfere with access to, or use of, the Property by Collateral Agent or any other person for the foregoing purposes; provided, however, that all such utilization is in compliance with the terms and provisions of the Lease. Tenant warrants that any and all costs, damages or expenses incurred or paid by Landlord as a result of the exercise by or on behalf of the Collateral Agent of the rights granted hereby shall be subject to the indemnification responsibilities of Tenant pursuant to the Lease and that such act(s) by the Collateral Agent are covered by the General Liability Insurance required of Tenant pursuant to the Lease and verified by the certificate of insurance and verification of coverage attached hereto as EXHIBIT "A" and incorporated herein by reference.

                  (b) If Tenant defaults on its obligations under the Loan, and, as a result thereof, Collateral Agent undertakes to enforce its security interest in the personal property, Landlord will permit Collateral Agent to remain on the Property for ninety (90) days after the Lease is terminated, or the Property is repossessed by Landlord, or to, within such ninety (90) day period, remove the Personal Property from the Property, provided Collateral Agent pays all rent payments due under the Lease (holdover rate shall not apply) for such entire ninety (90) day period (and such extended period as may result from any process, injunction bankruptcy or insolvencies, as set forth below) to the extent not paid by Tenant and provided further that such access and utilization is subject, in all respects, to the terms and provisions of the Lease; provided, however, if Collateral Agent is prohibited by any process or injunction issued by any court, or by reason of any bankruptcy or insolvency proceeding involving Tenant, from enforcing its security interest in the Personal Property, such ninety (90) day period shall commence upon termination of such prohibition. The possession and utilization of the Property by Collateral Agent under this subparagraph 4(b) shall be covered by the indemnification and hold harmless in subparagraph 4(a) hereof.

         5. Collateral Agent may extend the amounts, times or manner of payment of any obligations of Tenant to Collateral Agent or otherwise amend, modify, supplement or waive any of the terms and conditions or any agreement respecting same, all without the consent of, or notice to, Landlord.

         6. All requests, notices or service provided for or permitted to be given or made pursuant to this Agreement shall be deemed to have been properly given or made by depositing same in the United States Mail, postage prepaid and registered or certified return receipt requested and addressed to the addressees set forth below, or to such other addressees as may from time to time be specified in writing by either party to the other:

If to Landlord:                               If to Collateral Agent:

[ADDRESS]                                     [ADDRESS]

Attn:_______________________________          Attn:_____________________________
Fax No.: ___________________________          Fax No.:__________________________

All requests, notices or service shall be effective upon being deposited in the United States Mail; however, the time period in which any response to any notice or service must be made shall commence from the date of receipt of the request, notice or service by the addressee.

         7. This Agreement is binding upon and inures to the benefit of Landlord and Collateral Agent and their respective successors and assigns, and to no other person or entities. Landlord agrees that Collateral Agent may, upon delivery of written notice to Landlord, assign all of Collateral Agent's interest in this Agreement to any entity which purchases or refinances the Loan, and that such assignee of Collateral Agent shall have all of Collateral Agent's rights and privileges, and shall be bound by Collateral Agent's obligations, under this Agreement. This Agreement shall become effective on the date it is fully executed and acknowledged by both Landlord and Collateral Agent. Any amendment of this Agreement shall be in writing and signed by Collateral Agent (or its successor or assignee) and Landlord.

         8. This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

         9. This Agreement shall be governed by and construed in accordance with the laws of the STATE OF __________________________.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Landlord, Tenant and Collateral Agent have caused this Agreement to be executed by their duly authorized officers and representatives effective as of this ___ day of_______________________ ,______ .

                                      LANDLORD:

                                      [LANDLORD]

                                      By:_______________________________________
                                      Printed Name:_____________________________
                                      Title:____________________________________

                                      COLLATERAL AGENT:

                                      [COLLATERAL AGENT]

                                      By:_______________________________________
                                      Printed Name:_____________________________
                                      Title:____________________________________

                                      TENANT:

                                      [TENANT]

                                      By:_______________________________________
                                      Printed Name:_____________________________
                                      Title:____________________________________

                                    EXHIBIT M

                         FORM OF INDENTURE FOR NEW NOTES

Filed Separately.

                                      M-1